UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. 3)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PRA INTERNATIONAL
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of PRA International (“PRA common stock”)

(2)	Aggregate number of securities to which transaction applies:

24,780,237 shares of PRA common stock 3,572,378 options to purchase shares of PRA common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The filing fee was calculated based on the sum of (1) an aggregate cash payment of $755,797,228.50 for the proposed per share cash payment of $30.50 for 24,780,237 outstanding shares of PRA common stock and (2) an aggregate cash payment of $40,600,469 expected to be paid upon the cancellation of outstanding options having an exercise price of less than $30.50 (the sum of (1) and (2), the “Total Consideration”). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the filing fee was determined by multiplying 0.0000307 by the Total Consideration.

(4)	Proposed maximum aggregate value of transaction:

$796,397,697.50

(5)	Total fee paid:

$24,449.41

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO COMPLETION, NOVEMBER 7, 2007

PRA INTERNATIONAL
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

[ • ], 2007

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of PRA International, or PRA, to be held at [ • ]  a.m., Eastern Time, on [ • ], at [ • ]. The attached notice of the special meeting and proxy statement provide information regarding the matters to be acted on at the special meeting, including at any adjournment or postponement thereof.

At the special meeting you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 24, 2007, referred to as the merger agreement, among GG Holdings I, Inc., referred to as Parent, GG Merger Sub I, Inc., referred to as Merger Sub, and PRA. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement. Under the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into PRA, with PRA being the surviving corporation. Both Parent and Merger Sub are Delaware corporations formed in connection with the execution of the merger agreement. At the time of consummation of the merger, two affiliated private equity funds, Genstar Capital Partners V, L.P. and Genstar Capital Partners IV, L.P., referred to as Genstar V and Genstar IV, respectively, and sometimes referred to together as Genstar, will own a substantial majority of the equity of, and will control, Parent. If the merger is completed, PRA will continue its operations as a privately held company owned by Parent, and as a result of the merger, shares of PRA common stock will no longer be quoted on the NASDAQ Global Select Market.

If PRA’s stockholders adopt the merger agreement and the merger is completed, each share of PRA common stock (other than treasury shares, shares held by Parent or Merger Sub and shares held by PRA stockholders who properly exercise and perfect their appraisal rights under Delaware law with respect to the merger) will be converted into the right to receive $30.50 in cash, without interest and less any applicable withholding taxes.

The PRA board of directors established a special committee, consisting of two directors each determined by the PRA board of directors to be disinterested with regard to the proposed transaction, to evaluate, explore, negotiate and make recommendations to the PRA board of directors regarding the sale of PRA. The special committee has unanimously determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, PRA and PRA’s stockholders and recommended that the board of directors approve the merger agreement, the merger and the other transactions contemplated thereby.

On July 24, 2007, the PRA board of directors, after considering factors including the unanimous determination and recommendation of the special committee, (1) determined that the merger, the terms thereof and the related transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, PRA and PRA’s stockholders, (2) declared advisable and approved the merger agreement, the merger and the other transactions contemplated thereby and (3) resolved to recommend adoption of the merger agreement by the PRA stockholders.

The PRA board of directors recommends that you vote FOR the adoption of the merger agreement and FOR any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the adoption of the merger agreement in the event that there are not sufficient votes represented at the special meeting to adopt the merger agreement.

The accompanying proxy statement provides you with detailed information about the merger and the special meeting. We encourage you to read the entire document carefully. You also may obtain more information about PRA from documents we have filed with the Securities and Exchange Commission.

Regardless of the number of shares you own, your vote is very important.  The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of PRA common stock entitled to vote thereon. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card in the accompanying reply envelope, or submit your proxy by telephone or the Internet as directed on your proxy card, as promptly as possible.

If you have any questions or need assistance voting your shares, please call The Altman Group, our proxy solicitation agent, toll-free at 1-800-314-9816.

Thank you for your cooperation and continued support.

Very truly yours,	Sincerely,

ARMIN M. KESSLER	MELVIN D. BOOTH
Chairman of the Special Committee	Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the enclosed documents. Any representation to the contrary is a criminal offense.

The proxy statement is dated [ • ], 2007, and is first being mailed to stockholders on or about [ • ], 2007.

PRA INTERNATIONAL
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [ • ]

Dear Stockholder:

You are invited to attend a special meeting of the stockholders of PRA International, a Delaware corporation, or PRA, to be held [ • ] a.m., Eastern Time, on [ • ], at [ • ].

Only holders of shares of PRA common stock of record at the close of business on [ • ], are entitled to notice of and to vote at this special meeting or any adjournments or postponements that may take place. At the meeting, you will be asked to:

•	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 24, 2007, referred to as the merger agreement, by and among PRA, GG Holdings I, Inc., a Delaware corporation, referred to as Parent, and GG Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, referred to as Merger Sub, as it may be amended from time to time;

•	the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the meeting to adopt the merger agreement; and

•	such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

A list of PRA stockholders will be available at our principal offices at 12120 Sunset Hills Road, Suite 600, Reston, Virginia, during ordinary business hours for the ten days immediately prior to the special meeting.

The PRA board of directors, upon unanimous recommendation of the special committee of the board, has approved and recommends that you vote FOR the adoption of the merger agreement and FOR any proposal to adjourn the special meeting to a later date to solicit additional proxies in favor of the adoption of the merger agreement in the event that there are not sufficient votes represented at the special meeting to adopt the merger agreement.

Regardless of the number of shares that you own, your vote is very important. The affirmative vote of the holders of a majority of the outstanding shares of PRA common stock entitled to vote at a meeting of stockholders is required to adopt the merger agreement. The adjournment proposal requires the affirmative vote of a majority of the shares of PRA common stock present at the special meeting and entitled to vote thereon. Even if you plan to attend the special meeting, we request that you submit your proxy in one of the following ways:

•	use the toll-free number shown on your proxy card;

•	use the Internet website shown on your proxy card; or

•	complete, sign, date and return the enclosed proxy card at your first opportunity.

If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote against the adoption of the merger agreement but will not affect the outcome of the vote regarding the adjournment proposal.

Returning the proxy card or submitting your vote using the telephone or Internet will not deprive you of your right to attend the special meeting and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name or present a copy of a brokerage statement reflecting stock ownership as of the record date.

If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards through one of the methods described above. If you submit your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and approval of any adjournment of the special meeting referred to above.

Under the General Corporation Law of the State of Delaware, holders of PRA common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if such stockholders comply with all applicable requirements of Delaware law. In order to properly exercise and perfect appraisal rights, stockholders must give written demand for appraisal of their shares before the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provisions is included as Appendix C to the accompanying proxy statement, and a summary of these provisions can be found under “DISSENTERS’ APPRAISAL RIGHTS” in the accompanying proxy statement.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

If you have any questions or need assistance in voting your shares, please call The Altman Group, our proxy solicitation agent, toll-free at 1-800-314-9816.

The merger agreement and the merger are described in the accompanying proxy statement. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement. We urge you to read the entire proxy statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS,

William M. Walsh, III
Secretary

[ • ], 2007

i

ii

SUMMARY TERM SHEET

This “Summary Term Sheet,” together with the “Questions and Answers About the Special Meeting and the Merger,” summarizes the material information in the proxy statement. However, they may not contain all of the information that may be important to your consideration of the proposed merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about PRA. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “WHERE YOU CAN FIND ADDITIONAL INFORMATION” beginning on page 89.

The Parties to the Merger.

•	PRA International, a Delaware corporation headquartered in Reston, Virginia, is a global contract research organization, or CRO, with approximately 2,800 employees working from 24 offices located in North America, Europe, Africa, South America, Australia, and Asia. References to “PRA,” the “Company,” “we,” “our,” or “us” in this proxy statement refer to PRA International and its subsidiaries, unless otherwise indicated by context.

•	GG Holdings I, Inc., a Delaware corporation, referred to as Parent, was formed solely for the purpose of effecting the merger (as described below) and the transactions related to the merger and has not engaged in any business except in furtherance of this purpose. At the time of consummation of the merger, two affiliated private equity funds, Genstar Capital Partners V, L.P. and Genstar Capital Partners IV, L.P., referred to as Genstar V and Genstar IV, respectively, and sometimes referred to together as Genstar, will own a substantial majority of the equity of, and will control, Parent. The remainder of the equity interests of Parent will be owned by (i) Caisse de dépôt et placement du Québec, or CDPQ, an institution which is providing a portion of the debt financing to Parent in connection with the merger, (ii) Stargen IV, L.P. and Stargen V, L.P., two limited partnerships that are affiliates of Genstar and (iii) potentially institutional and other investors, including PRA employees. If the merger is completed, Parent will own all of the outstanding capital stock of PRA and PRA will no longer be a publicly-traded company. Jean-Pierre L. Conte and Robert J. Weltman are directors of PRA and also are members of the limited liability companies that control Genstar V and Genstar IV. Mr. Conte is President and a director of Parent. Mr. Weltman is Vice President and a director of Parent. Messrs. Conte and Weltman are the only officers and directors of Parent.

•	GG Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, referred to as Merger Sub, was formed solely for the purpose of effecting the merger. Merger Sub has not engaged in any business except in furtherance of this purpose. Mr. Conte is President and a director of Merger Sub. Mr. Weltman is Vice President and a director of Merger Sub. Messrs. Conte and Weltman are the only officers and directors of Merger Sub.

See “THE PARTIES TO THE MERGER” beginning on page 53.

The Merger.

You are being asked to vote to adopt the Agreement and Plan of Merger, dated as of July 24, 2007, among Parent, Merger Sub and PRA, referred to as the merger agreement, pursuant to which Merger Sub will merge with and into PRA, with PRA continuing as the surviving corporation in the merger, sometimes referred to as the surviving corporation. The surviving corporation will continue to do business under the name “PRA International” following the merger and will be a wholly owned subsidiary of Parent. As a result of the merger, PRA will cease to be a publicly traded company. See “THE MERGER AGREEMENT” beginning on page 59. A copy of the merger agreement is attached as Appendix A to this proxy statement. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

Merger Consideration.

If the merger is completed, you will be entitled to receive $30.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of PRA that you own (unless you choose to be a dissenting stockholder by exercising and perfecting your appraisal rights under Delaware law with respect to the merger). If there is no exercise of appraisal rights (and no rolling of shares or options), the total cash consideration paid if the merger is completed would be approximately $796,770,125.50. See “THE MERGER AGREEMENT — Merger Consideration” and “DISSENTERS’ APPRAISAL RIGHTS” beginning on pages 59 and 85, respectively.

Treatment of Stock Options

At the merger effective time:

•	each outstanding option to acquire PRA common stock will become fully vested and immediately exercisable and will be cancelled and converted into a right to receive a cash payment of an amount equal to (1) the excess, if any, of $30.50 over the exercise price per share of the common stock subject to the option, multiplied by (2) the number of shares of common stock subject to the option, without interest and less any applicable withholding taxes; and

•	each right to receive PRA common stock or benefits measured by the value of a number of shares of PRA common stock will become fully vested and free of any restrictions and will be cancelled and converted into a right to receive a cash payment of an amount equal to $30.50 for each share of PRA common stock subject to the award, without interest and less any applicable withholding taxes.

See “THE MERGER AGREEMENT — Treatment of Stock Options” on page 60.

Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Terrance J. Bieker, chief executive officer of PRA, the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. The opportunity to exchange shares of PRA common stock for, or options to purchase shares of, Parent common stock is intended to provide an equity-based incentive and retention benefit with respect to future operations of Parent and its subsidiaries. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

Record Date and Voting.

You are entitled to vote at the special meeting if you owned shares of PRA common stock at the close of business on [ • ] , the record date for the special meeting. Each outstanding share of our common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for approval at the special meeting and any adjournment thereof. As of the record date, there were [ • ] shares of PRA common stock entitled to be voted at the special meeting. See “THE SPECIAL MEETING OF STOCKHOLDERS — Record Date” and “— Voting Rights; Quorum; Vote Required for Approval,” beginning on page 56.

Stockholder Vote Required to Adopt the Merger Agreement.

You are being asked to consider and vote upon a proposal to adopt the merger agreement. For us to complete the merger, stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote thereon must vote FOR the adoption of the merger agreement. An affirmative vote of a majority of the unaffiliated security holders is not necessary to complete the merger. If all of the affiliated security holders vote their shares in favor of the proposal to adopt the merger agreement only [ • ]% of the unaffiliated security holders would need to vote for such proposal in order for us to complete the merger. If your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares are referred to as broker non-votes. Abstentions and broker non-votes will have the effect of a vote against adoption of the merger agreement. See “THE SPECIAL MEETING OF STOCKHOLDERS — Voting Rights; Quorum; Vote Required for Approval” beginning on page 56.

Voting Information.

Before voting your shares of PRA common stock, we encourage you to read this proxy statement in its entirety, including its appendices and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your shares can be voted at the special meeting, please complete, sign, date and return the enclosed proxy card (which requires no postage if mailed in the United States), or submit your vote via the Internet or by telephone as soon as possible. If a broker holds your shares in “street name,” your broker should provide you with instructions on how to record your vote. See “THE SPECIAL MEETING OF STOCKHOLDERS — Voting and Revocation of Proxies” beginning on page 57.

Recommendations of the Special Committee and the Board of Directors.

To comply with the requirements of Rule 13e-3 under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, our board of directors and the special committee are required to make certain statements as to, among other matters, their belief as to the fairness of the merger to our unaffiliated stockholders. The requirements of Rule 13e-3 under the Exchange Act apply to the merger because Parent and Merger Sub are engaged in a “going private” transaction under the applicable rules. The special committee unanimously determined that the merger is advisable and fair to and in the best interests of PRA’s unaffiliated stockholders, and unanimously recommended that our board of directors approve and adopt the merger agreement and the transactions contemplated by the merger agreement. Based in part on the unanimous recommendation of the special committee, our board of directors determined that the merger is advisable and fair to and in the best interests of PRA’s unaffiliated stockholders, and approved and adopted the merger agreement and the transactions contemplated by the merger agreement. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

See “SPECIAL FACTORS — Recommendations of the Special Committee and Board of Directors; Reasons for Approval of the Merger” beginning on page 18.

Position of the Genstar Filers as to Fairness

Under SEC rules, Parent, Merger Sub, Genstar III, Genstar IV, Genstar V, Stargen IV, Stargen V, Mr. Conte and Mr. Weltman, who we sometimes refer to collectively as the “Genstar Filers,” are required to make certain statements as to, among other things, their belief as to the fairness of the merger to our unaffiliated stockholders. The Genstar Filers are making statements included below and under “SPECIAL FACTORS — Position of the Genstar Filers as to Fairness” beginning on page 31 solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Genstar Filers believe that the proposed merger is substantively and procedurally fair to PRA’s unaffiliated stockholders. However, the Genstar Filers have not undertaken any formal evaluation of the fairness of the merger to PRA’s unaffiliated stockholders or engaged a financial advisor for such purpose. See “SPECIAL FACTORS — Position of the Genstar Filers as to Fairness” beginning on page 31.

Financing of the Merger

Sources of Financing.  Parent estimates that the total amount of funds necessary to consummate the merger and related transactions, including the new financing arrangements, the refinancing of certain existing indebtedness and the payment of customary fees and expenses in connection with the proposed merger and financing arrangements, will be approximately $816 million, which Parent expects will be funded by a new credit facility, subordinated notes and equity financing. Funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters pursuant to which the financing will be provided. See ‘‘SPECIAL FACTORS — Financing”

beginning on page 35. The following arrangements are in place to provide the necessary financing for the merger, including the payment of related transaction costs, charges, fees and expenses:

•	Equity Financing. Parent has received an equity commitment letter from Genstar V to provide approximately $391 million of equity financing. Of the total equity financing, it is expected that Genstar IV will provide approximately $50 million and Stargen IV and Stargen V will provide approximately $10 million. Parent has invited certain other investors including CDPQ, an institution which is providing a portion of the debt financing to Parent in connection with the merger, to make minority investments in Parent for up to an aggregate amount of $65 million, however, no agreement has been reached with such potential investors at this time. It is expected that CDPQ will provide $40 million of the equity required to finance the merger. To the extent those or other potential investors do not invest in Parent, Genstar V will provide such equity financing. Upon consummation of the merger, Genstar will own a substantial majority of, and will control, Parent; and

•	Senior Secured Debt Financing. Parent has received a debt commitment letter from UBS Loan Finance LLC, UBS Securities LLC and Jefferies Finance LLC to provide up to $295 million of senior secured credit facilities. It is contemplated that such senior secured credit facilities will consist of: (i) a seven-year US dollar denominated senior secured term loan of up to $70 million made to PRA, (ii) a seven-year US dollar denominated “last-out” senior secured term loan of up to $85 million made to PRA, (iii) a seven-year US dollar denominated senior secured term loan of up to $40 million made to Pharmaceutical Research Associates Group BV, a Netherlands corporation and an indirect wholly-owned subsidiary of PRA sometimes referred to herein as the “Dutch borrower”, (iv) a seven-year Euro denominated senior secured term loan of up to the Euro equivalent of $60 million (approximately €45 million) made to the Dutch borrower, (v) a six-year US Dollar denominated senior secured revolving credit facility of up to $30 million made to PRA and (vi) a six-year Euro denominated senior secured revolving credit facility of up to the Euro equivalent of $10 million (approximately €7.5 million) made to the Dutch borrower.

•	CDPQ, as initial purchaser, has committed to purchase up to $170 million of unsecured senior subordinated notes.

The merger agreement provides that Parent and Merger Sub will, and will cause their affiliates to use commercially reasonable efforts to, arrange and obtain the financing on the terms and conditions contained in the financing commitments they provided to PRA before the merger agreement was signed. The merger agreement also provides that PRA will reasonably cooperate with the arrangement of financing as requested by Parent. See “THE MERGER AGREEMENT — Commercially Reasonable Efforts; Financing” beginning on page 67.

Share Ownership of PRA Directors and Officers.

As of [ • ], the record date, the directors and executive officers of PRA held and are entitled to vote, in the aggregate, shares of PRA common stock representing less than [ • ]% of the outstanding shares of PRA common stock. The directors and executive officers have informed PRA that they currently intend to vote all of their shares of PRA common stock FOR the adoption of the merger agreement and FOR the adjournment proposal, if necessary. See “THE SPECIAL MEETING OF STOCKHOLDERS — Record Date” and “— Voting Rights; Quorum; Vote Required for Approval” beginning on page 56. Two of our directors, Jean-Pierre L. Conte and Robert J. Weltman, are associated with Genstar Capital Partners III, L.P., referred to as Genstar III, and Stargen III, L.P., referred to as Stargen III, which collectively own approximately 12.6% of the outstanding shares of PRA common stock. Mr. Conte is a managing member of the limited liability company which controls Genstar III and Stargen III. Mr. Weltman is an employee of an affiliate of Genstar III and Stargen III. Genstar III and Stargen III have agreed to vote their shares for the adoption of the merger agreement subject to their agreement to vote for a superior proposal (as described under “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64) if such superior proposal is recommended by the board of directors or the special committee. See “SPECIAL FACTORS — Recommendations of the Special Committee and Board of Directors; Reasons for Approval of the Merger” and “— Voting Agreement” beginning on pages 18 and 44 respectively. A copy of the Voting Agreement is also attached hereto as Appendix D. Another member of our board of directors, Gregory P. Spivy, is a partner of Value Act Capital, an affiliate of Value Act Capital Master Fund, L.P. and Value Act Capital Master Fund III, L.P. which together own shares representing an aggregate of approximately 18.5% of the outstanding shares of PRA common stock. Such director has informed the Company that such funds intend to vote all of their shares of PRA common stock for the adoption of the merger agreement and for the adjournment proposal.

Opinion of the Special Committee’s Financial Advisor.

On July 24, 2007, Credit Suisse Securities (USA) LLC, referred to as Credit Suisse, rendered its oral opinion to the special committee (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of July 24, 2007, the merger consideration to be received by the holders of shares of PRA’s common stock in the merger was fair, from a financial point of view, to such stockholders (other than Parent, Merger Sub, members of our management that will retain or acquire a direct or indirect equity interest in the Company following the merger, and their respective affiliates, referred to collectively as the Excluded Stockholders). We will pay Credit Suisse a fee currently estimated to be approximately $10,485,000 for its services as financial advisor to the special committee in connection with the merger, $200,000 of which was paid as a retainer, $550,000 of which became payable upon the delivery of its opinion and $9,735,000 of which is contingent upon the consummation of the merger. We have also agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties against certain liabilities and expenses arising out of or relating to Credit Suisse’s engagement.

Credit Suisse’s opinion was directed to the special committee and only addressed the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock in the merger, other than the Excluded Stockholders, and did not address any other aspect or implication of the merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix B to this proxy statement. The procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion are set forth in Credit Suisse’s written opinion included as Appendix B to this proxy statement and summarized in “SPECIAL FACTORS — Opinion of Credit Suisse Securities (USA) LLC” beginning on page 23. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger. See “SPECIAL FACTORS — Opinion of Credit Suisse Securities (USA) LLC” beginning on page 23.

Material United States Federal Income Tax Consequences.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. You should consult your tax advisors about the tax consequences of the merger to you in light of your particular circumstances. See “SPECIAL FACTORS — Material U.S. Federal Income Tax Consequences” beginning on page 44.

Accounting Treatment of the Merger.

The merger is expected to be accounted for as a business combination using the purchase method of accounting for financial accounting purposes, whereby the estimated purchase price would be allocated to the assets and liabilities of PRA based on their relative fair values in accordance with Financial Accounting Standards No. 141, Business Combinations.

Appraisal Rights.

Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all applicable requirements of Delaware law. A summary of the relevant provisions of Delaware law is included in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. Holders of our common stock intending to exercise their appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “DISSENTERS’ APPRAISAL RIGHTS” beginning on page 85 and the text of the Delaware appraisal rights statute reproduced in its entirety as Appendix C.

Termination of the Merger Agreement.

Under certain circumstances, PRA and/or Parent may terminate the merger agreement and abandon the merger prior to the merger effective time, whether before or after obtaining the required stockholder approval. See “THE MERGER AGREEMENT — Termination” beginning on page 71. Circumstances under which the merger agreement can be terminated include the following:

•	by mutual written consent of PRA, Parent and Merger Sub;

•	by either Parent or PRA if the merger effective time has not occurred on or before February 25, 2008 (sometimes referred to as the Outside Date) provided that, if the marketing period (as described in “THE MERGER AGREEMENT — Marketing Period” beginning on page 69) shall have commenced, but not ended, on or before February 25, 2008, then the Outside Date will be extended until the earlier of (i) the seventh (7th) business day after the end of the marketing period or (ii) April 2, 2008. However, the right to terminate the merger agreement will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the merger effective time to occur;

•	by either Parent or PRA if any governmental authority has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to take an action) which has become final and non-appealable and has made consummation of the merger illegal or prohibited its consummation. However, termination by such party will not be available unless it has used commercially reasonable efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the merger;

•	by Parent if each of it and Merger Sub is not in material breach of its obligations under the merger agreement, and (i) any of PRA’s representations and warranties are or become untrue or incorrect such that certain conditions to the merger would be incapable of being satisfied by the Outside Date, or (ii) there has been a breach by PRA or its covenants or agreements in the merger agreement such that certain conditions to the merger would be incapable of being satisfied by the Outside Date;

•	by PRA if it is not in material breach of its obligations under the merger agreement, and (i) any of Parent and Merger Sub’s representations and warranties are or become untrue or inaccurate such that certain conditions to the merger would be incapable of being satisfied by the Outside Date; (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements in the merger agreement such that certain conditions to the merger would be incapable of being satisfied by the Outside Date; or (iii) certain conditions to the merger have been satisfied (other than those conditions that are not satisfied due to Parent’s or Merger Sub’s failure to satisfy its obligations under the merger agreement) but Parent has failed to obtain the financing or consummate the merger by the third (3rd) business day after the marketing period;

•	by either PRA or Parent if stockholder approval is not obtained at the PRA stockholder meeting;

•	by Parent if the PRA board has (i) effected a change in recommendation, (ii) publicly recommended or approved any company acquisition proposal (as described in “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64), (iii) failed to include in this proxy statement its recommendation or a statement to the effect that the PRA board of directors has determined and believes the merger is in the best interests of PRA’s stockholders, or (iv) formally approved or recommended to PRA’s stockholders a company acquisition proposal other than as expressly permitted under the go-shop provision (as described in “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64), of the merger agreement; or

•	by PRA in accordance with, and subject to the terms and conditions of the go-shop provision of the merger agreement.

The party desiring to terminate the merger agreement is obligated to give written notice of such termination to the other parties.

Termination Fee.

•	We have agreed to pay Parent a termination fee under certain circumstances. If we are required under the merger agreement to pay Parent a termination fee under certain circumstances, the amount of such fee would be either $7.9 million if the circumstances giving rise to the obligation to pay the termination fee is based on a submission of an acquisition proposal by an excluded party (as described in “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64) or $23.7 million in all other circumstances.

•	Parent has agreed to pay us a termination fee under certain circumstances. If Parent is required under the merger agreement to pay us a termination fee, the amount of such fee would be $23.7 million.

•	In addition, we have also agreed to reimburse Parent’s out-of-pocket expenses, and Parent has agreed to reimburse our out-of-pocket expenses, in each case, under specified circumstances, subject to a cap of $7.9 million. The amount of any expense reimbursement made to a party will be credited towards any termination fee payable to such party.

See “THE MERGER AGREEMENT — Fees and Expenses” beginning on page 72.

Conditions to the Merger.

The obligation of each party to consummate the merger is subject to the satisfaction or waiver of a number of conditions. See “THE MERGER AGREEMENT — Conditions to Completing the Merger” beginning on page 70. The conditions include:

•	the merger agreement shall have been adopted by an affirmative vote of the holders of a majority of the outstanding shares of PRA’s common stock;

•	any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) shall have expired or been terminated;

•	any waiting period under any antitrust or competition laws of any other applicable jurisdiction required for the consummation of the merger shall have expired or been terminated;

•	no governmental law, injunction, order or decree shall be in effect that has the effect of making consummation of the merger illegal or prohibiting the consummation of the merger;

•	PRA’s, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement must be true and correct in the manner described under “THE MERGER AGREEMENT — Conditions to Completing the Merger” beginning on page 70;

•	PRA, Parent and Merger Sub must have performed in all material respects all obligations that each is required to perform under the merger agreement; and

•	PRA shall have certified that PRA stock is not a United States real property interest because PRA is not a United States real property holding corporation.

Solicitations of Alternate Transactions.

The merger agreement provides that until September 12, 2007 (the “go-shop period”), we were permitted to initiate, solicit and encourage company acquisition proposals, enter into, maintain or continue discussions and negotiations with respect to company acquisition proposals and otherwise cooperate with, assist, participate in, facilitate or take any other action in connection with any inquiries, proposals, discussions or negotiations. During this period, PRA was required to comply with certain terms of the merger agreement described in “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64.

The merger agreement provides that, other than the permitted activities with respect to company acquisition proposals during the go-shop period summarized above, we are not generally permitted to:

•	initiate, solicit or knowingly encourage any inquiry, proposal, offer or any other effort or attempt reasonably expected to lead to a company acquisition proposal, engage or participate in any discussions, negotiations with respect thereto, or otherwise knowingly assist, participate in, or knowingly facilitate any inquiry, proposal, discussion or negotiation;

•	approve, recommend or publicly propose to approve or recommend a company acquisition proposal; or

•	enter into any agreement providing for or relating to a company acquisition proposal.

Notwithstanding the above restrictions, under certain circumstances, PRA may furnish information about PRA to any party making a company acquisition proposal any time before the receipt of PRA stockholders’ approval of the proposed merger. These circumstances are described in “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64.

Interests of PRA’s Directors and Executive Officers.

In considering the recommendations of the board of directors, PRA’s stockholders should be aware that certain of PRA’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of PRA’s stockholders generally. The special committee and our board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. See “SPECIAL FACTORS — Interests of PRA’s Directors and Executive Officers in the Merger” beginning on page 39.

Market Price of PRA Common Stock.

The closing price of PRA common stock on the NASDAQ Global Select Market on July 24, 2007, the last trading date prior to announcement of the proposed merger transaction, was $26.96 per share. The $30.50 per share to be paid for each share of PRA common stock in the merger represents a premium of approximately 13.1% to the closing price of PRA common stock on July 24, 2007.

SPECIAL FACTORS

Background of the Merger

Over the years, the board of directors and senior management of PRA have regularly evaluated PRA’s business and operations, as well as PRA’s long-term strategic goals and alternatives to maximize stockholder value in light of changing business and market conditions. As part of this evaluation, from time to time, the board of directors and management of PRA have considered a possible sale of PRA or a strategic combination of PRA’s business with other complementary businesses.

For instance, in the fall of 2005, a strategic bidder approached PRA to discuss a possible combination with PRA in a merger transaction. In connection with this proposed transaction, PRA reviewed the market and certain acquisition alternatives for maximizing stockholder value. PRA granted the strategic bidder a period of exclusivity during which PRA agreed not to solicit other proposals and the strategic bidder delivered a non-binding term sheet to PRA. Although PRA and the strategic bidder conducted extensive negotiations, they did not reach agreement on key terms of the proposed transaction, and PRA’s review of the market did not identify attractive alternative transactions at that time. As a consequence, PRA opted to remain as a public company and continued to operate its business with its own long-term strategy and efforts to enhance stockholder value.

In July 2006, the same strategic bidder again approached PRA to discuss a possible combination through a merger transaction. From July to November 2006, the strategic bidder conducted due diligence review of PRA, and the parties engaged in extensive negotiations over the terms of the proposed strategic transaction. PRA granted the strategic bidder a period of exclusivity during which PRA agreed not to solicit other proposals and the strategic bidder delivered a non-binding term sheet to PRA. The strategic bidder and PRA did not reach agreement on the key terms of the proposed transaction, and the parties ceased further discussions.

Genstar III and its affiliate Stargen III, sometimes referred to collectively as the Genstar Investor, have been long-time investors in PRA. As a key stockholder, in November 2004, the Genstar Investor supported and participated in the initial public offering of PRA. Since the initial public offering, the Genstar Investor has decreased its shareholdings in PRA. Prior to Genstar’s submitting its initial non-binding indication of interest on March 28, 2007 to acquire PRA, the Genstar Investor owned approximately 12.8% of the then outstanding shares of the Company.

In late February 2007, ValueAct Capital, together with its affiliates, reported that their percentage ownership of PRA common stock was 19%. Over the course of 12 months leading to such time, ValueAct Capital and its affiliates had increased their investment in PRA and, in connection with such investment, met with PRA to discuss the possibility of having one of its qualified representatives be nominated for election to PRA’s board of directors at the upcoming PRA stockholders’ meeting.

In March 2007, principally to protect the interests of the stockholders in the event of an unsolicited takeover attempt, PRA’s board of directors determined to establish a stockholder rights plan designed to deter coercive takeover tactics and to prevent a bidder from gaining control of PRA without offering a fair price to all of PRA’s stockholders. On March 23, 2007, PRA adopted the rights plan by entering into a rights agreement with American Stock Transfer & Trust Company, as rights agent. Also at this time, PRA’s board of directors reviewed ValueAct Capital’s interest in board representation and determined that an additional board member with the appropriate experience and expertise would be beneficial to PRA and its stockholders.

On March 28, 2007, Genstar delivered to PRA’s board of directors an unsolicited non-binding indication of interest from Genstar to acquire all of the outstanding shares of common stock of PRA for a purchase price of $24.50 per share in cash. The proposed purchase price represented a premium of 11.9% to the closing PRA stock price on March 27, 2007. The individuals negotiating the terms of the merger on behalf of Genstar, Parent and Merger Sub were Mr. Conte and Mr. Weltman, each of whom is also a member of our board of directors. Genstar retained UBS Securities LLC, or UBS, to act as its financial advisor and Latham & Watkins LLP, or Latham & Watkins, to act as its legal counsel in connection with the merger. UBS assisted Genstar in the negotiation of the terms of the merger.

On March 29, 2007, the board of directors of PRA held a telephonic meeting to discuss Genstar’s non-binding indication of interest. Representatives of Dewey Ballantine LLP (now known as Dewey & LeBoeuf LLP), or Dewey, joined the meeting at the invitation of the board of directors. Mr. Conte was present at the meeting in his capacity as a member of PRA’s board of directors and as an officer of Genstar. Mr. Conte provided additional background information regarding Genstar’s indication of interest and Genstar’s views as to the financial and strategic situation of the Company. Mr. Conte explained Genstar’s view that because PRA historically has underperformed and grown at a slower rate than its peers, Wall Street analysts’ forecasts and projections of PRA are generally too conservative. Mr. Conte further explained that as a private company PRA’s new management team would be better able to implement PRA’s long-term strategy without regard to near-term market reactions. Mr. Conte explained that Genstar believes its March 28, 2007 offer was fair based on the estimated 2007 EBITDA and that because of Genstar’s familiarity with PRA the only due diligence required by Genstar would be in connection with obtaining financing.

Members of the board of directors then discussed the relationships that some of the members of the board of directors had with Genstar. The interests discussed included Mr. Conte’s current position as chairman and a member of the limited liability companies that control Genstar IV, Genstar V, Stargen IV and Stargen V; Messrs. Conte’s and Weltman’s investments in affiliates of Parent, including Stargen IV and Stargen V and the general partners of Genstar V and Genstar IV; and Messrs. Booth’s and Conway’s positions as members of the Strategic Advisory Board of Genstar Capital, LLC and their investments in Stargen IV and Stargen V, which are limited partnerships that are controlled by the general partners of Genstar IV and Genstar V. Mr. Conte is President and a director of Parent and Merger Sub and Mr. Weltman is Vice President and a director of Parent and Merger Sub. Mr. Conte and Mr. Weltman are the only directors and officers of Parent and Merger Sub. The board of directors also discussed Mr. Bieker’s past relationship with Genstar, including his having served as chief executive officer of a public company in which an affiliate of Genstar held a significant share ownership position and of which Messrs. Conte and Weltman served as directors, and his position with PRA at that time as the interim chief executive officer. After lengthy discussion and review of various considerations, the members of the board of directors discussed the advisability of forming a special committee of the board which would be authorized to review Genstar’s indication of interest and to consider alternatives to the indication of interest, including remaining as a public company. Because Mr. Bieker was no longer affiliated with the public company Genstar held a significant ownership interest in and, at the time, stated to PRA’s board of directors that he intended only to be PRA’s chief executive officer for a short period of time, the board of directors determined he was independent of Genstar and an appropriate candidate to serve as a member of the special committee. The board of directors also determined that Mr. Armin M. Kessler and Dr. Judith A. Hemberger were independent of Genstar and appropriate candidates to serve as members of the special committee.

Following this discussion, PRA’s board of directors unanimously resolved to appoint a special committee of the board of directors comprised of Messrs. Bieker and Kessler and Dr. Hemberger and authorized the special committee to, among other things, (i) retain counsel and other advisors, (ii) solicit and examine Genstar’s non-binding indication of interest and alternative proposals, (iii) if the special committee deemed it necessary or advisable, negotiate with Genstar or other parties, an appropriate transaction with respect to the Company, subject to the approval of the board of directors as may be required by law, and (iv) consider the fairness to PRA’s unaffiliated stockholders of the consideration to be received pursuant to any such transaction and report its recommendations to the board of directors. The board of directors also unanimously resolved that Mr. Bieker would serve as chairman of the special committee.

On March 29, 2007, the special committee met to discuss Genstar’s non-binding indication of interest and the retention of advisors. Representatives from Dewey and Credit Suisse also were present at the invitation of the special committee. At this meeting, the special committee reviewed the qualifications of Dewey and resolved to retain Dewey as its legal counsel. The special committee then reviewed the credentials of Credit Suisse, including its relationships with Genstar and its familiarity with PRA and knowledge and experience in the CRO industry. Among other things, the special committee was advised that Credit Suisse and its affiliates have acted as underwriters in connection with securities offerings by an affiliate of Parent; financial advisor in connection with the sale of an affiliate of Parent; provided or otherwise assisted affiliates of Parent in obtaining financing for acquisitions; and assisted a private equity fund affiliated with Parent in raising investment capital. Following such discussion, the special committee resolved to retain Credit Suisse as its financial advisor based in part on its knowledge and experience and on the value it believed Credit Suisse could bring to the process.

On April 9, 2007, the special committee met telephonically, together with representatives of its legal and financial advisors, to further discuss Genstar’s non-binding indication of interest. Also, at the meeting, the special committee formally engaged Credit Suisse as its financial advisor, approved a conflict of interest waiver requested by Latham & Watkins LLP, or Latham & Watkins, which had been the regular outside counsel for PRA, so that it could serve as Genstar’s legal counsel in connection with the proposed transaction and formally engaged Dewey as its legal counsel. At this meeting, representatives of Credit Suisse reviewed Genstar’s indication of interest, Credit Suisse’s preliminary financial analysis of PRA, as well as certain strategic alternatives that might be available to PRA, including (i) remaining as a public company, (ii) undertaking a leveraged recapitalization, or (iii) pursuing a transaction with a strategic buyer or another financial sponsor. Among the strategic alternatives discussed and considered by the special committee at its meeting on April 9, were continuing as a stand alone entity, a leveraged recapitalization, a merger with or sale to a strategic buyer and a sale to a financial buyer. While the special committee noted that continuing as a stand alone entity and a leveraged recapitalization would permit existing stockholders to participate in the future growth and profitability of the Company, the special committee also recognized that such alternatives presented numerous risks relating to, among other things, the ability of the Company and its current management to meet projected financial and operating targets as well as risks relating to future economic, financial market and industry performance and other factors outside of the control of the Company and its management. After considering the potential benefits and risks associated with these alternatives, the special committee believed that it was in the best interests of the stockholders of the Company to continue to pursue a sale of the Company at a substantial premium rather than to pursue a stand alone strategy or leveraged recapitalization with their associated risks. With respect to a possible sale to a strategic buyer or a financial buyer other than Genstar, the special committee believed that a go-shop provision that permitted the special committee to affirmatively shop the company and seek a higher offer, coupled with a relatively low termination fee, would provide the Company with an adequate opportunity to conduct a post-signing market check without jeopardizing the Genstar proposal. The special committee also discussed the leadership changes that PRA was undertaking and the likelihood that, irrespective of leadership issues, PRA’s financial performance could continue to improve in the near future. The special committee concluded that PRA should not pursue a transaction with Genstar on the basis of Genstar’s indication of interest and that PRA’s resources should be focused on improving performance and filling the vacancies in leadership positions, including finding a chief executive officer. Subsequently, the special committee informed Genstar of its decision not to pursue a transaction with Genstar on the basis of Genstar’s indication of interest.

On April 25, 2007, Genstar delivered to the special committee a revised non-binding indication of interest to acquire all of the outstanding shares of PRA common stock for an increased purchase price of $25.50 per share in cash. This offer represented a premium of 12.3% to the closing PRA stock price on April 24, 2007.

During the month of April 2007, PRA, through the compensation committee of its board of directors, with additional assistance from its nominating and corporate governance committee and a search committee appointed by the board, consisting of Messrs. Bieker, Booth and Kessler, continued its search to fill vacancies in leadership positions, along with the help of an outside search firm. In connection with this search, Mr. Bieker was identified as one of the most qualified candidates to serve as the chief executive officer. In light of Mr. Bieker’s possible appointment as PRA’s chief executive officer, Mr. Bieker resigned his position on the special committee on April 27, 2007 and Mr. Kessler was named the new chairman of the special committee.

On April 30, 2007, the special committee, together with its legal and financial advisors, met telephonically to discuss Genstar’s revised non-binding indication of interest. Only Mr. Kessler was in attendance as a member of the special committee because Dr. Hemberger was unable to attend. The special committee considered whether continuing as a public company or pursuing a transaction with Genstar or another party would maximize value to PRA’s stockholders. A representative of Credit Suisse updated the special committee with respect to its preliminary financial analysis of PRA and the revised indication of interest from Genstar and discussed certain strategic alternatives that might be available to PRA. The preliminary financial analyses updated by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of April 27, 2007.

On May 7, 2007, each of Mr. Bieker and Mr. Colin Shannon entered into an employment agreement with PRA as chief executive officer, in the case of Mr. Bieker, and president and chief operating officer, in the case of Mr. Shannon. The employment agreements of Messrs. Bieker and Shannon were previously approved by the compensation committee of PRA’s board of directors.

On May 8, 2007, the special committee, together with representatives of its legal and financial advisors, met telephonically to discuss Genstar’s revised non-binding indication of interest. A representative of Dewey reminded the special committee of its fiduciary duties in considering the indication of interest of Genstar. A representative of Credit Suisse updated the special committee with respect to its preliminary financial analysis of PRA and Genstar’s revised non-binding indication of interest and also discussed certain strategic alternatives that might be available to PRA. The preliminary financial analyses updated by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of May 4, 2007. The special committee decided that Genstar’s revised non-binding indication of interest was still not in the best interests of PRA’s unaffiliated stockholders and instructed Credit Suisse to communicate to Genstar’s financial advisor the special committee’s decision.

On May 10, 2007, Genstar delivered to the special committee a revised non-binding indication of interest to acquire all of the outstanding shares of common stock of PRA for an increased purchase price of $26.25 per share in cash. This offer, which Genstar described as its best and final offer, represented a premium of 13.2% to the closing PRA stock price on May 9, 2007. In its letter, Genstar noted its disappointment that the special committee refused to discuss the merits of their previous indication of interest given the high value it believed was inherent in the indication of interest of April 25, 2007.

On May 14, 2007, the special committee, together with representatives of its legal and financial advisors, met telephonically to discuss Genstar’s revised non-binding indication of interest. Representatives of Credit Suisse updated the special committee with respect to its preliminary financial analysis of PRA and Genstar’s revised non-binding indication of interest and again reviewed certain strategic alternatives that might be available to PRA, including remaining as a public company. The preliminary financial analyses updated by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of May 11, 2007. Representatives of Credit Suisse also summarized its discussions on behalf of the special committee with UBS, the financial advisor to Genstar, regarding Genstar’s indication of interest to acquire PRA. Credit Suisse advised the special committee that, as requested by the special committee, it had discussed Genstar’s revised non-binding indication of interest with UBS and that UBS had advised Credit Suisse that the revised non-binding indication of interest was Genstar’s best and final offer, noting that Genstar believed it was an attractive offer. The members of the special committee agreed to discuss these matters further. Subsequently, the special committee decided that Genstar’s revised non-binding indication of interest was still not in the best interests of PRA’s stockholders and instructed Credit Suisse to communicate to Genstar’s financial advisor the special committee’s decision.

On June 4, 2007, Mr. J. Matthew Bond, PRA’s then executive vice president and chief financial officer, resigned and on June 5, 2007, PRA announced the appointment of Mr. Bond’s replacement, Ms. Linda Baddour, effective as of June 4, 2007.

On June 7, 2007, Genstar delivered to the special committee, a revised non-binding indication of interest to acquire all of the outstanding shares of PRA common stock for a purchase price of $28.00 per share in cash. Genstar indicated that this revised proposed purchase price was its best and final offer. The offer represented a premium of 17.8% to the closing PRA stock price on June 6, 2007. The indication of interest further stated that, in order to accommodate any concerns that the special committee might have regarding providing maximum value to PRA’s unaffiliated stockholders, Genstar would entertain a “go-shop” period after execution and announcement of a definitive merger agreement. The indication of interest also incorporated a “rollover option” pursuant to which PRA stockholders would be permitted, at their election, to receive shares in the surviving corporation after the merger in lieu of a portion of the cash consideration, subject to a cap of 20% of the outstanding shares in the surviving corporation.

On June 12, 2007, PRA held its annual meeting of stockholders. At that meeting, Messrs. Booth, Conway and Spivy were elected as the class III directors.

Effective June 14, 2007, Dr. Hemberger resigned from the special committee due to personal commitments.

In light of Mr. Spivy’s position as a partner of ValueAct Capital, affiliates of which owned approximately 19% of the then outstanding shares of common stock of PRA, and his experience, knowledge and qualifications, the board of directors discussed appointing him to the special committee. Consequently, on June 12, 2007, at a meeting of the board of directors of PRA, the board appointed Mr. Spivy to serve on the special committee, with Mr. Kessler continuing to serve as the chairman of the special committee.

On June 14, 2007, the special committee, together with representatives of its legal and financial advisors, met telephonically to discuss Genstar’s revised non-binding indication of interest dated June 7, 2007. A representative of Dewey reviewed with the special committee their fiduciary duties in connection with the consideration of Genstar’s revised indication of interest. A representative of Credit Suisse updated the special committee with respect to its preliminary financial analysis of PRA and Genstar’s revised non-binding indication of interest and reviewed certain strategic alternatives that might be available to PRA, including remaining as a public company. The preliminary financial analyses updated by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of June 12, 2007. After further discussion, the members of the special committee agreed to consider these matters further. Subsequently, the special committee decided that Genstar’s revised non-binding indication of interest was still not in the best interests of PRA’s stockholders and instructed Credit Suisse to communicate to Genstar’s financial advisor the special committee’s decision.

On June 28, 2007, Mr. Spivy, on behalf of the special committee had discussions with Mr. Conte, on behalf of Genstar, regarding a forthcoming indication of interest from Genstar to acquire PRA. Mr. Conte told Mr. Spivy that Genstar was likely to increase its proposed purchase price from $28.00 to $30.00 per share, but that this revised indication of interest would not include a roll-over option and would contemplate a two-week timeframe for negotiating a definitive agreement.

On June 28, 2007, the special committee, together with representatives of its legal and financial advisors, met telephonically to discuss this conversation and the anticipated revised indication of interest from Genstar. Later that same day, Genstar delivered to the special committee a revised non-binding indication of interest to acquire all of the outstanding shares of PRA common stock for an increased purchase price of $30.00 per share in cash. The offer represented a premium of 14.5% to the closing PRA stock price on June 27, 2007. As previously communicated to Mr. Spivy, the revised indication of interest did not provide for a roll-over option. In its letter, Genstar noted that its lenders would require two weeks to complete their due diligence review of PRA and requested an exclusivity commitment of 15 business days for such purpose and for the parties to negotiate the terms and conditions of a definitive agreement.

On June 29, 2007, the special committee and its legal and financial advisors met telephonically to consider Genstar’s revised non-binding indication of interest dated June 28, 2007. A representative of Dewey reviewed with the special committee their fiduciary duties in connection with the consideration of the revised indication of interest. The preliminary financial analyses reviewed by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of June 27, 2007. A representative of Credit Suisse then reviewed with the special committee its preliminary financial analysis of Genstar’s revised indication of interest. Credit Suisse also discussed certain strategic alternatives that might be available to PRA, in addition to remaining as a public company, including a possible business combination with a strategic purchaser or a sale to another financial sponsor. Following further discussion, both members of the special committee expressed the preliminary view that it would be in the best interest of PRA and its unaffiliated stockholders to pursue Genstar’s non-binding indication of interest. The special committee then considered whether the Company should conduct an auction process before it entered into a merger agreement with Genstar or utilize a “go-shop” mechanism to afford all likely buyers an opportunity to submit an acquisition proposal. The special committee noted that Genstar had requested exclusivity to facilitate the resolution of all outstanding issues and the preparation of transaction documents. Genstar also had stated that any delay could result in the withdrawal or adverse modification of its non-binding indication of interest. The special committee further noted that an auction process could be disruptive to PRA’s business, especially in light of industry-wide concerns over employee turnover. The special committee concluded that a go-shop mechanism would allow PRA to solicit higher offers from other interested bidders while securing the $30.00 per share purchase price proposed by Genstar. It also concluded that, given the Genstar Investor’s ownership of 12.7% of the outstanding common stock of the Company, the Company should request that the Genstar Investor agree to vote its shares in favor of a superior proposal if one were to emerge while the proposed transaction with Genstar is pending. The special committee considered the strategic alternative of pursuing an alternative transaction with a strategic buyer or another financial buyer, however, it concluded that pursuing a transaction with Genstar upon terms which would secure the value proposed by Genstar and allow PRA to solicit higher offers from other interested bidders was preferable and in the best interests of the unaffiliated stockholders.

At the direction of the special committee, Credit Suisse contacted UBS, Genstar’s financial advisor, and outlined the key terms that the special committee would require in order to consider a transaction with Genstar. Credit Suisse first asked UBS if Genstar would increase its offer price. As instructed by the special committee Credit Suisse then informed UBS that the special committee would require a go-shop period during which PRA could actively solicit alternative offers, that a termination fee that would be payable if PRA entered into an alternative transaction with a party solicited during the go-shop period would have to be significantly lower than the termination fee normally paid in public company acquisitions, that it would not permit Genstar the right to match alternative proposals and that it would not agree to the requested exclusivity arrangement. Credit Suisse also informed UBS that the special committee would require Genstar to provide “highly confident” letters from its financing sources stating that they are highly confident that they could raise the debt financing necessary to complete the acquisition of PRA.

Over the weekend, UBS responded that $30.00 per share was Genstar’s best and final offer. Genstar’s financial advisor also responded that Genstar would agree to the proposed structure of having a go-shop period and relatively low termination fee during the go-shop period, and also that Genstar agreed that it would proceed with its diligence and negotiations without the benefit of having an exclusivity agreement. On July 2, 2007, Genstar delivered letters from its financing sources stating that they were highly confident that they could raise the financing necessary to complete the acquisition of PRA.

On July 2, 2007, the special committee and its legal and financial advisors met telephonically. At that meeting, representatives of Credit Suisse summarized their discussions with UBS regarding Genstar’s latest non-binding indication of interest. Credit Suisse advised the special committee that, as requested by the special committee, it had discussed with UBS certain key terms of a proposed transaction that the special committee would require in order for it to consider a transaction with Genstar including, among other things, a 50 day go-shop period, a termination fee applicable during the go-shop period that is significantly lower than termination fees normally paid in public company acquisitions, no right for Genstar to match superior proposals, no exclusivity arrangement and the provision of highly confident letters from Genstar’s financing sources. In addition, as instructed by the special committee, Credit Suisse also requested an increase in Genstar’s offer price. UBS responded to Credit Suisse on behalf of Genstar that $30.00 was Genstar’s best and final offer and that Genstar was prepared to move ahead without exclusivity, anticipating two to three weeks to execute a definitive merger agreement, and that Genstar was prepared to agree to a 50 day go-shop period with a 1% termination fee applicable during the go-shop period. However, on behalf of Genstar UBS stated that Genstar would want a right to match superior proposals and a covenant that PRA would use its best efforts to promptly file a proxy statement. The special committee authorized Dewey to prepare a draft merger agreement, and the special committee discussed facilitating the due diligence process for Genstar’s lenders.

On July 5, 2007, the special committee and its legal and financial advisors met telephonically during which a representative of Dewey updated the special committee on recent developments. Previously, Mr. Bieker had informed Dewey that he had received a request from Mr. Weltman for a meeting with certain members of PRA’s senior management to discuss retention arrangements, assuming a successful completion of the proposed transaction. The special committee approved Genstar’s discussions with PRA management concerning retention arrangements proposed by Genstar. Mr. Spivy and Dewey reminded management of their fiduciary duties to PRA’s stockholders, and Mr. Spivy instructed management not to agree to any arrangement which would reduce the consideration to be received by PRA’s stockholders.

On the evening of July 11, 2007, Mr. Conte and Mr. Weltman met with management and on July 12, 2007, PRA held a management presentation for Genstar and its sources of financing. At this meeting, members of senior management provided an overview of the past performance of the Company and the status of PRA’s business and operations, including matters related to business development, financial performance, corporate services, product registration, scientific and medical affairs and early development services. Mr. Conte and Mr. Weltman discussed with management Genstar’s intention to retain members of management following the proposed merger and to establish equity-based compensation plans for management. Genstar and management did not reach any agreement with respect to any such arrangements. Although the size of such equity-based compensation plan was not determined and no awards were made or promised, Mr. Conte and Mr. Weltman informed management that awards of options to purchase an aggregate of approximately 10% of the fully diluted shares of Parent following the merger could be granted pursuant to such plans and that such option grants would generally vest over five years of continued employment and would entitle the option holder to share in the future appreciation of PRA and Parent.

Also, on July 12, 2007, Dewey delivered an initial draft of the merger agreement to Genstar’s legal advisors, Latham & Watkins. The draft merger agreement contemplated, among other things, that the special committee would be free to seek alternative acquisition proposals during a so-called “go-shop” period of 50 days following execution of a definitive merger agreement with Genstar and provided for a reduced termination fee if the merger agreement were to be terminated for a “superior proposal” that was solicited during the go-shop period. The proposed merger agreement did not provide Genstar with a right to match a superior proposal made to PRA by a third party.

On July 13, 2007, the special committee and its legal and financial advisors met telephonically to discuss the meetings between Genstar and the senior management of PRA. A representative of Dewey gave the special committee an overview of their fiduciary duties. Credit Suisse then noted that at the management presentation to Genstar on July 12, 2007, members of PRA’s senior management had indicated that they believed that the financial results to be reflected in the upcoming PRA earnings release scheduled for July 25, 2007 would modestly exceed analysts’ consensus. The special committee discussed the timing of a possible merger agreement with Genstar in relation to the scheduled earnings release. Following discussions, the special committee decided to continue negotiating the terms of the merger agreement with Genstar, while continuing to explore strategies to increase the proposed merger consideration.

On July 17, 2007, certain members of the management of PRA and the special committee’s legal and financial advisors met telephonically with representatives of Genstar, Genstar’s lenders and their advisors to discuss various regulatory, environmental, litigation, real property and employee benefits matters that had arisen in connection with Genstar’s due diligence, as well as the availability of certain diligence items in the on-line data room.

Representatives of Dewey and Latham & Watkins met telephonically on July 18, 2007 to discuss revisions to the draft merger agreement proposed by Latham & Watkins. The draft provided by Latham & Watkins proposed, among other things, a higher termination fee than that proposed by the special committee, a limitation on the payment that Genstar would be required to make in the event that Genstar were unable to obtain the financing necessary to complete the transaction (also referred to as a reverse break-up fee) and a full matching right under which Genstar would have the right to match alternative proposals. Genstar also sought to have the lower termination fee apply only if the merger agreement were terminated during the go-shop period. Representatives of the special committee did not agree to the proposed amount of the termination fee and insisted that the lower termination fee apply to any party with which PRA negotiated during the go-shop period (i.e., any excluded party), whether or not the merger agreement was terminated during the go-shop period. While the special committee agreed to a reverse break-up fee, it proposed a higher amount than proposed by Genstar. The special committee also refused to permit a matching right.

Latham & Watkins also informed Dewey that the Genstar Investor would agree to enter into a voting agreement pursuant to which they would vote in favor of the Genstar transaction as well as certain competing transactions, but also requested that ValueAct Capital agree to vote in favor of the transaction. The special committee refused to condition the transaction on Genstar receiving a voting agreement from ValueAct Capital, and Genstar eventually withdrew its request.

On July 19, 2007, the special committee and representatives of its legal and financial advisors met telephonically. The advisors updated the special committee on developments concerning Genstar’s non-binding indication of interest, including the recent due diligence calls with Genstar and its financing sources. Credit Suisse then reviewed with the special committee its preliminary financial analysis of PRA. The preliminary financial analyses reviewed by Credit Suisse with the special committee at this meeting were preliminary versions of, and were substantially similar to, the valuation analyses discussed with the special committee at the July 24 meeting, more fully described on pages 25 to 29 of this proxy statement, and were based on information, including stock prices, available as of July 18, 2007. Dewey updated the special committee on the status of the merger agreement negotiations. Also, the special committee again discussed the timing of the proposed execution of the merger agreement with Genstar and the upcoming PRA earnings release scheduled for July 25, 2007. After further discussions, the special committee instructed the legal and financial advisors to continue negotiations of the merger agreement and to pursue, if possible, a higher purchase price from Genstar.

The parties continued the negotiations on open items and exchanged drafts of the merger agreement and related transaction documents. During those negotiations, a representative of Latham & Watkins informed a representative of Dewey that $30.00 per share was the maximum amount Genstar could offer and Genstar believed that if the parties did not execute the merger agreement prior to July 23, 2007, there was a significant risk that Genstar would not be able to secure financing for the proposed transaction due to recent developments in the financial markets.

On July 20, 2007, the special committee and representatives of its legal and financial advisors reconvened their meeting telephonically. A representative of Dewey also updated the special committee on the progress of the negotiations with Genstar’s legal advisors on the merger agreement, the voting agreement and related documents and identified certain outstanding issues being negotiated between counsel. A representative of Credit Suisse discussed the current volatility of the financing market and the increasing difficulty in securing financing on favorable terms being experienced by some buyers. The special committee also discussed whether Genstar’s desire to execute the merger agreement by July 23, 2007 could be based, in part, on its apprehension that PRA’s earnings release could have a positive impact on PRA’s stock price and, as a result, reduce the premium implied by its $30.00 per share proposed purchase price. After lengthy discussion with its advisors, the special committee concluded that, while it was possible that there could be upward movement in PRA’s stock price as a result of the earnings release scheduled for July 25, 2007, the proposed $30.00 per share purchase price was nonetheless a very attractive price for PRA’s stockholders. The special committee noted that PRA’s stock price had increased significantly over the past several months and, if the investors were expecting greater improvements in PRA’s financial results than those reflected in the upcoming earnings release, then PRA’s stock price could fall after the earnings release, in which case Genstar could decide to either reduce the offered purchase price or retract its offer. The special committee determined that, if Genstar was in fact apprehensive about a potential upward movement in PRA’s stock price, then the special committee should capitalize on such apprehension and try to negotiate for a higher purchase price, in exchange for signing the merger agreement in advance of the upcoming earnings release.

Following the meeting, representatives of the special committee continued to press Genstar to increase its proposed purchase price. As a result of these negotiations, Mr. Conte on behalf of Genstar, orally communicated Genstar’s willingness to increase its offer price to $30.50 per share, but insisted that the special committee promptly reach resolution on all outstanding issues given the recent adverse changes in the financing markets and the potential uncertainty surrounding Genstar’s ability to obtain a debt financing commitment letter on favorable terms.

The parties’ legal advisers continued to negotiate the terms of the merger agreement, including the amount of the termination fee and the circumstances under which such a fee would be paid.

On July 23, 2007, the special committee and representatives of its legal and financial advisors met telephonically. At that meeting, representatives of Credit Suisse updated the special committee on its recent discussions with Genstar. Credit Suisse advised the special committee that, as requested by the special committee, it had discussed an increased offer price with Genstar, as well as Genstar’s concern about maintaining its financing commitments given the then current volatility in the financing markets. Genstar advised Credit Suisse that it would raise the offer price to $30.50, which Genstar stated was its best and final offer, that Genstar was focused on resolving all issues and moving to signing quickly and that Genstar would abandon the proposed transaction if it had to further increase the offer price. The special committee recognized that the increased offer represented a premium of 12.1% to the closing PRA stock price on July 20, 2007, the last trading day prior to the date of such meeting. The special committee then discussed the state of the financing markets, during which the special committee concurred that the financing markets had weakened significantly. Dewey gave the special committee an overview of their fiduciary duties in connection with Genstar’s indication of interest. After lengthy discussions, the special committee concluded that $30.50 per share, which was $6.00 higher than Genstar’s original offer, was a very attractive price for PRA’s stockholders. The special committee instructed Dewey to continue negotiations with Latham & Watkins in order to finalize the transaction agreements over the course of the next two days.

Over the course of July 23 and 24, 2007, the respective advisors finalized the remaining open items of the merger agreement and related documentation. Genstar also delivered to the special committee executed copies of commitment letters from its financing sources.

During the afternoon of July 24, 2007, a meeting of the special committee with representatives of its legal and financial advisors was held telephonically. Representatives of Dewey reviewed the fiduciary duties of the special committee in connection with a sale of the Company for cash. Representatives of Credit Suisse reviewed and discussed Credit Suisse’s financial analysis of PRA and the proposed transaction with the special committee, which is more fully described on pages 25 to 29 of this proxy statement. Representatives of Dewey then reviewed in detail for the special committee the material terms of the merger agreement, including the go-shop process provided for in the merger agreement and related termination fee provisions, the main features of the debt commitment letters provided by Genstar’s lenders, and the ancillary transaction documents, including the voting agreement. Following further discussions, Credit Suisse rendered its oral opinion to the special committee (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of July 24, 2007, the merger consideration to be received by the holders of shares of PRA’s common stock in the merger was fair, from a financial point of view, to such stockholders other than the Excluded Stockholders. The special committee considered the strategic alternative of pursuing an alternative transaction with a strategic buyer or another financial buyer, however, it concluded that pursuing a transaction with Genstar upon terms which would secure the value proposed by Genstar and allow PRA to solicit higher offers from other interested bidders was preferable and in the best interests of the unaffiliated stockholders. The special committee, having deliberated regarding the terms of the proposed transaction with Genstar, unanimously resolved that the merger agreement was advisable, fair to and in the best interests of PRA and PRA’s unaffiliated stockholders and resolved to recommend that (i) the board of directors declare the advisability of, and approve, the merger, the merger agreement and the transactions contemplated thereby, (ii) the board of directors resolve to recommend that PRA’s stockholders vote to adopt the merger agreement and (iii) PRA’s stockholders vote to adopt the merger agreement.

That afternoon, following the meeting of the special committee, a meeting of PRA’s board of directors was convened telephonically with Messrs. Booth, Kessler, Spivy and Bieker and Dr. Hemberger in attendance. The other members of the board of directors, Messrs. Conte, Weltman and Conway, waived notice of the meeting and informed Mr. Booth, chairman of the board, that they did not intend to participate in the meeting due to their relationship with Genstar. Also in attendance by invitation of PRA’s board of directors were representatives of the special committee’s legal and financial advisors. After declaring a quorum was present, Mr. Booth recused himself from the meeting and left the call due to his association with Genstar. Mr. Bieker also recused himself from the meeting and left the call due to his potential interest in the proposed transaction.

Representatives of Dewey reviewed the board of directors’ fiduciary duties, including the responsibilities of a board conducting a sale of a company for cash. At the request of the special committee, representatives of Credit Suisse then reviewed with the board the financial analysis of PRA and the proposed transaction that Credit Suisse had provided to the special committee to assist the special committee in evaluating the proposed transaction. Representatives of Dewey then reviewed in detail for the board of directors the material terms of the merger agreement, including the go-shop process provided for in the merger agreement, the ancillary documents, including the voting agreement, the main features of the debt commitment letters provided by Genstar, and other legal aspects of the transaction. The members of the board of directors then deliberated at length regarding all aspects of the proposed transaction and its terms. Thereafter, the board of directors (with Messrs. Booth and Bieker returning to the call but abstaining in the vote) approved and declared advisable the merger agreement and the merger and resolved to recommend that PRA’s stockholders adopt the merger agreement.

Following the meeting of the board of directors, PRA and American Stock Transfer & Trust Co., as rights agent, executed an amendment to PRA’s rights agreement which provides that neither the execution of the merger agreement nor the consummation of the merger will trigger the separation or exercise of the stockholder rights or any adverse event under the rights agreement. Shortly thereafter, the merger agreement, dated as of July 24, 2007, was executed by PRA, Parent and Merger Sub, and related documentation was executed, including the limited guaranty by Genstar V, and the voting agreement by Genstar III, Stargen III and PRA. On July 25, 2007, prior to the opening of trading on the NASDAQ Global Select Market, PRA issued a press release announcing the merger and merger agreement.

Beginning July 25, 2007, under the terms of the merger agreement and at the direction and under the supervision of the special committee, representatives of Credit Suisse contacted 40 financial sponsors and 21 strategic partners that had been identified by Credit Suisse as potentially having an interest in acquiring or engaging in a business combination with PRA. The financial sponsors and strategic partners were identified based on, among other things, their financial ability to consummate a transaction of this size and/or current operations or investments in businesses that are similar or complementary to those of PRA. Of the 40 financial sponsors and 21 strategic partners contacted, five financial sponsors and five strategic partners executed confidentiality agreements and the remainder indicated they would not be interested in pursuing a transaction. None of such entities indicated a willingness to propose a transaction at a price higher than the merger consideration to be paid by Genstar.

Genstar intends to retain members of management following the merger. Genstar also expects that Mr. Bieker will serve as a director of Parent after the closing of the merger. After September 12, 2007, Mr. Conte and Mr. Weltman have discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement. Parent has also discussed with Mr. Bieker that Parent expects to establish a new equity-based compensation plan for management. Although the size of such equity-based compensation plan has not been determined and no awards have been made or promised, Parent currently anticipates that such plan would authorize the issuance of stock options to purchase up to an aggregate of 10% of the fully diluted shares of Parent following the merger and that such options would generally vest over five years of continued employment.

In late September 2007, Mr. Conte informed Messrs. Booth and Conway that Parent might be interested in having them serve on the board of directors of Parent after the closing of the merger. While it is possible that Parent may ask Mr. Booth and/or Mr. Conway to serve on the board of directors of Parent after consummation of the merger, there are no agreements, arrangements or understanding between Parent and Mr. Booth or Mr. Conway with respect to service on the board. It is anticipated that there will not be any such agreement, arrangement or understanding prior to the closing of the merger.

Recommendations of the Special Committee and Board of Directors; Reasons for Approval of the Merger

Special Committee

The special committee, acting with the assistance of its financial and legal advisors, evaluated and negotiated the proposed merger with Parent and Merger Sub, including the terms and conditions of the merger agreement. On July 24, 2007, based upon such advice, the special committee unanimously determined, that the merger, the terms thereof and the related transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, PRA and PRA’s unaffiliated stockholders and recommended that (1) the PRA board of directors declare the advisability of, and approve, the merger, the merger agreement and the transactions contemplated thereby and (2) the PRA board of directors recommend to PRA’s stockholders that they vote to adopt the merger agreement.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered a variety of substantive positive factors and potential benefits of the merger agreement, the merger and the other transactions contemplated by the merger agreement, each of which the special committee believed supported its decision, including the following:

•	the special committee’s knowledge of PRA’s financial condition, results of operations, business, strategy and prospects, as well as the risks involved in achieving those prospects, including:

•	the uncertain returns to stockholders and belief that PRA faces several challenges in its efforts to increase stockholder value as a publicly traded company in light of the nature of the CRO industry in which PRA competes;

•	the challenge of maintaining market share in the CRO market, which is becoming increasingly competitive;

•	general industry, economic and market conditions, both on a historical and on a prospective basis;

•	the execution risks in expanding into international markets, including the risk that PRA may be unable to effectively assimilate differences in foreign business practices, hire and retain qualified personnel, and overcome language barriers;

•	the risk that PRA may be unable to re-forge relationships with clients and regain service revenue momentum following the recent high turnover in business development positions and senior management; and

•	its belief that long-term efforts to address these and other concerns are made more difficult by the short-term focus of the public equity markets on quarterly financial results;

•	its belief that the merger is more favorable to the unaffiliated stockholders of PRA than the alternative of remaining a stockholder in a public company taking into account the challenging environment faced by the Company and the Company’s financial condition, results of operations, business, strategy and prospects and the risks in achieving those prospects discussed above;

•	its belief that the merger is more favorable to the unaffiliated stockholders of PRA than the value that could be expected to be generated from the various other strategic alternatives available to PRA, including the alternatives of remaining a public company and pursuing the current strategic plan, making a strategic acquisition, and various recapitalization and restructuring strategies, taking into account the potential risks and uncertainties associated with those alternatives;

•	the consideration to be received by PRA stockholders in the merger as compared to the implied reference range value per share of PRA common stock of $22.50 to $30.50 indicated by the selected transactions analysis preformed by Credit Suisse;

•	the merger consideration of $30.50 per share represents a 9.4% premium above the July 23, 2007 closing price of $27.89, a 39.3% premium above the closing price of $21.89 on March 27, 2007 (the last trading day completed prior to receipt of Genstar’s initial non-binding indication of interest) and a premium of approximately 24% to the average closing price of PRA’s common stock for the three months ended July 24, 2007;

•	the efforts made by the special committee and its advisors to negotiate and execute a merger agreement favorable to the unaffiliated stockholders of PRA;

•	the belief that the financial and other terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and that the merger would not be subject to a financing condition were all fair and reasonable;

•	the financial analysis reviewed by and discussed with the special committee by representatives of Credit Suisse, as well as the oral opinion of Credit Suisse to the special committee on July 24, 2007 (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) with respect to the fairness from a financial point of view of the merger consideration to be received by the holders of PRA common stock in the merger, other than the Excluded Stockholders which analysis and opinion was expressly adopted by the special committee (see “SPECIAL FACTORS — Opinion of Credit Suisse (USA) LLC” beginning on page 23);

•	the merger will provide consideration to PRA’s stockholders (other than Parent and Merger Sub, certain members of management who rollover options and/or shares and any dissenting stockholders) entirely in cash, which allows such stockholders to immediately realize value for their investment and provides such stockholders certainty of value for their shares;

•	the merger agreement provides PRA with a 50-day post-signing go shop period during which PRA could solicit interest in alternative transactions involving PRA, and, after such 50-day period, permits PRA to respond to unsolicited proposals under certain circumstances; subsequently, during the 50-day post-signing period 40 financial sponsors and 21 strategic partners were contacted by Credit Suisse with five financial sponsors and five strategic partners executing confidentiality agreements;

•	the terms of the merger agreement provide that PRA is not obligated to give Parent the right to match an alternative transaction proposed by a third party that is a “superior proposal” (as described in “THE MERGER AGREEMENT — Solicitations of Alternate Transactions” beginning on page 64);

•	subject to compliance with the terms and conditions of the merger agreement, PRA’s board of directors is permitted to change its recommendation or terminate the merger agreement, prior to the adoption of the merger agreement by PRA’s stockholders, in order to approve a superior proposal, upon the payment to Parent of (1) a $7.9 million termination fee (representing approximately 1% of the total equity value of PRA) in the event that such proposal arises during the go shop period, or (2) a $23.7 million termination fee (representing approximately 3.0% of the total equity value of PRA) in the event that such proposal arises after the end of the go shop period;

•	the fact that Parent received debt commitments to complete the merger from UBS Loan Finance LLC, UBS Securities LLC and Jefferies Finance LLC, as more fully described in “SPECIAL FACTORS — Financing” beginning on page 35);

•	the equity commitment letter from Genstar V, the voting agreement of Genstar III and Stargen III and the limited guaranty from Genstar V of Parent’s obligation to pay a termination fee, each of which the special committee believed reduced the risk that the merger would not be consummated;

•	the availability of appraisal rights to holders of PRA common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery;

•	Genstar III and Stargen III, which own approximately 12.6% of the outstanding shares of common stock of PRA, each has agreed to vote its shares of common stock for the merger agreement or for any superior proposal that PRA may receive, if recommended by the board of directors; and

•	PRA would receive a termination fee from Parent without having to establish damages in the event of a failure of the merger to be consummated under certain circumstances.

In addition, the special committee believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of PRA’s stockholders other than Parent, Merger Sub and their respective affiliates without retaining an unaffiliated representative to act solely on behalf of such stockholders. The special committee considered a number of factors relating to these procedural safeguards, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the unaffiliated stockholders of PRA:

•	negotiations were conducted by a special committee comprised of directors who were each determined by the PRA board of directors to be disinterested with regard to the proposed transactions;

•	the special committee retained and received advice and assistance from its own independent financial and legal advisors, each of which has extensive experience in transactions similar to the proposed merger, in evaluating, negotiating or recommending the terms of the merger agreement, as applicable;

•	the board of directors could not proceed with a transaction involving Genstar without the approval of the special committee, which had the ultimate authority to decide whether or not to pursue such a transaction (subject to approval of the merger agreement by the board of directors);

•	the directors of PRA will not receive any merger consideration with respect to their shares of PRA common stock in connection with the merger that is different from that received by any other stockholder of PRA unaffiliated with Parent, Merger Sub or their respective subsidiaries or affiliates;

•	the opinion of Credit Suisse, dated as of July 24, 2007, with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of PRA common stock in the merger, other than the Excluded Stockholders;

•	the merger agreement contains a go-shop provision pursuant to which PRA, at the direction of the special committee, could solicit and engage in discussions and negotiations with respect to competing proposals for a period of 50 days following execution of the merger agreement and, after that time, continue discussions with certain of such parties provided certain conditions are met, and/or to respond to inquiries regarding acquisition proposals under certain circumstances;

•	while broadening the sales process prior to the execution of the merger agreement with Genstar might cause Genstar to rescind its offer as well as potentially jeopardizing PRA’s other business relationships, the go-shop provision permits other potential buyers to be solicited without such risks;

•	the terms of the merger agreement provide that PRA was not obligated to give Parent the right to match an alternative transaction proposed by a third party that is a “superior proposal” as defined in the merger agreement;

•	a provision in the merger agreement allows the board of directors or the special committee to withdraw or change its recommendation of the merger agreement, and to terminate the merger agreement, in certain circumstances, subject to the payment by PRA of a termination fee; and

•	appraisal rights under Delaware law are available to holders of shares of PRA’s common stock who dissent from the merger and comply with all of the applicable required procedures under Delaware law, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, if the merger is completed.

In light of the procedural safeguards discussed above and the level of current beneficial ownership of PRA common stock by Genstar III and Stargen III and our management other than affiliates of Genstar III and Stargen III, which as of [ • ], 2007, represented [ • ]% and [ • ]%, respectively, of PRA’s common stock, the special committee did not consider it necessary to explicitly require adoption of the merger agreement by at least a majority of PRA’s unaffiliated stockholders.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered a variety of risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the following:

•	the $30.50 per share price offered by Parent is less than $32.22, the highest stock price for PRA’s common stock on November 16, 2006, which was the highest stock price for PRA’s common stock in the 52-week period prior to execution of the merger agreement;

•	PRA’s unaffiliated stockholders will have no ongoing equity participation in PRA following the merger, and that such stockholders will cease to participate in PRA’s future earnings or growth, if any, or benefit from increases, if any, in the value of PRA’s common stock;

•	the possible conflicts of interest of certain of the current directors and executive officers and other members of management of PRA who will continue in their management role with PRA after the closing of the merger and who will have the opportunity to hold shares of Parent common stock or options to purchase shares of Parent common stock;

•	the possible conflicts of interest of (i) Mr. Conte and Mr. Weltman, who are affiliated with Genstar and will have an indirect ownership interest in Parent through their indirect interests in Genstar and their interests in Stargen IV and Stargen V and who negotiated the terms of the merger on behalf of Genstar, Parent and Merger Sub, (ii) Mr. Booth and Mr. Conway who will have an indirect interest in Parent through their limited partnership interests in Stargen IV and Stargen V, and (iii) Mr. Bieker, who is expected to continue to serve as CEO of PRA after the merger, who is expected to serve as a director of Parent after the merger and who is expected to have the opportunity to exchange, simultaneously with the consummation of the merger, some or all of his outstanding stock options (in lieu of the cash out and cancellation of options provided in the merger agreement) for options to purchase shares of Parent common stock;

•	an auction was not conducted for the sale of PRA;

•	the merger agreement restrictions on the conduct of PRA’s business prior to the completion of the merger, generally requiring PRA to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent PRA from undertaking business opportunities that may arise pending completion of the merger;

•	the risks and costs to PRA if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the receipt of cash in exchange for shares of PRA common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;

•	the possibility that, under the merger agreement, PRA may be required to pay a termination fee of $7.9 million or $23.7 million, depending on the circumstances, and to reimburse up to $7.9 million of Parent’s expenses; and

•	Parent’s and Merger Sub’s maximum exposure for wrongfully failing to close the merger, breaching the merger agreement or not obtaining financing is $23.7 million; and that no recourse may be had against Genstar V in excess of that amount, and that no recourse may be had against any person or entity other than Genstar V, Parent and Merger Sub.

In the course of reaching its decision to approve the merger agreement and the merger, the special committee believed that because PRA is engaged in a service business and therefore PRA’s value is primarily based on its employees and the level of service they are able to provide its clients and not PRA’s tangible assets, the liquidation value of PRA would be significantly lower than PRA’s value as a viable going concern. Accordingly, consideration of liquidation value was not a material factor to the special committee in reaching its determinations and decisions, and making the recommendations, described above. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of PRA as a going concern but rather is indicative of historical costs. PRA’s net book value per share as of September 30, 2007 was $11.54, which is substantially below the $30.50 per share cash merger consideration.

The special committee considered the going concern value of PRA in making its fairness determination based on the discounted cash flow analyses with respect to PRA prepared by Credit Suisse and expressly adopted by the special committee (which were based on the projected financial information provided to Credit Suisse by members of senior management of PRA). The special committee believed the discounted cash flow analysis was an appropriate basis to utilize in assessing going concern value because a discounted cash flow analysis is designed to indicate the value of a business based on future financial performance over a sustained period of operations. See “SPECIAL FACTORS — Opinion of Credit Suisse (USA) LLC” beginning on page 23 for a summary of the Credit Suisse valuation analyses provided to the special committee.

The foregoing discussion of the information and factors considered by the special committee includes the material factors considered by the special committee. Due to the variety of factors considered in connection with its evaluation, the special committee did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Board of Directors

After careful consideration, on July 24, 2007, the PRA board of directors consisting of Messrs. Kessler and Spivy and Dr. Hemberger based on the unanimous recommendation of the special committee, (1) determined that the merger, the terms thereof and the related transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, PRA and PRA’s unaffiliated stockholders and (2) declared advisable and approved the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, the PRA board of directors recommends that stockholders vote FOR the proposal to adopt the merger agreement and FOR the adjournment proposal.

In reaching these determinations, the board of directors considered (i) the financial analysis of PRA provided to the special committee to assist the special committee in evaluating the proposed transaction, which was reviewed with the board of directors by the special committee’s financial advisor at the special committee’s request and (ii) the analysis of the proposed transaction performed by the special committee and its unanimous recommendation, as described above, and adopted the recommendation and analysis of the special committee in reaching its determinations.

Messrs. Conte, Weltman and Conway waived notice of the meeting and informed Mr. Booth, chairman of the board, that they did not intend to participate in the meeting due to their relationship with Genstar. Likewise, after declaring a quorum was present, Mr. Booth recused himself from the meeting and left the call due to his interest in certain affiliates of Genstar. Mr. Bieker also recused himself from the meeting and left the call due to his potential interest in the proposed transaction. Thus, due to the relationships of certain members of the board of directors to Genstar or the potential interests of certain members of the board of directors in the proposed transaction, the voting members of the board of directors consisted of two members of the special committee, Messrs. Kessler and Spivy, and one former member of the special committee, Dr. Hemberger.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. After considering these factors, the board of directors concluded that the positive factors relating to the merger agreement and the merger outweighed the negative factors. Due to the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. The board of directors approved the merger agreement and the merger and recommended that PRA’s stockholders adopt the merger agreement based upon the totality of the information presented to and considered by it.

The PRA board of directors recommends that you vote FOR the proposal to adopt the merger agreement and FOR the adjournment proposal.

Opinion of Credit Suisse Securities (USA) LLC

On July 24, 2007, Credit Suisse rendered its oral opinion to the special committee (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of July 24, 2007, the merger consideration to be received by the holders of shares of our common stock in the merger was fair, from a financial point of view, to such stockholders, other than the Excluded Stockholders.

Credit Suisse’s opinion was directed to the special committee and only addressed the fairness from a financial point of view of the merger consideration to be received by the holders of our common stock in the merger, other than the Excluded Stockholders, and did not address any other aspect or implication of the merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger.

Procedures Followed

In arriving at its opinion, Credit Suisse, among other things:

•	reviewed the merger agreement and certain related agreements;

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with Credit Suisse by the Company;

•	met with our management to discuss the business and prospects of the Company;

•	considered certain financial and stock market data of the Company, and compared that data with similar data for other publicly held companies in businesses it deemed similar to that of the Company;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

Material Assumptions, Qualifications and Limitations

In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Credit Suisse also assumed, with the special committee’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to the holders of Company common stock, other than the Excluded Stockholders, of the Consideration to be received in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of the written opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse’s opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to the Company nor did it address the Company’s underlying decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

In preparing its opinion to the special committee, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s valuation analyses is not a complete description of the analyses underlying Credit Suisse’s fairness opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Summary of Analyses

In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction or business used in Credit Suisse’s analyses for comparative purposes is identical to the Company or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse’s opinion and analyses were provided to the special committee in connection with its consideration of the proposed merger and were among many factors considered by the special committee in evaluating the proposed merger. Neither Credit Suisse’s opinion nor its analyses were determinative of the merger consideration or of the views of the special committee, our board of directors or our management with respect to the merger.

The following is a summary of the material valuation analyses performed in connection with the preparation of Credit Suisse’s opinion rendered to the special committee on July 24, 2007. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.

For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:

Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its outstanding options, warrants and other convertible securities) plus the value of its minority interests plus the amount of its net debt (the amount of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) as of a specified date.

EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

Unless the context indicates otherwise, enterprise and per share equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected pharmaceutical development companies listed below as of July 23, 2007, and the transaction and per share equity values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions. Estimates of EBITDA and net income for the Company for the fiscal years ending December 31, 2007 and December 31, 2008 were based on estimates provided by our management. EBITDA and net income for the Company for the fiscal year ending December 31, 2006 and estimated for the fiscal year ending December 31, 2007 were adjusted to add back restructuring costs and other non-recurring costs and expenses based on discussions with our management of $1.7 million (on a pre-tax basis) and $1.3 million (on a post-tax basis) for the fiscal year ending December 31, 2006 and $9.3 million (on a pre-tax basis) and $6.7 million (on a post-tax basis) for the fiscal year ending December 31, 2007.

Selected Companies Analysis

Credit Suisse calculated enterprise value multiples of certain financial data for the Company and selected companies.

The calculated multiples included:

•	Enterprise value as a multiple of estimated 2007 EBITDA;

•	Enterprise value as a multiple of estimated 2008 EBITDA;

•	Per share stock price as a multiple of estimated 2007 net income per share; and

•	Per share stock price as a multiple of estimated 2008 net income per share.

The primary and secondary selected companies were selected because they had publicly traded equity securities and were deemed to be similar to PRA in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Credit Suisse identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to PRA. The primary selected companies were:

Pharmaceutical Product Development, Inc.
ICON plc
Parexel International Corp.
Kendle International Inc.
PharmaNet Development Group, Inc.

The selected companies analysis indicated the following for the primary selected companies:

Multiple Description	PRA(1)	PRA(2)	Low		High		Median		Mean

Enterprise value as a multiple of:
CY2007E EBITDA	14.2	15.9	11.0	x	14.9	x	12.3	x	12.8	x
CY2008E EBITDA	10.7	11.8	9.3	x	11.9	x	10.2	x	10.5	x
Stock price as a multiple of:
CY2007E net income per share	31.1	33.7	23.0	x	29.2	x	24.0	x	25.1	x
CY2008E net income per share	20.7	24.1	18.0	x	23.5	x	19.6	x	20.2	x

(1)	Based on estimates provided by PRA’s management.

(2)	Based on publicly available research analyst estimates.

Credit Suisse also considered the following secondary selected companies:
Covance Inc.
Charles River Laboratories, Inc.

The selected companies analysis indicated the following for the secondary selected companies:

Multiple Description	Covance	Charles River Labs

Enterprise value as a multiple of:
CY2007E EBITDA	14.3	12.2
CY2008E EBITDA	12.2	10.7
Stock price as a multiple of:
CY2007E net income per share	26.3	20.7
CY2008E net income per share	22.0	18.0

The secondary selected companies were not deemed as similar to PRA as the primary selected companies, and consequently, although they were qualitatively considered in determining the implied reference range value per share of our common stock, corresponding multiples for secondary selected companies were not included in the table summarizing the results of the primary selected companies analysis and were not applied to corresponding financial data for the Company provided by our management. Credit Suisse applied multiple ranges of 11.0x to 14.5x for CY2007E EBITDA, 9.0x to 11.5x for CY2008E EBITDA, 23.0x to 28.5x for CY2007E net income per share, and 18.0x to 23.0x for CY2008E net income per share based on the multiple ranges indicated by the selected companies analysis to corresponding financial data for the Company provided by our management. The selected multiple ranges were chosen based on Credit Suisse’s experience and judgment after reviewing the selected companies and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or companies. The selected companies analysis indicated an implied reference range value per share of our common stock of $20.50 to $31.00, as compared to the proposed merger consideration of $30.50 per share of our common stock.

Selected Transactions Analysis

Credit Suisse calculated enterprise value multiples of certain financial data based on the purchase prices for selected publicly-announced transactions involving pharmaceutical development target companies it deemed relevant.

The calculated multiples included:

•	Enterprise value as a multiple of the target company’s last twelve months’ (“LTM”) revenue; and

•	Enterprise value as a multiple of the target company’s LTM EBITDA.

The selected transactions were selected because the target companies were deemed to be similar to PRA in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. Credit Suisse identified a sufficient number of transactions after May 24, 1996 for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the merger. The selected transactions were:

Acquirer	Target	Date Announced

PRA International	Pharma Bio-Research Group B.V.	6/19/06
Kendle International Inc.	Charles River Phase II-IV Clinical Services	5/9/06
Societe Generale de Surveillance	The aster.cephac Group	1/5/06
Genstar Capital	Harlan Sprague Dawley	11/2/05
Aptuit, Inc. (Welsh Carson)	Quintiles — EDP Business	7/19/05
Omnicare, Inc.	Clinimetrics Research Associates	12/14/04
SFBC	PharmaNet Development Group, Inc.	11/3/04
Behrman Capital	WIL Research Laboratories, Inc.	9/30/04
Charles River Laboratories	Inveresk Research Group, Inc.	7/1/04
One Equity Partners	Quintiles Transactional Corp.	4/10/03
Genstar Capital	PRA International Inc.	7/9/01
MDS	Phoenix International Life Sciences Inc.	2/24/00
Covance Inc.	Parexel International Corp.	4/29/99
Omnicare, Inc.	IBAH, Inc.	3/31/98
Quintiles Transactional Corp.	BRI International Inc.	7/31/96
Pharmaceutical Product Development Inc.	Applied Bioscience International, Inc.	6/21/96
Clintrials Research Inc.	Bio-Research Laboratories, Inc.	5/24/96

The selected transactions analysis indicated the following:

Multiple Description	PRA(1)	Low		High		Median		Mean

Enterprise Value as a multiple of:
LTM Revenue	—	0.7	x	5.3	x	2.1	x	2.3	x
LTM EBITDA	15.6	5.5	x	31.1	x	16.3	x	17.7	x

(1)	Based on estimates provided by PRA’s management

Credit Suisse applied multiple ranges of 1.7x to 2.2x for LTM Revenues and 11.0x to 15.1x for LTM EBITDA based on the multiple ranges indicated by the selected transactions analysis to corresponding financial data for the Company provided by our management. The selected multiple ranges were chosen based on Credit Suisse’s experience and judgment after reviewing the selected transactions and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or transactions. The selected transactions analysis indicated an implied reference range value per share of our common stock of $22.50 to $30.50, as compared to the proposed merger consideration of $30.50 per share of our common stock.

Discounted Cash Flow Analysis

Credit Suisse also calculated the net present value of the Company’s unlevered, after-tax cash flows based on the projections provided by our management. In performing this analysis, Credit Suisse used discount rates ranging from 11.5% to 13.5% based on the Company’s estimated weighted average cost of capital (a rate intended to reflect the cost of raising additional capital for our Company) and terminal multiples ranging from 9.0x to 12.0x CY2011 EBITDA based on the selected companies analysis. As indicated in the table set forth below, the discounted cash flow analyses indicated an implied reference range value per share of our common stock of $25.27 to $33.83, as compared to the proposed merger consideration of $30.50 per share of our common stock.

	Terminal 2011E EBITDA Multiple
Discount Rate	9.0x	10.0x	11.0x	12.0x

11.5%	$27.21	$29.42	$31.63	$33.83

12.5%	$26.22	$28.34	$30.46	$32.56

13.5%	$25.27	$27.31	$29.34	$31.36

Other Matters

The special committee of the board of directors engaged Credit Suisse to act as its financial advisor with respect to certain potential transactions including a possible sale of the Company. The special committee selected Credit Suisse as its financial advisor based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with us and our business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to the engagement letter, we will pay Credit Suisse a fee currently estimated to be approximately $10,485,000 for its services as financial advisor to the special committee in connection with the merger, $550,000 of which became payable upon the delivery of its opinion and $9,735,000 of which is contingent upon the consummation of the merger. We have also agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties against certain liabilities and expenses arising out of or relating to Credit Suisse’s engagement.

Credit Suisse and its affiliates have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to the Company and its affiliates for which Credit Suisse has received, and would expect to receive, compensation. Credit Suisse and its affiliates have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to Parent and its affiliates, as well as private investment firms with investments in or otherwise affiliated or associated with Parent, and other entities affiliated or associated with such private investment firms, for which Credit Suisse has received, and would expect to receive, compensation. Among other things, during the past two years, Credit Suisse and its affiliates have acted as a lead underwriter in connection with the initial public offering and a follow-on public offering of common stock of North American Energy Partners, Inc., an affiliate of Parent; a financial advisor in connection with the sale of Axia Health Management, LLC, an affiliate of Parent; and provided or otherwise assisted affiliates of Parent in obtaining financing for the acquisitions of Nevamar Holdco, LLC and Harlan Sprague Dawley Inc., for which services Credit Suisse and its affiliates received aggregate fees, discounts and commissions of approximately $20 million. Credit Suisse may have provided other financial advice and services to Parent and its affiliates for which it was compensated. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies. In that regard, certain investment funds affiliated or associated with Credit Suisse or its affiliates, and in which Credit Suisse and its affiliates and certain of Credit Suisse’s and such affiliates’ employees have invested, have directly or indirectly invested in private equity funds which have invested or may invest in Parent.

The Genstar Filers’ Purpose and Reasons for the Merger

If the merger is completed, PRA will become a wholly owned subsidiary of Parent. For the Genstar Filers other than Genstar III, the purpose of the merger is to effectuate the transactions contemplated by the merger agreement and to benefit from any future earnings and growth of PRA after the merger. For Genstar III, the purpose of the merger is to sell its shareholdings in PRA.

The Genstar Filers believe that it is best for PRA to operate as a privately held entity. As a privately held entity, PRA will have the flexibility to focus on continuing improvements to its business without the constraints and distractions caused by the public equity market’s valuation of PRA and the focus on the quarter-to-quarter performance often emphasized by the public markets. The Genstar Filers believe that management will benefit from eliminating the duties required in managing a publicly traded company, enabling them to devote more of their time and energy to core business operations. Moreover, the Genstar Filers believe that PRA’s future business prospects can be improved through their active participation in the strategic direction and operations of PRA. Although the Genstar Filers believe that there will be significant opportunities associated with their investment in PRA, they realize that there are also substantial risks (including the risks and uncertainties relating to PRA’s prospects, including the prospects described in management’s projections summarized under “SPECIAL FACTORS — Financial Projections” beginning on page 46).

PRA faces a number of challenges in the market place, including the ability of PRA’s customers to cancel contracts, recruiting and staffing new projects, PRA’s need to continue to expand to provide a global platform, potential mergers and other corporate changes with PRA’s customers and the fact that PRA recently hired four new senior executives. Responding to these challenges will require tolerance for volatility in the performance of PRA’s business and a willingness to make long-term business decisions that carry substantial risks. The Genstar Filers believe that these strategies would be most effectively implemented in the context of a private company structure. As a privately-owned company, PRA would have increased flexibility to make decisions that may negatively affect quarterly results but that may, over the long term, increase PRA’s value. In contrast, as a publicly-traded company, PRA currently faces public stockholder and investment analyst pressure to make decisions that may produce better short-term results, but which may over the long term lead to a reduction in the per share price of its publicly-traded equity securities.

As a privately-owned company, PRA would also be relieved of many of the other burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for management to be responsive to unaffiliated stockholder concerns and to engage in an ongoing dialogue with unaffiliated stockholders may at times distract management’s time and attention from the effective operation and improvement of the business.

The Genstar Filers believe that structuring the transaction as a “going private” merger transaction is preferable to other transaction structures because (i) it will enable Parent to acquire all of the outstanding shares of PRA at the same time, (ii) it represents an opportunity for all of PRA’s stockholders to receive fair value for their shares at the same time and (iii) it facilitates the debt financing required to complete the merger transaction. The Genstar Filers believe that the merger transaction will provide a prompt and orderly transfer of ownership of PRA in a single step, without the necessity of financing separate purchases of PRA’s common stock in a tender offer and a second-step merger to acquire shares of common stock not tendered into the tender offer, and without incurring any additional transaction costs associated with such activities.

The Genstar Filers rejected using a tender offer to accomplish the transaction because a tender offer would have necessitated financing separate purchases of stock in a tender offer followed by a second-step merger. The Genstar Filers also considered a merger transaction in which all PRA stockholders would have had the opportunity to retain a portion of their shares. In its indication of interest on June 7, 2007, Genstar proposed an acquisition price of $28 per share and a “rollover option” pursuant to which PRA stockholders would be permitted, at their election to receive shares in the surviving corporation after the merger in lieu of a portion of the cash consideration, subject to a cap of 20% of the outstanding shares of the surviving corporation. The special committee did not accept that proposal. Thereafter, Genstar increased its offer to $30.00 per share, and eventually to $30.50 per share. The Genstar Filers rejected the rollover option in favor of acquiring all of the outstanding shares in light of the increased cash consideration and so that the surviving corporation would not have publicly traded stock and thereby would not be subject to public reporting obligations and fiduciary duty issues to unaffiliated, public stockholders.

The purpose of the merger for Genstar III is to sell their shareholdings in PRA. Genstar III initially invested in PRA in 2001. Genstar III is no longer making new investments, and is seeking to generate returns to its investors through the sale of its investment in PRA shares. Genstar III has considered other alternatives to selling its shares pursuant to the merger. In particular it has considered selling its shares in open market transactions. However, the amount of PRA shares that it could sell in the open market during any quarterly period is limited and therefore it would take substantially longer to sell its shares in the open market than pursuant to the merger. Similarly, Genstar III has considered selling its shares in a registered offering. Based on the historical trading prices of PRA, Genstar III believes that if it were to sell its PRA shares in the open market or pursuant to a registered offering, it is unlikely that it would realize an amount per share that is more than the $30.50 price per share to be paid in the merger.

Position of the Genstar Filers as to Fairness

Under SEC rules the Genstar Filers are required to provide certain information regarding their position as to the substantive and procedural fairness of the merger to the unaffiliated stockholders of PRA. The Genstar Filers are making the statements included in this section of the proxy statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Genstar Filers did not undertake a formal evaluation of the merger. The shareholders of PRA were, as described elsewhere in this proxy statement, represented by the special committee that negotiated with the Genstar Filers on their behalf, with the assistance of independent legal and financial advisors. None of the Genstar Filers participated in the deliberation process of the special committee and none of them participated in the conclusions of the special committee or the board of directors of PRA that the merger was fair to the unaffiliated shareholders of PRA, nor did they undertake any independent evaluation of the fairness of the merger to our unaffiliated stockholders. However, based upon the same factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated stockholders as set forth in this proxy statement, which findings and related analyses, as set forth in this proxy statement, the Genstar Filers adopt, the Genstar Filers believe that the merger agreement and the merger are substantively and procedurally fair to our unaffiliated stockholders. The Genstar Filers believe that these factors provide a reasonable basis for their belief that the merger is procedurally and substantively fair to our unaffiliated stockholders. These factors and findings are described on page 18 under “ — Recommendations of the Special Committee and the Board of Directors; Reasons for Approval of the Merger.”

While the foregoing discussion of the information and factors considered by the Genstar Filers in connection with the fairness of the merger agreement and the merger is believed to include all material factors considered by the Genstar Filers in determining the fairness of the merger to our unaffiliated stockholders, the Genstar Filers did not find it practicable to assign, nor did they assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the merger to such stockholders.

In light of the factors described above, and the fact that the use of a special committee of independent and disinterested directors is a mechanism well recognized to ensure fairness in transactions of this type, the Genstar Filers believe that the merger is substantively and procedurally fair to the unaffiliated stockholders despite the fact that an unaffiliated representative was not retained to act solely on behalf of PRA’s unaffiliated stockholders.

The Genstar Filers’ view as to the fairness of the merger to the unaffiliated stockholders of PRA is not a recommendation as to how any such stockholder should vote on the merger. The foregoing discussion of the information and factors considered and weight given by the Genstar Filers while not exhaustive are believed to include all material factors considered by the Genstar Filers.

Plans for PRA after the Merger

The Genstar Filers (other than Genstar III) have advised PRA that, following the consummation of the merger, they intend that PRA will continue its current operations, except that PRA will cease to be a public company and will instead be a subsidiary of Parent. Following the consummation of the merger, PRA’s common stock will cease to be publicly traded and the registration of PRA’s common stock and PRA’s reporting obligations under the Exchange Act with respect to its common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, PRA’s common stock will no longer be listed on any exchange or quotation system, including the NASDAQ Global Select Market, and price quotations will no longer be available. PRA will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

The Genstar Filers (other than Genstar III) have further advised PRA that they do not have any specific plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving PRA’s corporate structure, business or management, such as a merger, reorganization or liquidation, or sale or transfer of a material amount of assets. However, the Genstar Filers (other than Genstar III) expect to continuously evaluate and review PRA’s business and operations following the merger and may develop new plans and proposals that they consider appropriate to maximize the value of PRA. The Genstar Filers (other than Genstar III) expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments.

Effects of the Merger

If the merger is approved by PRA’s stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into PRA, with PRA being the surviving corporation. After the merger, Parent will own all of the capital stock of PRA and PRA will no longer be a publicly-traded company. Immediately following the effective time of the merger, Parent will be owned by Genstar V, Genstar IV, CDPQ, possibly other investors and certain other members of our management who may acquire equity interests in Parent.

When the merger is completed, each share of PRA common stock issued and outstanding immediately prior to the effective time of the merger (other than treasury shares, shares held by Parent or Merger Sub and shares held by PRA stockholders who choose to be dissenting stockholders by exercising and perfecting their appraisal rights under Delaware law with respect to the merger) will be converted into the right to receive $30.50 in cash without interest and less any applicable withholding taxes. At the effective time of the merger, unless otherwise agreed between Parent and the holder thereof:

•	each outstanding option to acquire PRA common stock will become fully vested and immediately exercisable and will be cancelled and converted into a right to receive a cash payment of an amount equal to (1) the excess, if any, of $30.50 over the exercise price per share of the common stock subject to the option, multiplied by (2) the number of shares of common stock subject to the option, without interest and less any applicable withholding taxes; and

•	each right to receive PRA common stock or benefits measured by the value of a number of PRA common stock shares will become fully vested and free of any restrictions and will be cancelled and converted into a right to receive a cash payment of an amount equal to $30.50 for each PRA common share subject to the award, without interest and less any applicable withholding taxes.

Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. The opportunity to exchange shares of PRA common stock for, or to purchase shares of, Parent common stock is intended to provide an equity-based incentive and retention benefit with respect to future operations of Parent and its subsidiaries. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

If the merger is completed, PRA stockholders (other than members of our management who acquire equity interests in Parent) will have no interests in PRA’s net book value or net earnings after the merger. The table below sets forth the direct and indirect interest in voting shares of PRA and the interest in PRA’s net book value and net earnings for the Genstar Filers, based on the historical net book value of PRA as of September 30, 2007 and the historical net earnings of PRA for the nine months ended September 30, 2007.

	Ownership of PRA Prior to the Merger(1)			Expected Ownership of PRA After the Merger(2)
		Net Earnings
		For the	Net Book		Net Earnings For	Net Book
		Nine Months	Value as		the Nine Months	Value as
	Percentage	Ended September 30,	of September 30,	Percentage	Ended September 30,	of September 30,
	Ownership	2007	2007	Ownership	2007	2007
	%	$ in thousands	$ in thousands	%	$ in thousands	$ in thousands

Genstar Capital Partners III, L.P.	12.2	1,246	34,879	—	—	—
Genstar Capital Partners IV, L.P.	—	—	—	11.8	1,205	33,736
Genstar Capital Partners V, L.P.	—	—	—	69.4	7,086	198,412
Stargen IV, L.P.	—	—	—	0.5	51	1,429
Stargen V, L.P.	—	—	—	2.1	214	6,004
GG Holdings I, Inc.	—	—	—	100.0	10,211	285,896
Jean-Pierre L. Conte(3)	12.6	1,287	36,023	83.8	8,557	239,581
Robert J. Weltman(4)	—	—	—	83.8	8,557	239,581

(1)	Based upon beneficial ownership as of September 30, 2007, net earnings for the nine months ended September 30, 2007 and net book value as of September 30, 2007.

(2)	Based upon currently expected beneficial ownership of Parent at closing, and assuming other additional investors invest $65.0 million in Parent and assuming that members of management rollover stock options only (and no shares). Each holder of Parent common stock will have a voting interest that corresponds with its respective ownership of Parent common stock.

(3)	Mr. Conte is a managing member of Genstar III GP LLC, which is the sole general partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. In such capacity, Mr. Conte may be deemed to beneficially own shares beneficially held by Genstar Capital Partners III, L.P. and Stargen III, L.P., but disclaims such beneficial ownership. Mr. Conte is a member of Genstar IV GP LLC, which is the sole general partner of Genstar Capital IV, L.P., which is the sole general partner of each of Genstar Capital Partners IV, L.P. and Stargen IV, L.P. In such capacity, Mr. Conte may be deemed to beneficially own shares beneficially held by Genstar Capital Partners IV, L.P. and Stargen IV, L.P., but disclaims such beneficial ownership. Mr. Conte is a member of Genstar V GP LLC, which is the sole general partner of Genstar Capital V, L.P., which is the sole general partner of each of Genstar Capital Partners V, L.P. and Stargen V, L.P. In such capacity, Mr. Conte may be deemed to beneficially own shares beneficially held by Genstar Capital Partners V, L.P. and Stargen V, L.P., but disclaims such beneficial ownership.

(4)	Mr. Weltman is a limited partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. Mr. Weltman does not directly or indirectly have or share voting or investment power over the shares beneficially held by Genstar Capital Partners III, L.P. or Stargen III, L.P. Mr. Weltman is a member of Genstar IV GP LLC, which is the sole general partner of Genstar Capital IV, L.P., which is the sole general partner of each of Genstar Capital Partners IV, L.P. and Stargen IV, L.P. In such capacity, Mr. Weltman may be deemed to beneficially own shares beneficially held by Genstar Capital Partners IV, L.P. and Stargen IV, L.P., but disclaims such beneficial ownership. Mr. Weltman also is a member of Genstar V GP LLC, which is the sole general partner of Genstar Capital V, L.P., which is the sole general partner of each of Genstar Capital Partners V, L.P. and Stargen V, L.P. In such capacity, Mr. Weltman may be deemed to beneficially own shares beneficially held by Genstar Capital Partners V, L.P. and Stargen V, L.P., but disclaims such beneficial ownership.

A primary benefit of the merger to PRA’s stockholders (including Genstar III, but excluding members of our management who may acquire equity interests in Parent) will be the right of such stockholders to receive a cash payment of $30.50, without interest, for each share of PRA common stock held by such stockholders as described above, an approximately 13.1% premium over the closing market price of PRA common stock on July 24, 2007, the last trading day preceding the public announcement of the proposed transaction. Additionally, such stockholders will avoid the risk of any possible decrease in the future earnings, growth or value of PRA following the merger.

The primary detriments of the merger to such stockholders include the lack of an interest of such stockholders in the potential future earnings or growth of PRA. Additionally, the receipt of cash in exchange for shares of PRA common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

In connection with the merger, members of our management who exchange equity interests in PRA for equity interests in Parent will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits of PRA’s stockholders generally. These incremental benefits and detriments include the right to contribute, in a transaction that is intended to be tax-free for U.S. federal income tax purposes, shares of their PRA common stock and/or options to purchase shares of PRA common stock to Parent in exchange for Parent common stock and/or options to purchase Parent common stock.

The primary benefits of the merger to the Genstar Filers (other than Genstar III) and members of our management who may acquire equity interests in Parent collectively include their proportionate share of all of the potential future earnings and growth of PRA which, if PRA successfully executes its business strategies, could exceed the value of their original investment in Parent. Additionally, following the merger, PRA will be a private company indirectly owned by the Genstar Filers (other than Genstar III) and any additional investors permitted by them, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that PRA’s directors, officers and beneficial owners of more than 10% of the shares of PRA common stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, in the event the merger is consummated, the Genstar Filers (other than Genstar III) will have their fees and expenses incurred in connection with the transaction reimbursed by the surviving corporation. Additionally, following the merger, our members of management who are currently officers of PRA will retain their officer positions with the surviving corporation.

The primary detriments of the merger to the Genstar Filers (other than Genstar III) and members of our management who may acquire equity interests in Parent include the fact that they (and any additional investors permitted by Genstar) will bear all of the risk of any possible decrease in the earnings, growth or value of PRA following the merger. Additionally, their investments in Parent will be illiquid, with no public trading market for such securities, and the equity securities of Parent will be subject to restrictions on transfer.

The chairman of the board of directors, Melvin D. Booth, and another member of PRA’s board of directors, Robert E. Conway are limited partners in Stargen IV and Stargen V, and in such capacity, each will have an economic interest in less than 0.1% of the equity interests of Parent. Neither Mr. Booth nor Mr. Conway will have the power to control the voting or disposition of any such equity interests. Neither Mr. Booth nor Mr. Conway will be officers of Parent. While it is possible that Parent may ask Mr. Booth and Mr. Conway to serve on the board of directors of Parent after the consummation of the merger, there are no agreements, arrangements or understandings between Parent and Mr. Booth or Mr. Conway with respect to service on the board. It is anticipated that there will not be any such agreement, arrangement or understanding prior to the closing of the merger.

Mr. Conte and Mr. Weltman currently are the directors of Parent and at the effective time will continue as directors of Parent. At the effective time of the merger, the directors of Merger Sub (Mr. Conte and Mr. Weltman) will become the directors of the surviving corporation and the current officers of PRA will become the officers of the surviving corporation. Mr. Bieker is also expected to become a director of Parent and the surviving corporation.

PRA’s common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Select Market under the symbol “PRAI.” As a result of the merger, PRA will be a privately held corporation, and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the NASDAQ Global Select Market, and price quotations with respect to shares of PRA common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to PRA. After the effective time of the merger, PRA will also no longer be required to file periodic reports with the SEC.

At the effective time of the merger, the certificate of incorporation of PRA will be amended to be the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, except that the name of the corporation will be “PRA International” and, pursuant to the merger agreement, liability exculpating provisions applicable to directors of PRA and indemnification rights of the officers and directors of PRA shall not be amended, repealed or otherwise modified for six years from the merger effective time in any manner that would affect adversely the rights thereunder of such officers and directors, and only to the extent, unless required by law. The bylaws of Merger Sub in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation.

Effects on PRA if the Merger is not Completed

In the event that the proposal to adopt the merger agreement is not approved by PRA’s stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, PRA will remain a public company and its common stock will continue to be listed and traded on the NASDAQ Global Select Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that PRA stockholders will continue to be subject to the same risks and opportunities as they currently are. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of PRA common stock. From time to time, PRA’s board will evaluate and review the business operations, properties, dividend policy and capitalization of PRA, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the proposal to adopt the merger agreement is not approved by PRA’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to PRA will be offered, or that the business, prospects or results of operations of PRA will not be adversely impacted.

In addition, if the merger agreement is terminated under certain circumstances, PRA will be obligated to pay a termination fee of $23.7 million, unless such termination is in connection with a superior proposal submitted by an excluded party (as defined in the merger agreement), in which case PRA must pay a fee of $7.9 million, in each case, to Parent. See “THE MERGER AGREEMENT — Fees and Expenses” beginning on page 72.

Accounting Treatment of the Merger

The merger is expected to be accounted for as a business combination using the purchase method of accounting for financial accounting purposes, whereby the estimated purchase price would be allocated to the assets and liabilities of PRA based on their relative fair values in accordance with Financial Accounting Standards No. 141, Business Combinations.

Financing

Equity Financing

Parent has received an equity commitment letter, dated as of July 24, 2007, from Genstar V. Pursuant to the equity commitment letter, Genstar V has committed to make a cash equity contribution to Parent of up to $391.26 million in connection with the proposed merger. The obligation to fund commitments under the equity commitment letter is subject to satisfaction of all conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger under the merger agreement. The equity commitment letter will terminate on the earliest of (i) the consummation of the merger, (ii) the occurrence of an event which renders any of the conditions in the letter incapable of being satisfied, (iii) the termination of the merger agreement prior to the closing and (iv) the Outside Date. Genstar V is permitted to assign all or any of its obligations under the equity commitment letter provided such person agrees to assume the obligations under such letter. Pursuant to such an assignment, it is expected that Genstar IV will provide approximately $50 million and Stargen IV and Stargen V will provide approximately $10 million. Parent has invited certain other investors, including CDPQ, an institution which is providing a portion of the debt financing to Parent in connection with the merger, to make minority investments in Parent for up to an aggregate amount of $65 million, however, no agreement has been reached with such potential investors at this time. It is expected that CDPQ will provide $40 million of the equity required to finance the merger. To the extent those or other potential investors do not invest in Parent, Genstar V will provide such equity amount. At the time of the consummation of the merger, Genstar will control Parent.

Debt Commitment Letters

Parent has entered into two commitment letters: (x) a commitment letter dated July 24, 2007, and amended and restated as of August 31, 2007, which is referred to as the “senior debt commitment letter”, with UBS Loan Finance LLC, UBS Securities LLC and Jefferies Finance LLC, sometimes referred to collectively as the “senior debt arrangers”, and (y) a commitment letter dated August 31, 2007, which is referred to as the “senior subordinated notes commitment letter” (and together with the senior debt commitment letter, the “commitment letters”), with CDPQ, and collectively with the senior debt arrangers, the “arrangers”). Pursuant to, and subject to the terms and conditions of, the commitment letters,

•	the senior debt arrangers, as initial lenders, have committed to provide to the Parent and, after the closing of the Merger, PRA, senior secured credit facilities of up to the US dollar equivalent of $295 million. It is contemplated that such senior secured credit facilities will consist of: (i) a seven-year US dollar denominated senior secured term loan of up to $70 million made to PRA, (ii) a seven-year US dollar denominated “last-out” senior secured term loan of up to $85 million made to PRA, (iii) a seven-year US dollar denominated senior secured term loan of up to $40 million made to Pharmaceutical Research Associates Group BV, a Netherlands corporation and an indirect wholly-owned subsidiary of PRA sometimes referred to herein as the “Dutch borrower”, (iv) a seven-year Euro denominated senior secured term loan of up to the Euro equivalent of $60 million (approximately €45 million) made to the Dutch borrower; (v) a six-year US Dollar denominated senior secured revolving credit facility of up to $30 million made to PRA and (vi) a six-year Euro denominated senior secured revolving credit facility of up to the Euro equivalent of $10 million (approximately €7.5 million) made to the Dutch borrower; and

•	CDPQ, as initial purchaser, has committed to purchase up to $170 million in the aggregate principal amount of unsecured senior subordinated notes.

The senior secured term loan facilities and senior secured revolving credit facilities are sometimes collectively referred to as the “senior secured credit facilities”. The unsecured senior subordinated notes are sometimes referred to as the “senior subordinated notes”. The senior secured credit facilities and the senior subordinated notes are sometimes referred to as the “financing”.

The financing commitments in the aggregate total approximately $465 million. The senior debt commitment letter expires on the earlier to occur of April 2, 2008 or the Outside Date. The senior subordinated notes commitment letter expires on April 2, 2008, subject to extension in CDPQ’s sole discretion. The documentation governing each of the senior secured credit facilities and the senior subordinated notes has not been finalized and, accordingly, the actual terms of the financing may differ from those described in this proxy statement.

Conditions Precedent to the Debt Commitments

The availability of the senior secured credit facilities and the senior subordinated notes is subject to the satisfaction or waiver of a number of conditions, including, without limitation:

•	the absence of any change since December 31, 2006, which any arranger determines has had or would reasonably be expected to have a material adverse effect, other than as disclosed in PRA’s prior public filings or in the schedules to the merger agreement;

•	information submitted to the arrangers not being inaccurate, incomplete or misleading in any material respect, when taken as a whole, as any arranger determines;

•	consummation of the merger in accordance with the merger agreement and no provision thereof having been waived or amended in a manner materially adverse to the lenders or initial purchaser (including without limitation, the definition of “Material Adverse Effect” as set forth in the merger agreement, the termination date of the merger agreement or certain schedules to the merger agreement) without the consent of the arrangers;

•	execution and delivery of definitive documentation, customary closing certificates, solvency certificates and opinions with respect to the financing;

•	consummation of the equity investments in Parent, which (to the extent constituting other than common equity interests) must be on terms and conditions and pursuant to documentation reasonably satisfactory to the arrangers;

•	absence of other financings being offered, arranged, announced, syndicated or placed, if the foregoing would, in the reasonable judgment of any arranger, have a detrimental effect upon the syndication of the senior secured credit facilities or the placement of the senior subordinated notes;

•	delivery of certain unaudited and pro forma financial statements and financial projections;

•	delivery of documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

•	compliance with all covenants set forth in the commitment letters (which include customary matters such as providing information and cooperating with syndication efforts); and

•	payment of costs, fees, expenses and other compensation due the arrangers.

In addition, the availability of the senior secured credit facilities is subject to the satisfaction or waiver of the following additional conditions:

•	receipt of the proceeds from the issuance of senior subordinated notes in an amount of $170 million, which must be on terms and conditions and pursuant to documentation reasonably satisfactory to the senior debt arrangers; and

•	expiration of a period of not less than 15 business days (not including any portion of the period beginning on December 15, 2007 and ending on January 8, 2008) following the satisfaction of certain conditions related to the syndication of the senior secured credit facilities; and

•	subject to certain exceptions, all documents and instruments required to perfect security interests in collateral shall have been executed and delivered and be in proper form for filing and none of the collateral shall be subject to any other pledges, security interest or mortgages, except for certain permitted liens.

In addition, the availability of the senior subordinated notes financing is subject to the following additional conditions:

•	the satisfaction or waiver of PRA’s receipt of gross proceeds of the senior secured term loan financings in an aggregate amount of $255 million (which amount may be reduced if and to the extent of additional common equity or proceeds of substituted mezzanine financing (such substituted mezzanine financing not to exceed $28.1 million in aggregate principal amount) received by PRA from Genstar);

•	PRA having entered into one or more senior secured revolving credit facilities in an aggregate amount of up to $40 million; and

•	CDPQ having been given the opportunity to make an equity investment in Parent of approximately $40 million on terms and conditions and pursuant to documentation reasonably satisfactory to CDPQ.

Senior Secured Credit Facilities

General.  The US borrower under the senior secured credit facilities will initially be Merger Sub. As a result of the merger, Merger Sub will be merged with and into PRA and thereafter, the borrower will be PRA as the US borrowers and Pharmaceutical Research Associates Group BV, a Netherlands corporation as the Dutch borrower. It is contemplated that such senior secured credit facilities will consist of: (i) a $70 million senior secured term loan facility with a term of seven years made to PRA, (ii) an $85 million “last-out” senior secured term loan facility with a term of seven years to PRA, (iii) a $40 million senior secured term loan facility of with a term of seven years made to the Dutch borrower, (iv) a Euro equivalent of $60 million (approximately €45 million) senior secured term loan facility with a term of seven years made to the Dutch borrower; (v) a $30 million senior secured revolving credit facility with a term of six years made to PRA and (vi) a Euro equivalent of $10 million (approximately €7.5 million) senior secured revolving credit facility with a term of six years made to the Dutch borrower.

UBS Securities LLC and Jefferies Finance LLC have been appointed as joint advisors and joint lead arrangers and will act as joint bookrunning managers for the senior secured credit facilities. UBS AG, Stamford Branch will be the administrative agent and collateral agent for the senior secured credit facilities. In addition, additional agents or co-agents for the senior secured credit facilities may be appointed, with the consent of the senior debt arrangers, prior to consummation of the merger.

Interest Rate and Fees.  Loans denominated in dollars under the senior secured credit facilities are expected to bear interest, at the borrowers’ option, at (1) a rate equal to the higher of (a) the federal funds rate plus 0.50% and (b) the prime commercial lending rate of UBS AG, plus (in either case) an applicable margin or (2) a rate equal to LIBOR (London Interbank Offered Rate) plus an applicable margin. Loans denominated in euros under the senior secured credit facilities are expected to bear interest at a rate equal to EURIBOR (Euro Interbank Offered Rate) plus an applicable margin. The applicable margins, with respect to the revolving credit facilities, will be subject to a decrease pursuant to a leverage-based pricing grid.

In addition, the borrowers will pay customary commitment fees (subject to a decrease based on leverage) and letter of credit fees, in each case, under the revolving credit facility. Upon the consummation of the merger, Parent has also agreed to pay underwriting fees to the arrangers.

Prepayments and Amortization.  The borrowers will be permitted to make voluntary prepayments at any time and required to make mandatory prepayments of term loans with (1) net cash proceeds of asset sales (subject to reinvestment rights and other exceptions, including, without limitation, an exception for ordinary course sales of inventory), (2) net proceeds of issuances of debt or preferred stock (other than permitted issuances), (3) casualty and condemnation proceeds (subject to reinvestment rights), (4) a percentage of PRA’s excess cash flow (to be defined) and (5) a percentage of net proceeds of public issuances of equity securities. The term loans (other than the “last-out” term loans) will also have required interim amortization payments, payable quarterly, with the balance payable at the final maturity date of such term loans.

Guarantors.  All obligations under the senior secured credit facilities of PRA will be guaranteed by Parent and each existing and future direct and indirect domestic subsidiary of PRA, sometimes referred to collectively as the “US guarantors”. All obligations under the senior secured credit facilities of the Dutch borrower will be guaranteed by Parent and each existing and future direct and indirect subsidiary of Parent, collectively, sometimes referred to as the “Euro guarantors”, except to the extent such guarantee would be prohibited by applicable law or would result in materially adverse tax consequences and subject to other exceptions as are agreed.

Security.  The obligations of PRA and the US guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by all the equity interests of PRA and its direct or indirect subsidiaries owned by PRA and each US guarantor and substantially all present and future tangible and intangible assets of PRA and each US guarantor (limited, in the case of foreign subsidiaries, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences, and, in any event, subject to such other exceptions as are agreed).

The obligations of the Dutch borrower and the Euro guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by all the equity interests of PRA and its direct or indirect subsidiaries owned by PRA and each Euro guarantor and substantially all present and future tangible and intangible assets of the Dutch borrower and each Euro guarantor, subject to exceptions as are agreed.

Other Terms.  The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments and acquisitions, sales of assets, mergers and consolidations, dividends and other distributions on or redemptions of stock and prepayments of certain subordinated indebtedness. The senior secured credit agreement will contain financial maintenance covenants related to interest coverage and leverage. The senior secured credit facilities will also include customary events of default, including a change of control default.

Senior Subordinated Notes

General.  The issuer of the senior subordinated notes will initially be Merger Sub. As a result of the merger, Merger Sub will be merged with and into PRA and thereafter, the issuer will be PRA. The aggregate principal amount of the senior subordinated notes will be $170 million with a term of seven years and six months.

CDPQ has been appointed as lead arranger and sole administrative agent for the senior subordinated notes.

Interest Rate and Fees.  The senior subordinated notes are expected to bear interest on the principal amount of such notes at a rate of 14.25% per annum, payable in cash. At the option of the issuer, interest accruing at a rate of up to 1.25% per annum may be paid in kind. In addition, for one single consecutive 12 month period, the issue may elect to convert interest accruing at a rate of up to 1% per annum tha is otherwise payable in cash to payment in kind. Upon the consummation of the merger, Parent has also agreed to pay a commitment fee to CDPQ.

Redemptions.  The issuer will be permitted to make voluntary redemptions of the senior subordinated notes after the first anniversary of the consummation of the merger, subject to payment of premiums, plus all accrued and unpaid interest. To the extent permitted by the senior secured credit facilities (other than with respect to a change of control), the issuer shall offer to redeem the senior subordinated notes upon any public offering of equity securities of PRA or any of its subsidiaries and the issuer may be required to offer to redeem the senior subordinated notes upon any acceleration of the senior subordinated notes or any transaction which constitutes a change of control. In connection with any required redemption, PRA must pay a premium on the principal amount redeemed, plus all accrued and unpaid interest.

Guarantors.  All obligations under the senior subordinated notes will be guaranteed by Parent and each existing and future direct and indirect domestic subsidiary of PRA.

Subordination.  The senior subordinated notes will be subordinated only to indebtedness under the senior secured credit facilities.

Security.  The obligations of the borrowers and the guarantors under the senior subordinated notes will be unsecured.

Other Terms.  The senior subordinated notes will contain customary representations and warranties and customary affirmative and negative covenants, including customary exceptions for transactions of this type. Financial maintenance covenants applicable to the subordinated notes will be set at up to a 15% discount to those in senior secured credit facilities and negative covenants therein will include customary incurrence baskets. The senior subordinated notes will also include customary events of default.

Except as set forth in this proxy statement, the Genstar Persons do not have any alternative plans for the financing of the transaction in the event the Genstar Persons are not successful in obtaining the financing described in this proxy statement.

Guaranty of Genstar V; Remedies under the Merger Agreement

In connection with the merger agreement, Genstar V has agreed to guarantee the due and punctual performance and discharge of certain of the payment obligations of Parent under the merger agreement, up to a maximum amount of $23.7 million. The guarantee will remain in full force and effect until the effective time of the merger or, if the merger agreement is terminated under circumstances in which Parent would be obligated to make any payments under the terms of the merger agreement, on the six month anniversary of such termination. This summary is qualified in its entirety by reference to the limited guaranty, a copy of which is attached as Appendix E hereto and is incorporated by reference.

Interests of PRA’s Directors and Executive Officers in the Merger

In considering the recommendation of the board of directors to vote “FOR” the approval and adoption of the merger agreement, PRA’s stockholders should be aware that certain of PRA’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of PRA’s stockholders generally. The special committee and our board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters.

Treatment of Stock Options

At the effective time of the merger, each of PRA’s equity-based compensation or stock plans will terminate and all of our equity compensation awards (including awards held by our executive officers and directors, unless otherwise agreed by such holder and Parent) will be subject to the following treatment:

•	Each share of PRA common stock (other than treasury shares, shares held by Parent or Merger Sub and shares held by PRA stockholders who choose to be dissenting stockholders by exercising and perfecting their appraisal rights under Delaware law with respect to the merger) will be converted into the right to receive $30.50 in cash, without interest and less any applicable withholding taxes;

•	All outstanding qualified and nonqualified options under any PRA employee or director share option, compensation plan or arrangement with PRA will become fully exercisable or vested and will be canceled in exchange for the right to receive a cash payment equal to (1) the excess, if any, of $30.50 over the per share exercise price of the option, multiplied by (2) the number of shares of PRA’s common stock subject to the option, without interest and less any applicable withholding taxes; and

•	Each right of any kind outstanding, immediately prior to the merger effective time, measured in whole or in part by the value of a number of PRA common shares granted under an incentive plan, whether vested or unvested, will become fully vested and free of any forfeiture or holding restrictions or performance of other conditions and will entitle the holder to receive an amount in cash equal to the merger consideration in respect of each PRA common share underlying the particular award.

Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

The table below sets forth, as of November 6, 2007, for each of our directors and executive officers:

•	the number of stock options (both vested and unvested) held by such persons;

•	the aggregate cash payment that will be made in respect of such stock options upon consummation of the merger (assuming no rollover of shares or options);

•	the number of shares of common stock held by such person; and

•	the aggregate cash payment that will be made in respect of such shares of common stock upon consummation of the merger.

	Options					Common Stock
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
		Price of		Price of
	Vested	Vested	Unvested	Unvested	Resulting	Shares	Resulting	Total
	Options	Options	Options	Options	Consideration(1)	Owned	Consideration	Consideration

Executive Officers
Terrance J. Bieker(2)	—	—	540,000	$23.34	$3,867,500	—	—	$3,867,500
Linda Baddour	—	—	225,000	$23.50	$1,575,000	—	—	$1,575,000
David W. Dockhorn	229,776	$7.26	53,750	$19.92	$5,909,648	—	—	$5,909,648
Monika Pietrek	103,101	$16.59	75,625	$24.27	$1,905,097	15,000	457,500	$2,362,597
Colin Shannon	—	—	250,000	$23.21	$1,823,750	—	—	$1,823,750
Susan C. Stansfield	—	—	175,000	$29.06	$252,000	—	—	$252,000
Bruce A. Teplitzky	166,846	$10.73	65,625	$26.35	$3,570,009	17,132	$522,526	$4,092,535
William M. Walsh, III	71,600	$12.35	50,000	$24.33	$1,607,988	72,120	$2,199,660	$3,807,648
Directors
Melvin D. Booth	22,500	$19.82	107,500	$24.60	$886,200	—	—	$886,200
Jean-Pierre L. Conte	—	—	—	—	—	—	—	—
Robert E. Conway	22,500	$19.82	37,500	$23.86	$501,200	—	—	$501,200
Judith A. Hemberger	10,000	$26.38	40,000	$27.71	$164,800	—	—	$164,800
Armin M. Kessler	22,500	$24.42	37,500	$24.50	$361,800	—	—	$361,800
Gregory P. Spivy	—	—	40,000	$24.61	$235,600	—	—	$235,600
Robert J. Weltman	—	—	—	—	—	—	—	—

(1)	The amounts set forth in this column are calculated based on the actual exercise price per share of vested and unvested options.

(2)	Terrence J. Bieker also serves as a director.

Employment Agreements

Certain members of PRA’s management, including its executive officers, have employment agreements providing for the acceleration of equity awards upon a change in control of PRA if the officer is terminated within a certain time period after such change in control. However, because in connection with the merger (1) each outstanding option, and (2) any right of a kind, contingent or accrued, to receive PRA common stock or benefits measured in whole or in part by the value of a number of company common stock under PRA’s incentive plans will become fully vested and free of any restrictions, these provisions will not result in equity awards held by such members of management being treated differently than those held by any other individual (except to the extent that the individual manager elects to exchange his or her options for options to purchase Parent common stock as described above).

Management Arrangements

As of the date of this proxy statement, we have not entered into any employment agreements with our management, nor amended or modified any existing employment agreements, in connection with the merger. In addition, as of the date of this proxy statement, no member of our management team has entered into any agreement with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or any of its subsidiaries. Parent has informed us that it currently intends to retain members of our management team following the merger. Parent also has informed us that it intends to establish equity-based incentive compensation plans for management. The size of such equity-based incentive compensation plans has not yet been determined and no awards have been made or promised. Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. The extent to which Parent awards new options to purchase Parent common stock following the merger will depend on the amount of options issued in exchange for options to purchase PRA common stock. Although the size of such equity-based compensation plan has not been determined and no awards have been made or promised, Parent currently anticipates that such plan would authorize the issuance of stock options to purchase up to an aggregate of 10% of the fully diluted shares of Parent following the merger. New options granted pursuant to such plans generally would vest over five years of continued employment and would entitle the option holder to share in the future appreciation of PRA and Parent. The amount of equity that will be held by PRA management at the closing of the merger, including whether such equity will be newly granted options or rollover options, is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such equity have been finalized as of the date of this proxy statement.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, Parent has agreed:

•	that Parent and surviving corporation will indemnify and hold harmless, and advance expenses as incurred by, each director, officer, trustee, employee, agent and fiduciary of PRA or a subsidiary of PRA or as a fiduciary under or with respect to any employee benefit plan to the fullest extent permitted under applicable laws;

•	that, for a period of six years after the merger effective time, the organizational documents of the surviving corporation will contain provisions with respect to indemnification of present and former directors and officers of PRA and certain subsidiaries that are no less favorable than as presently set forth in PRA’s certificate of incorporation and bylaws;

•	subject to limitations regarding the cost of coverage, that the surviving corporation shall either (1) obtain and maintain “tail” insurance policies with a claims period of at least six years from the merger effective time with respect to directors’ and officers’ liability insurance or (2) maintain such directors’ and officers’ insurance for a period of six years after the merger effective time in each case in amount and scope and on other terms, while in the aggregate, no less advantageous to such covered parties than PRA’s existing insurance coverage. However, at no time will the surviving corporation be required to extend the coverage more than 300% of the current premium.

These obligations will be binding upon any successor to or assignee of substantially all of the properties and assets of the surviving corporation. See “THE MERGER AGREEMENT — Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation” beginning on page 67.

Special Committee

If the merger is completed, members of the special committee will, along with other stock and option holders, receive cash payments for shares of PRA common stock and vested in-the-money options as described below under the heading “THE MERGER AGREEMENT — Treatment of Stock Options.” As members of the PRA board of directors, members of the special committee will also benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as directors as described above under the heading “— Indemnification and Insurance.” Armin M. Kessler will receive $30,000 as remuneration for his service as chairman of the special committee. Gregory P. Spivy will receive $10,000 for his service as a member of the special committee. Dr. Judith A. Hemberger will receive $10,000 for her period of service as a member of the special committee. Each member of the special committee will be reimbursed for any out-of-pocket expenses incurred in connection with such service.

Certain Relationships with Genstar, Parent and Merger Sub

Certain members of PRA’s board of directors have relationships with Genstar or its affiliates. Jean-Pierre L. Conte is currently chairman and a member of Genstar Capital, LLC, the manager of Genstar IV and Genstar V, which are the controlling stockholders of Parent. Robert J. Weltman is a member of Genstar Capital, LLC. Mr. Conte and Mr. Weltman also are members of the limited liability companies which control Genstar. Each of Mr. Conte and

Mr. Weltman will have an indirect economic interest in Parent through his indirect interest in Genstar, Stargen IV and Stargen V. Messrs. Conte and Weltman are President and Vice President respectively, and directors of each of Parent and Merger Sub. Following the consummation of the merger, Messrs. Conte and Weltman will cease to be officers of Parent and Merger Sub, but will continue to serve as directors of Parent and the surviving corporation.

The chairman of our board of directors, Melvin D. Booth, and another member of our board of directors, Robert E. Conway, each currently serves as a member of the Strategic Advisory Board of Genstar Capital, LLC. Mr. Booth and Mr. Conway are limited partners in Stargen IV and Stargen V, which are limited partnerships formed by employees of Genstar Capital, LLC to invest in parallel with Genstar. As limited partners, Mr. Booth and Mr. Conway each will have an economic interest in less than 0.1% of the equity interests of Parent. Neither Mr. Booth nor Mr. Conway will have the power to control the voting or disposition of any such equity interests. Neither Mr. Booth nor Mr. Conway will be officers of Parent. While it is possible that Parent may ask Mr. Booth and/or Mr. Conway to serve on the board of directors of Parent after the consummation of the merger, there are no agreements, arrangements or understandings between Parent and Mr. Booth or Mr. Conway with respect to service on the board. It is anticipated that there will not be any such agreement, arrangement or understanding prior to the closing of the merger.

Registration Rights Agreement

Genstar III, Stargen III and an affiliate of CDPQ have entered into a registration rights agreement with us, under which they may require us at any time to file a registration statement under the Securities Act to register the sale of shares of our common stock, subject to certain limitations. Pursuant to the exercise of demand registration rights by Genstar III, we filed a registration statement on March 7, 2006 to register the resale of up to five million shares of our common stock held by Genstar III and Stargen III, certain of our officers, directors, and other parties. We are required to pay all registration expenses in connection with the first six of these demand registrations under the registration rights agreement. The exercise of a demand registration right, when made, entitles the other existing stockholders to notice of the registration and allows them to include their shares of common stock in the registration. Our registration rights agreement also grants “piggyback” registration rights in connection with registered offerings of common stock that we initiate, for which we must pay all expenses.

Stockholders Agreements

We have entered into agreements with Genstar III, Stargen III, an affiliate of CDPQ, certain institutional investors and certain current and former executives that contain provisions requiring certain of our stockholders to submit to a sale of PRA upon the satisfaction of stated conditions; allow all stockholders to participate in certain transfers proposed by the majority stockholders; provide a right of first refusal in our favor and in favor of certain of our stockholders with respect to sales by certain of our stockholders; grant preemptive rights to certain stockholders should we undertake to issue new securities upon certain conditions being met; and in some instances grant “piggyback” registration rights under the registration rights agreement described above.

Nomination of Directors

Under an agreement we entered into with Genstar III and Stargen III, each of Genstar III and Stargen III has the right to elect one of our directors so long as it holds any shares of our common stock.

Amendment to PRA’s Rights Agreement

PRA entered into a rights agreement, dated as of March 23, 2007, with American Stock Transfer & Trust Company, as rights agent, which contains certain restrictions on PRA’s ability to merge or consolidate with any other entity. On July 24, 2007, immediately prior to the execution of the merger agreement, PRA and the rights agent entered into an amendment to the rights agreement which provides that neither the execution of the merger agreement nor the consummation of the merger will trigger the provisions of the rights agreement. In particular, the amendment to the rights agreement provides that neither Parent, Merger Sub nor any of their affiliates or associates will be deemed to be an acquiring person (as defined in the rights agreement) solely by virtue of the approval, execution, delivery and adoption or performance of the merger agreement or the consummation of the merger or any other transactions contemplated by the merger agreement.

Voting Agreement

Simultaneously with the execution and delivery of the merger agreement, certain stockholders of PRA, namely Genstar Capital Partners III, L.P., referred to as Genstar III, and Stargen III, L.P., referred to as Stargen III, entered into a voting agreement. Genstar III and Stargen III collectively own approximately 12.6% of the outstanding shares of common stock of PRA. Under the terms of the voting agreement, from the time of the execution of the voting agreement and until the earliest to occur of the date that (a) the merger becomes effective, (b) the transaction contemplated by a superior proposal received by PRA (under the terms of the merger agreement) is consummated, (c) the merger agreement is terminated in accordance with its terms, unless it is terminated by PRA in order to enter into another definitive agreement providing for a superior proposal, (d) such other definitive agreement is terminated, or (e) is February 25, 2008 (or later as provided for in the merger agreement related to the marketing period), Genstar III and Stargen III have agreed to vote their shares in favor of the merger, against all action or agreements that would result in a breach of any covenants, representation or warranty or any other obligation or agreement of PRA under the merger agreement, or in favor of a superior proposal if recommended by the board of directors, as the case may be.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to the beneficial holders of PRA common stock all of whose shares are converted to cash pursuant to the merger, and is based upon present law (which may change, possibly with retroactive effect). The tax consequences set forth below are not intended to constitute a complete description of all tax consequences relating to the merger.

DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU SHOULD CONSULT YOUR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECTS OF APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

The following discussion applies only if you hold your shares as a capital asset and does not apply if you acquired your shares, or receive payment pursuant to the merger, in respect of the exercise of stock options or other compensation arrangements with PRA or hold your shares as part of a hedge, straddle or conversion transaction or are a person otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” In addition, this discussion does not address the U.S. federal income tax consequences to a beneficial holder of PRA common stock who, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. If you receive cash pursuant to the merger, you will recognize gain or loss equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares converted into cash pursuant to the merger (determined before the deduction of any withholding tax). Gain or loss will be determined separately for each block of shares (i.e., shares acquired for the same cost in a single transaction) converted into cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss if your holding period for the shares is more than one year at the time of consummation of the merger. In general, recognized long-term capital gain is subject to U.S. federal income tax at a maximum rate of 15% for individuals and 35% for corporations. The deduction of capital losses is subject to certain limitations.

Cash payments received by beneficial holders of PRA common stock pursuant to the merger are subject to information reporting, and will be subject to backup withholding at the applicable rate (currently, 28%) if the beneficial holder or other payee fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

The receipt of cash pursuant to the exercise of statutory appraisal rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws as described above. Any holder considering exercising statutory appraisal rights should consult their own tax advisors with respect to their particular circumstances.

Regulatory Approvals

The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission of the United States, referred to as the FTC, and the United States Department of Justice, referred to as the DOJ and specified waiting period requirements have been satisfied. On September 21, 2007, PRA and Genstar V made the required filings. Early termination of the 30-day waiting period was granted October 1, 2007. The completion of the merger is also conditional upon its approval under any applicable foreign merger control legislation. All applicable foreign approvals have been obtained.

At any time prior to or after the consummation of the merger, the FTC and DOJ could, however, take action to challenge the merger if it deems such action necessary to protect the public interest, including seeking to enjoin completion of the merger. The merger is also subject to state antitrust laws and could be the subject of challenges by state attorneys general or by private parties under federal or state antitrust laws. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, PRA will prevail.

Under the merger agreement, PRA and Parent have agreed to use their commercially reasonable efforts to obtain all required governmental approvals in connection with the completion of the merger. In addition, PRA and Parent have agreed to use their commercially reasonable efforts to resolve any objections or suits asserted by the FTC or DOJ or any other applicable governmental agency.

Except as noted above, and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Fees and Expenses of the Merger

The merger agreement provides that all expenses incurred in connection with the merger agreement be paid by the party incurring such expenses, whether or not the merger is consummated.

PRA estimates that it will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, HSR Act filing fees, fees and expenses of attorneys and accountants and other related charges, totaling approximately $13,365,000 million. This amount consists of the following estimated fees and expenses (in millions):

Description	Amount

Financial advisory fees and expenses	$10,700,000
Legal, accounting and tax advisory fees and expenses	2,600,000
HSR Act filing fees (1)	0
SEC filing fees	25,000
Printing, proxy solicitation and mailing costs	15,000
Miscellaneous	25,000
Total	$13,365,000

(1) Fee paid by Parent.

In addition, if the merger agreement is terminated under certain circumstances, PRA will be obligated to pay a termination fee of $23.7 million, unless such termination is in connection with a superior proposal submitted by an excluded party (as defined in the merger agreement), in which case PRA must pay a fee of $7.9 million to Parent. Under certain circumstances, PRA may, in each case, be required to pay up to $7.9 million of Parent’s expenses in the event that the merger agreement is terminated. See “THE MERGER AGREEMENT — Fees and Expenses” beginning on page 72.

Financial Projections

PRA does not, as a matter of course, publicly disclose projections of future revenues or earnings. However, financial forecasts prepared by PRA management were made available to the board of directors, Genstar and its financial advisor, UBS Securities LLC, and the special committee and its financial advisor, Credit Suisse, in connection with the consideration of a potential investment by Genstar in PRA, in the case of Genstar V and UBS Securities LLC, and in connection with their assessment of the Genstar offer, in the case of the board of directors and the special committee and Credit Suisse. We have included the projected financial information deemed material by our special committee and board of directors for purposes of considering and evaluating the merger. The projections were not prepared with a view toward public disclosure or to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The inclusion of this information should not be regarded as an indication that Genstar V, our special committee or board of directors, Credit Suisse or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, PRA’s management. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement relates to PRA’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. In compiling the projections, PRA’s management took into account historical performance, combined with estimates regarding revenues, EBITDA and capital spending. The projections were developed in a manner consistent with management’s historical development of budgets and were not developed for public disclosure. Although the projections are presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events that PRA’s management believed were reasonable at the time the projections were prepared. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of PRA’s management, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections. The inclusion of this information should not be regarded as an indication that the Genstar Filers, Credit Suisse or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

PRA does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. A summary of the projections is set forth below:

	Actual	Projections					CAGR
	FY06	FY07	FY08	FY09	FY10	FY11	(2006 – 2011)
	($ In millions)

Revenue	$303.2	$360.0	$412.2	$467.0	$542.3	$631.0	15.8%
Growth	2.9%	18.7%	14.5%	13.3%	16.1%	16.4%
Adjusted EBITDA (pre-option expense)(1)	$51.9	$54.2	$69.2	$78.5	$92.7	$111.1	16.4%
Margin	17.1%	15.1%	16.8%	16.8%	17.1%	17.6%
Adjusted EBITDA(1)	$47.4	$47.8	$63.3	$72.2	$86.8	$104.1	17.0%
Margin	15.6%	13.3%	15.4%	15.5%	16.0%	16.5%
Adjusted EBIT(1)	$34.8	$32.5	$48.2	$55.7	$67.7	$82.0	18.7%
Margin	11.5%	9.0%	11.7%	11.9%	12.5%	13.0%
Adjusted Net Income(1)	$28.2	$23.0	$34.5	$38.8	$47.5	$58.0	15.5%
Margin	9.3%	6.4%	8.4%	8.3%	8.8%	9.2%
Capital Expenditures	$8.8	$15.0	$19.0	$21.4	$22.2	$24.0
Net Working Capital	$(36.7)	$(45.1)	$(41.8)	$(34.0)	$(29.1)	$(24.6)

(1)	Estimates of EBITDA and net income for the Company for the fiscal years ending December 31, 2007 and December 31, 2008 were based on estimates provided by our management. EBITDA and net income for the Company for the fiscal year ending December 31, 2006 and estimated for the fiscal year ending December 31, 2007 were adjusted to add back restructuring costs and other non-recurring costs and expenses based on discussions with our management of $1.7 million (on a pre-tax basis) and $1.3 million (on a post-tax basis) for the fiscal year ending December 31, 2006 and $9.3 million (on a pre-tax basis) and $6.7 million (on a post-tax basis) for the fiscal year ending December 31, 2007.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of PRA. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Where and when is the special meeting?

A:	The special meeting of our stockholders will be held at [ • ] a.m., Eastern Time, on [ • ], 2007, at the [ • ].

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

• to adopt the merger agreement;

• to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the meeting to adopt the merger agreement; and

• to act upon other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:	How does PRA’s board of directors recommend that I vote on the proposals?

A:	The PRA board of directors recommends that you vote:

• “FOR” the proposal to adopt the merger agreement; and

• “FOR” the adjournment proposal.

Q:	Who is entitled to vote at the special meeting?

A:	You are entitled to vote at the special meeting (in person or by proxy) if you owned shares of PRA common stock at the close of business on [ • ], 2007, the record date for the special meeting. Each outstanding share of our common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for approval at the special meeting. As of the record date, there were [ • ] shares of PRA common stock entitled to be voted and there were [ • ] record holders. A list of stockholders eligible to vote at the special meeting will be available at the offices of PRA, 12120 Sunset Hills Rd, Suite 600, Reston, Virginia 20190, beginning on [ • ]. Stockholders may examine this list during normal business hours for any proper purpose relating to the special meeting. See “THE SPECIAL MEETING OF STOCKHOLDERS — Record Date” and “— Voting Rights; Quorum; Vote Required for Approval” beginning on page 56.

Q:	How many shares must be present to hold the special meeting?

A:	The holders of shares of a majority of all outstanding shares of our common stock entitled to vote at the special meeting must be present, in person or represented by proxy, at the special meeting in order to hold the special meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. All shares of the common stock present in person or represented by proxy and entitled to vote at the special meeting, no matter how they are voted or whether they abstain or are withheld from voting, will be counted in determining the presence of the quorum.

Q:	What vote of our stockholders is required to adopt the merger agreement and to approve the adjournment proposal?

A:	For us to complete the merger, stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the adoption of the merger agreement. An affirmative vote of a majority of the unaffiliated security holders is not necessary to complete the merger. If all of the affiliated security holders vote their shares in favor of the proposal to adopt the merger agreement only [ • ]% of the unaffiliated security holders would need to vote for such proposal in order for us to complete the merger. A failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement. The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of PRA common stock present or represented by proxy at the meeting and entitled to vote on the matter.

Q:	How do PRA’s directors and executive officers intend to vote?

A:	Our directors and executive officers have informed us that they currently intend to vote all of their shares of PRA common stock “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal. Two of our directors, Jean-Pierre L. Conte and Robert J. Weltman, are associated with Genstar III and Stargen III, which collectively own approximately 12.6% of the outstanding shares of PRA common stock. Mr. Conte is a managing member of the limited liability company which controls Genstar III and Stargen III. Mr. Weltman is an employee of an affiliate of Genstar III and Stargen III. Genstar III and Stargen III have agreed to vote their shares for the approval of the adoption of the merger agreement subject to their agreement to vote for a superior proposal if such superior proposal is recommended by the board of directors or the special committee. Another member of our board of directors, Gregory P. Spivy, is a partner of an affiliate of funds that own shares representing an aggregate of approximately 18.5% of the outstanding shares of PRA common stock. Mr. Spivy has informed the Company that such funds intend to vote all of their shares of PRA common stock “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made and paid for by PRA. In addition, we have retained The Altman Group to assist in the solicitation. We will pay The Altman Group approximately $5,000 plus out-of-pocket expenses for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request that brokers and other fiduciaries forward proxy solicitation material to the beneficial owners of shares of PRA common stock that brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, if you hold your shares in your own name as the stockholder of record, please submit your proxy in one of the following ways:

• by completing, signing, dating and returning the enclosed proxy card;

• by using the telephone number printed on your proxy card; or

• by using the Internet voting instructions printed on your proxy card.

You can also attend the special meeting and vote, or change your prior vote, in person. Even if you plan to attend the special meeting, if you hold your shares in your own name as the stockholder of record, please vote your shares using one of the methods described above. If you hold your shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from the nominee along with the nominee’s proxy card, which includes voting instructions and instructions on how to change your vote. DO NOT ENCLOSE OR RETURN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.

Q:	How do I vote?

A.	You may vote as described above. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adjournment proposal.

Q:	How do I revoke or change my vote?

A:	You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy if you are a stockholder of record by notifying the Secretary of PRA in writing or by delivering a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, the above-

described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the adoption of the merger agreement.

Q:	Can I vote by telephone or electronically?

A.	If you hold your shares in your name as a holder of record, you may submit your proxy by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held by your broker, bank or other nominee, often referred to as held in “street name,” please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically.

Q:	What do I do if I receive more than one proxy card or set of voting instructions?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

Q:	How are votes counted?

A.	For the proposal relating to the adoption of the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal relating to adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it will have the same effect as if you vote AGAINST the adoption of the merger agreement. In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares, or “broker non-votes” will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present. As a result, broker non-votes will have the same effect as a vote AGAINST the adoption of the merger agreement but will have no effect on the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” adjournment of the meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of PRA’s board of directors on any other matters properly brought before the meeting for a vote.

Q:	What will be the effect of the merger?

A:	Under the merger agreement, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into PRA, with PRA being the surviving corporation. Both Merger Sub and Parent are Delaware corporations formed by Genstar for the purpose of completing the merger and related financing transactions. If the merger is completed Parent will own all of the outstanding capital stock of PRA and PRA will no longer be a publicly-traded company. Accordingly, after the merger, you will no longer have an equity interest in PRA and will not participate in any potential future earnings or growth of PRA.

If the merger is completed, you will be entitled to receive $30.50 in cash, without interest and less any applicable withholding taxes, for each share of PRA common stock, par value $0.01 per share, that you own (unless you do not vote in favor of adopting the merger agreement and seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed, but only if you comply with all applicable requirements of Delaware law). At the merger effective time:

• each outstanding option to acquire PRA common stock will become fully vested and immediately exercisable and will be cancelled and converted into a right to receive a cash payment of an amount equal to (1) the excess, if any, of $30.50 over the exercise price per share of the common stock subject to the option, multiplied by (2) the number of shares of common stock subject to the option, without interest and less any applicable withholding taxes; and

• each right to receive PRA common stock or benefits measured by the value of a number of PRA common stock shares will become fully vested and free of any restrictions and shall be cancelled and converted into a right to receive a cash payment of an amount equal to $30.50 for each PRA common share subject to the award, without interest and less any applicable withholding taxes.

See “THE MERGER AGREEMENT — Treatment of Stock Options” on page 60.

Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding PRA stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

Q:	What function did the special committee serve with respect to the merger and who are its members?

A:	The principal function of the special committee with respect to the merger was to consider, evaluate, assess, negotiate and reject or recommend to PRA’s full board of directors any potential transaction related to the merger proposal submitted by Genstar. The special committee is composed of Armin M. Kessler and Gregory P. Spivy, each of whom the PRA board of directors determined was a disinterested director with regard to the proposed transaction, as such term is used under Delaware law, and an independent director, as such term is defined in the rules of the NASDAQ Global Select Market.

Q:	When do you expect the merger to be completed? What is the “marketing period?”

A:	We are working to complete the merger as soon as possible, and we anticipate that it will be completed in the fourth calendar quarter of 2007, subject to receipt of stockholder approval and the satisfaction of the other closing conditions under the merger agreement. In addition, Parent is not obligated to complete the merger until the expiration of a 20-business day “marketing period” (as described under the “THE MERGER AGREEMENT — Marketing Period” beginning on page 69) which may be extended for up to an additional 20 business days under certain circumstances. The marketing period begins to run after we have obtained stockholder approval of the merger agreement and provided Parent with certain required financial information regarding PRA necessary to undertake the financing and satisfied certain other conditions under the merger agreement. See “THE MERGER AGREEMENT — Marketing Period”, “— Commercially Reasonable Efforts; Financing” and “— Conditions to Completing the Merger” beginning on pages 69, 67 and 70, respectively.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q:	Will the merger be taxable to me?

A:	Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. You should consult your tax advisor about the tax consequences of the merger to you in light of your particular circumstances. See “SPECIAL FACTORS — Material U.S. Federal Income Tax Consequences” beginning on page 44.

Q:	Am I entitled to appraisal rights?

A:	Yes. If you are a stockholder who objects to the merger, and if you comply with the required procedures under Delaware law, you will be entitled to appraisal rights under Delaware law. See “DISSENTERS’ APPRAISAL RIGHTS” beginning on page 85 and the text of the Delaware appraisal rights statute reproduced in its entirety as Appendix C.

Q:	How can I obtain additional information about PRA?

A:	We will provide a copy of our Annual Report to Stockholders and/or our Annual Report on Form 10-K for the year ended December 31, 2006, excluding certain of its exhibits, and other filings with the Securities and Exchange Commission, or the SEC, without charge to any stockholder who makes a written or oral request to William (Bucky) Walsh, Secretary, PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia, 20190, tel. (703) 464-6300. Our Annual Report on Form 10-K and other SEC filings also may be accessed on the Internet at http://www.sec.gov or on the Investor Relations page of our website at http://www.prainternational.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. For a more detailed description of the information available, please refer to “WHERE YOU CAN FIND ADDITIONAL INFORMATION” beginning on page 89.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact The Altman Group, our proxy solicitation agent, by telephone at 1-800-314-9816.

You may also wish to consult your own legal, tax and/or other financial advisors with respect to the merger agreement, the merger or other matters described in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you to in this proxy statement, contain forward-looking statements, including, among others, under the headings “Summary Term Sheet,” “Questions and Answers About the Special Meeting and the Merger,” “Special Factors” and “The Merger Agreement” and in statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of PRA. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the payment of a termination fee by us;

•	the outcome of any legal proceedings that have been or may be instituted against PRA, members of our board of directors and others relating to the merger agreement and/or merger;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummate the merger;

•	the failure to obtain the necessary debt financing arrangements set forth in commitment letters received by Parent in connection with the merger;

•	the failure of the merger to close for any other reason;

•	a significant delay in the expected completion of the merger;

•	the ability to recognize the benefits of the merger;

•	the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the effect of the announcement of the merger on our customer relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

•	general economic and market conditions;

•	the risk of unforeseen material adverse changes to our business and operations; and

other risks detailed in our filings with the SEC, including our most recent filings of quarterly report on Form 10-Q and annual report on Form 10-K. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” beginning on page 89. The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. Many of the factors that will determine our future results or whether or when the merger will be consummated are beyond our ability to control or predict. Actual results or matters related to the merger could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on our operating results, capital resources, profitability, cash requirements, management resources and liquidity. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect our management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

The safe harbor from liability for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 does not apply to forward-looking statements made in connection with going private transactions such as the merger.

THE PARTIES TO THE MERGER

PRA International

PRA, a Delaware corporation with its headquarters in Reston, Virginia, was incorporated April 2001 with predecessors dating back to 1976. PRA is a global contract research organization, or CRO, with approximately 2,800 employees working from 24 offices located in North America, Europe, Africa, South America, Australia, and Asia. CROs assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, and drug delivery devices and gaining certain regulatory approval. The conduct of clinical trials, in which a product candidate is tested for safety and efficacy, forms a major part of the regulatory approval process. Completing the approval process as efficiently and quickly as possible is a priority for sponsoring pharmaceutical and biotechnology companies because they must receive regulatory approval prior to marketing their products. PRA conducts clinical trials globally and serves the growing need of pharmaceutical and biotechnology companies to conduct complex clinical trials in multiple geographies concurrently. Revenue for CROs is typically generated on a fee for service basis on either a time and materials or a fixed-price contract arrangement with the client. In 2006, PRA generated service revenue of $303.2 million and operating income of $33.2 million.

A detailed description of PRA’s business is contained in its Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this proxy statement. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” beginning on page 89.

PRA’s principal executive offices are located at 12120 Sunset Hills Road, Suite 600, Reston, VA 20190 and its telephone number is (703) 464 – 6300. PRA is publicly traded on the NASDAQ Global Select Market under the symbol “PRAI.”

GG Holdings I, Inc. and GG Merger Sub I, Inc.

Parent is a Delaware corporation with its principal executive office at c/o Genstar Capital, LLC, 4 Embarcadero Center, Suite 1900, San Francisco, California, and its telephone number is (415) 834-2350. Parent was formed solely for the purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Parent is owned by Genstar V and Genstar IV. It is contemplated that other investors will make minority investments in Parent; however, Genstar would retain control of Parent at the time of the consummation of the merger.

Parent is currently owned by Genstar V. It is currently expected that at the closing of the merger, the equity of Parent will be provided as follows:

•	Genstar IV will provide approximately $50 million;

•	Stargen IV and Stargen V will provide approximately $10 million;

•	Certain members of management are expected to exchange PRA common stock and/or options to purchase PRA common stock for Parent common stock and/or options to purchase Parent common stock, however, such exchange is subject to further negotiation and discussion between Parent and members of management, and no terms or conditions with respect to such exchange have been finalized as of the date of this proxy statement;

•	Parent has invited certain other investors, including CDPQ, to make minority investments in Parent for up to an aggregate amount of approximately $65 million, however, no agreement has been reached with such potential investors at this time; and

•	Genstar V will provide Parent with the remainder of the cash equity contribution.

At the time of the consummation of the merger, Genstar will own a substantial majority of the outstanding shares of Parent and will control Parent.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent with its principal executive office at c/o Genstar Capital, LLC, 4 Embarcadero Center, Suite 1900, San Francisco, California, and its telephone number is (415) 834-2350. Merger Sub was formed solely for the purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and PRA will survive as a wholly owned subsidiary of Parent.

Jean-Pierre L. Conte and Robert J. Weltman are directors of PRA and also are members of the limited liability companies that control Genstar IV and Genstar V. Mr. Conte is President and a director of each of Parent and Merger Sub. Mr. Weltman is Vice President and a director of each of Parent and Merger Sub. Mr. Conte and Mr. Weltman are the only officers and directors of Parent and Merger Sub.

Additional information regarding the transaction participants is set forth on Appendix F.

Corporate Structure

The corporate structure of PRA prior to the consummation of the merger is as follows. None of the Genstar Filers (other than Genstar III) owns any shares of PRA.

1 Mr. Conte is a director of PRA International.

Pursuant to the merger, Merger Sub will be merged with and into PRA, with PRA as the surviving corporation. The merger will result in PRA becoming a wholly owned subsidiary of Parent. As a result of the merger Genstar III will cease to own any shares of PRA.

[2]	Mr. Conte is President and a director of GG Holdings I, Inc. and a director of PRA International.

[3]	Mr. Weltman is Vice President and a director of GG Holdings I, Inc. and a director of PRA International.

THE SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by PRA’s board of directors in connection with the special meeting of our stockholders relating to the merger.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held as follows:

Date:	[ • ]
Time:	[ • ] a.m., Eastern Time
Place:	[ • ]

Proposals to be Considered at the Special Meeting

At the special meeting, you will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement;

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the meeting to adopt the merger agreement; and

•	to act upon such other business as may properly come before the special meeting and any adjournment thereof.

Record Date

PRA’s board of directors has fixed the close of business on [ • ] as the record date for the special meeting, and only holders of record of PRA common stock on the record date are entitled to vote (in person or by proxy) at the special meeting. On the record date, there were [ • ] shares of PRA common stock outstanding and entitled to vote.

Voting Rights; Quorum; Vote Required for Approval

Each share of PRA common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or representation by proxy of stockholders entitled to cast a majority of the votes of all issued and outstanding shares entitled to vote shall constitute a quorum for the purpose of considering the proposals. Shares of PRA common stock represented at the special meeting but not voted, including shares of PRA common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of PRA common stock entitled to vote on the matter. An affirmative vote of a majority of the unaffiliated security holders is not necessary to complete the merger. If all of the affiliated security holders vote their shares in favor of the proposal to adopt the merger agreement only [ • ]% of the unaffiliated security holders would need to vote for such proposal in order for us to complete the merger. For the proposal to adopt the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you ABSTAIN, it will have the same effect as a vote AGAINST the adoption of the merger agreement. In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares, or “broker non-votes,” will be counted for purposes of determining a quorum, but will have the same effect as a vote AGAINST the adoption of the merger agreement. Your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker, bank or other nominee.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the outstanding shares of PRA common stock present or represented by proxy at the special meeting and entitled to vote on the matter. For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present, but abstentions and broker non-votes will not count as shares present and entitled to vote on the proposal to adjourn the meeting. As a result, abstentions and broker non-votes will have no effect on the vote to adjourn the special meeting, which requires the vote of the holders of a majority of the shares of PRA common stock present or represented by proxy at the meeting and entitled to vote on the matter.

As of the record date, the directors and executive officers of PRA held and are entitled to vote, in the aggregate, [ • ] shares of PRA common stock, representing approximately [ • ] % of the outstanding voting PRA common stock. The directors and executive officers have informed PRA that they currently intend to vote all of their shares of PRA common stock FOR the adoption of the merger agreement and FOR the adjournment proposal. Two of our directors are affiliated with Genstar III and Stargen III, which collectively own approximately 12.6% of the outstanding shares of PRA common stock, and Genstar III and Stargen III have agreed to vote their shares for the approval of the adoption of the merger agreement subject to their agreement to vote for a superior proposal if such superior proposal is recommended by the board of directors or special committee. If our directors and executive officers vote their shares in favor of adopting the merger agreement, [ • ] % of the outstanding shares of PRA common stock will have voted for the proposal to adopt the merger agreement. This means that additional holders of in excess of [ • ] % of all shares entitled to vote at the special meeting would need to vote for the proposal to adopt the merger agreement in order for it to be adopted.

Another member of our board of directors is a partner of ValueAct Capital, an affiliate of ValueAct Capital Master Fund L.P. and ValueAct Capital Master Fund III, L.P., referred to together as the ValueAct Funds, which together own shares representing an aggregate of approximately 18.5% of the outstanding shares of PRA common stock. Such director has informed the Company that the ValueAct Funds intend to vote all of their shares of PRA common stock “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal.

Voting and Revocation of Proxies

Stockholders of record may submit proxies by mail.  Stockholders who wish to submit a proxy by mail should mark, date, sign and return the proxy card in the envelope furnished. If you hold your shares in your name as a stockholder of record, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. Stockholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by mail, or by telephone or the Internet if those services are offered by the nominee.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. If you sign your proxy card without indicating your vote, your shares will be voted FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote or any adjournment or postponement thereof.

You have the right to revoke your proxy at any time before the vote taken at the special meeting:

•	if you hold your shares in your name as a stockholder of record, by notifying PRA International, 12120 Sunset Hills Road, Suite 600, Reston, VA 20190, Attention: Investor Relations Department;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Please do not send in your stock certificates with your proxy card.  When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration.

Rights of Stockholders Who Object to the Merger

Stockholders of PRA are entitled to appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to PRA before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “DISSENTERS’ APPRAISAL RIGHTS” beginning on page 85 and the text of the Delaware appraisal rights statute reproduced in its entirety as Appendix C.

Solicitation of Proxies

This proxy solicitation is being made and paid for by PRA on behalf of its board of directors. In addition, we have retained The Altman Group to assist in the solicitation. We will pay The Altman Group $5,000 plus out-of-pocket expenses for their assistance in the solicitation of proxies for the special meeting. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of PRA common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify The Altman Group against any losses arising out of that firm’s proxy soliciting services on our behalf.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of PRA common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call The Altman Group, our proxy solicitor, at 1-800-314-9816, or contact PRA in writing at our principal executive offices at PRA International, 12120 Sunset Hills Road, Suite 600, Reston, VA 20190, Attention: Investor Relations Department, or by telephone at (703) 464-6300.

Availability of Documents

The reports, opinions, analyses or appraisals referenced in this proxy statement and filed as exhibits to the Schedule 13E-3 filed by PRA with the SEC will be made available for inspection and copying at the principal executive offices of PRA during its regular business hours by any interested holder of PRA common stock.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The following summary is qualified in its entirety by the merger agreement, which is attached to this proxy statement as Appendix A and is incorporated herein by reference. This summary may not contain all of the information that is important to you. Stockholders are urged to read the merger agreement in its entirety.

Structure of the Merger

At the effective time of the merger, Merger Sub will merge with and into PRA and the separate corporate existence of Merger Sub will cease. PRA will continue as the surviving corporation and will be a wholly owned subsidiary of Parent.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger, which time is referred to as the merger effective time.

Certificate of Incorporation; Bylaws and Directors and Officers of the Surviving Corporation

At the merger effective time:

•	the restated certificate of incorporation of PRA will be amended in its entirety to be the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the merger effective time, except that the name of the surviving corporation will be PRA International and except as described in “THE MERGER AGREEMENT — Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation” beginning on page 67;

•	the bylaws of PRA will be amended in their entirety to be the same as the bylaws of Merger Sub as in effect immediately prior to the merger effective time;

•	the directors of Merger Sub immediately prior to the merger effective time will be the initial directors of the surviving corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal; and

•	the officers of PRA immediately prior to the merger effective time will remain the officers of the surviving corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Merger Consideration

At the merger effective time, each share of PRA common stock issued and outstanding immediately before the merger effective time (other than shares owned by Parent or Merger Sub or held in the treasury of PRA or shares held by a holder who has validly demanded appraisal rights, which are referred to as company dissenting shares), will be cancelled and converted automatically into the right to receive a cash payment of $30.50, which amount is referred to as the merger consideration, without interest and less any applicable withholding taxes. After the merger effective time, each holder of a certificate representing shares of PRA common stock (other than shares owned by Parent or Merger Sub or held in the treasury of PRA or the company dissenting shares) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. At the merger effective time, shares owned by Parent or Merger Sub or held in the treasury of PRA will be canceled and retired without any cash or other consideration and dissenting shares will be converted into the right to receive payment from the surviving corporation in accordance with Delaware law.

At the merger effective time, each share of common stock of Merger Sub issued and outstanding immediately before the merger effective time will be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation.

Treatment of Stock Options

Immediately prior to the effective time of the merger, each outstanding option to acquire PRA common stock will become fully vested and immediately exercisable or payable. At the effective time of the merger, any such stock option not yet exercised will be cancelled and converted into a right to receive a cash payment of an amount equal to (1) the excess, if any, of $30.50 over the exercise price per share of the common stock subject to the option, multiplied by (2) the number of shares of common stock subject to the option, without interest and less any applicable withholding taxes. Also, at the effective time of the merger, each right to receive PRA common stock or benefits measured by the value of a number of PRA common stock shares shall become fully vested and free of any restrictions and will be cancelled and converted into a right to receive a cash payment of an amount equal to $30.50 for each PRA common share subject to the award, without interest and less any applicable withholding taxes.

Payment for Shares

Prior to the merger effective time, Parent will appoint a bank or trust company reasonably acceptable to PRA to act as paying agent for the payment of the merger consideration upon surrender, pursuant to the terms of the merger agreement, of certificates representing shares of PRA common stock. Immediately following completion of the merger, Parent will deposit, or cause the surviving corporation to deposit, or otherwise cause to be deposited, with the paying agent cash sufficient to pay the aggregate merger consideration required to be paid, which is referred to as the surviving corporation fund.

As promptly as practicable after the merger effective time, the surviving corporation will cause the paying agent to mail to each record holder of PRA common stock whose shares were converted into the right to receive the merger consideration, a letter of transmittal containing instructions for effecting the surrender of share certificate(s) in exchange for the merger consideration. The holder will be entitled to receive the merger consideration for the number of shares represented by such certificate(s), less any applicable withholding taxes, only upon surrender to the paying agent of the holder’s share certificate(s), together with the letter of transmittal and other required documentation, duly executed and completed in accordance with the instructions. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. If payment of the merger consideration is to be made to a person other than the person in whose name a share certificate is registered, it will be a condition of payment that the share certificate so surrendered be properly endorsed, or otherwise be in proper form for transfer, and the person requesting payment pay any transfer or other taxes required or establish that the tax has been paid or is not applicable. Until properly surrendered each share certificate will be deemed to represent only the right to receive the merger consideration, without interest, upon surrender. If any share certificate is lost, stolen or destroyed, the paying agent will pay the merger consideration for the number of shares represented by such certificate upon delivery by the person seeking payment of an affidavit claiming such share certificate is lost, stolen or destroyed, and if required by the surviving corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such share certificate. No interest will be paid or will accrue on any cash payable as merger consideration.

Any portion of the surviving corporation fund that remains undistributed to holders of share certificates for six months after the merger effective time, shall be delivered to the surviving corporation upon demand. Thereafter, holders of share certificates shall look only to the surviving corporation for payment of merger consideration to which they may be entitled.

Although no agreements have been entered into as of the date of this proxy statement, Genstar has discussed with Mr. Bieker the possibility that Parent would offer him and other members of management who hold outstanding stock options and/or common stock immediately prior to the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of the outstanding stock options and/or common stock (in lieu of the cash out and cancellation of options and common stock provided in the merger agreement) for shares of Parent common stock or options to purchase shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

Transfer of Shares

At the merger effective time the stock transfer books of PRA will close and there will be no further registration of transfers of PRA common stock on the records of PRA.

Representations and Warranties

The merger agreement contains representations and warranties that PRA, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the merger agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in a confidential disclosure letter provided by us to Parent and Merger Sub in connection with signing the merger agreement. While we do not believe that this disclosure letter contains information required to be publicly disclosed under the applicable securities laws other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to our representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us, since they were made as of specific dates, may be intended merely as a risk allocation mechanism between PRA, Parent and Merger Sub, and are modified in important part by the confidential disclosure letter.

Representations and Warranties of PRA.  In the merger agreement, PRA made representations and warranties to Parent and Merger Sub, subject to identified exceptions, including those relating to:

•	PRA and PRA’s subsidiaries organization, valid existence, good standing and qualification and similar corporate matters;

•	the accuracy of the certificate of incorporation and bylaws in the form provided to Parent;

•	capitalization and capital structure including number of shares outstanding of PRA;

•	PRA’s requisite corporate power to enter into and deliver and carry out its obligations under, the merger agreement and consummate the merger;

•	the absence of conflicts with or violations of PRA organizational documents, certain types of contracts, or any government order or law as a result of PRA entering into and performing its obligations under the merger agreement;

•	consents, approvals, orders, registrations, authorizations of, declarations and filings with, and notices to governmental authorities required as a result of entering into and performing the merger agreement;

•	possession of all permits, licenses, certificates, approvals and other governmental or regulatory authorizations necessary to carry on our business;

•	PRA and each of PRA subsidiaries’ businesses compliance with all applicable laws, permits, licenses, governmental authorizations or approvals applicable to the operations of our businesses;

•	the filing of required company reports with the SEC, compliance of such reports, registration statements, proxy statements and documents with applicable federal securities laws, rules and regulations, the accuracy and completeness of such reports and documents, including the content of financial statements included in such reports and documents;

•	the preparation of financial reports in compliance with U.S. generally accepted accounting principles, or GAAP, and the absence of any material changes in accounting methods or principles;

•	compliance with the Sarbanes-Oxley Act of 2002 as well as NASDAQ rules and regulations;

•	maintenance of effective accounting controls designed to ensure that information disclosed and filed with the SEC is property disclosed and summarized;

•	the continuation of our business in the ordinary of business since December 31, 2006;

•	the absence of any event or that would be reasonably likely to have a material adverse effect since December 31, 2006;

•	the absence of litigation, investigations or court orders;

•	matters related to benefit plans and agreements and the Employee Retirement Income Security Act;

•	the accuracy of information supplied within this proxy statement;

•	intellectual property matters, including the ownership of or license to use intellectual property which is material to us;

•	tax matters;

•	environmental matters;

•	compliance with healthcare laws;

•	material agreements, contracts and commitments to which we or PRA subsidiaries are a party or bound, including those that restrict us or any of PRA subsidiaries from freely engaging or competing in any line of business anywhere in the world;

•	customers and backlog of services;

•	the absence of any interested party transactions;

•	engagement of, and fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the merger agreement and the merger;

•	receipt of a fairness opinion from Credit Suisse Securities (USA) LLC;

•	the rights agreement and the inapplicability of the rights agreement to the merger; and

•	the inapplicability of the Delaware state anti-takeover statute.

Material Adverse Effect.  Some of the representations and warranties referred to above are qualified by a material adverse effect standard. As used in the merger agreement, a material adverse effect with respect to PRA means (A) an effect, event, development or change that is materially adverse to the business, results of operations and financial condition of PRA and the PRA subsidiaries, taken as a whole, other than any effect, event, development or change arising out of or resulting from (i) a decrease in the market price of PRA common shares (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change would otherwise constitute a material adverse effect), (ii) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates (except to the extent such effect, event, development or change affects PRA or PRA’s subsidiaries in a materially disproportionate manner as compared to other similarly situated enterprises), (iii) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the contract research organization industry in which PRA and the PRA subsidiaries conduct their business (except to the extent such effect, event, development or change affects PRA or the PRA subsidiaries in a materially disproportionate manner as compared to other persons or participants in such industry), (iv) changes in GAAP, (v) the negotiation, execution, announcement, pendency or performance of the merger agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, venture partners or employees, (vii) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the merger agreement, (viii) earthquakes, hurricanes, floods, or other natural disasters, or (h) any action taken by PRA at the request or with the consent of any of Parent and Merger Sub (other than with respect to the obligation of PRA to obtain any consents or approvals hereunder), or (B) any event, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder or delay, PRA from consummating the Merger or any of the other transactions contemplated the merger agreement.

Representations and Warranties of Parent and Merger Sub.  The merger agreement also contains various representations and warranties made by Parent and Merger Sub to PRA, subject to identified exceptions, including those relating to:

•	the organization and good standing of Parent and Merger Sub;

•	the requisite corporate power and authority to enter into the merger agreement and to carry out their obligations under the merger agreement;

•	the absence of conflicts with or violations of Parent’s organizational documents, any violation of applicable law or the violation, breach or default of the instruments or obligations to which it is a party or bound;

•	no regulatory consents or approvals beyond certain noted anti-trust and regulatory notice and filings;

•	accuracy of information supplied by Parent or Merger Sub in connection with this proxy statement;

•	absence of litigation which could delay or block consummation of this merger;

•	availability of sufficient funds to consummate the merger;

•	ownership of PRA stock or arrangements or understandings with 5% beneficial holders of PRA stock; and

•	the engagement of or payment of fees to brokers or investment bankers by Parent.

Covenants Relating to Conduct of Business Pending the Merger

Covenants of PRA.  From the date of the merger agreement to the merger effective time, unless consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), subject to identified exceptions, PRA and each of its subsidiaries shall not:

•	amend or change any provision in PRA charter, bylaws or similar organizational or governance documents;

•	issue any additional capital stock, repurchase or redeem any securities, declare or pay any dividends (other than pursuant to existing stock compensation plans) or split, combine or reclassify PRA capital stock;

•	acquire any assets, business organizations, companies or equity interests except in amounts not exceeding $7,000,000;

•	incur any additional indebtedness, except indebtedness incurred in the ordinary course of business;

•	materially amend or terminate any material contracts or enter into any new material contracts;

•	increase the compensation payable to any directors, employees or, except in the ordinary course of business (except for executive officers), (ii) grant or amend any severance or change in control or termination benefits or establish or amend any benefit plans, other than with respect to newly hired officers and employees in the ordinary course of business, (iii) accelerate vesting or payment of compensation or (iv) terminate or materially amend any benefit plan;

•	pre-pay any long-term debt, except in the ordinary course of business in amounts exceeding $5,500,000 in the aggregate or pay, discharge or satisfy any material claims, liabilities or obligations, except in the ordinary course of business;

•	change methods of accounting, except as required by changes in GAAP, as recommended by PRA auditors or audit committee (in which case we must notify Parent of any material changes);

•	authorize or enter into commitments for certain new capital expenditures;

•	waive, release, settle or compromise certain litigation;

•	(i) make or change any material tax election or material tax accounting method, settle or compromise any material tax liability, file any material tax Return; (ii) enter into any material tax allocation agreement, material tax sharing agreement, material tax indemnity agreement or closing agreement relating to any material tax, or (iii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes;

•	(a) sell, lease, mortgage, encumber or dispose of any of PRA material assets or (b) enter into any lease other than in the ordinary course of business or (c) modify, amend, terminate or permit the lapse of any material lease of real property or other material contract relating to real property;

•	transfer, sell, mortgage, pledge, surrender, encumber, divest, cancel, abandon or otherwise dispose of any material asset or business of PRA or any PRA subsidiary other than assets in the ordinary course of business; or

•	announce an intention, enter into any agreement or otherwise make a commitment to do any of the foregoing.

Access to Information; Confidentiality

From the date of the merger agreement until the merger effective time, following notice, PRA shall afford Parent and its representatives reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of PRA and its subsidiaries. PRA shall also, following notice, provide Parent and its representatives access to inspect and make copies of the books, records, tax returns, work papers and other documents and information relating to PRA and its subsidiaries.

Neither Parent nor any of its representatives shall (1) contact or have any discussions with any representative of PRA or any of its subsidiaries, unless prior written consent has been obtained, (2) contact or have any discussion with any customers of PRA or any of its subsidiaries, unless prior written consent has been obtained, (3) damage any property, or (4) collect or analyze any environmental samples.

Prior to the merger effective time, all information obtained by Parent shall be kept confidential in accordance with the confidentiality agreement between Parent and PRA.

Solicitation of Alternate Transactions

Go-Shop Period.  From the date of the merger agreement until September 12, 2007, referred to as the “go-shop period”, PRA, its subsidiaries and their respective representatives had the right (under direction of the special committee) to directly or indirectly:

•	initiate, solicit and encourage company acquisition proposals, including by way of public disclosure and by way of providing access to non-public information to any person pursuant to a confidentiality agreement no less favorable to PRA in the aggregate than its confidentiality agreement with Genstar, provided that PRA also provides Parent with any material non-public information concerning PRA or its subsidiaries provided to such person and not previously provided to Parent; and

•	enter into, maintain or continue discussions or negotiations with respect to any company acquisition proposals or otherwise cooperate with, assist, participate in, facilitate or take any other action in connection with any such inquiries, proposals, discussions or negotiations.

As used in the merger agreement, a “company acquisition proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, any:

•	merger, consolidation or similar transaction involving PRA or any PRA subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein);

•	sale or other disposition, directly or indirectly, by merger, consolidation, share exchange or any similar transaction, of any assets of PRA or its subsidiaries representing 20% or more of the consolidated assets of PRA and its subsidiaries;

•	issue, sale or other disposition by PRA of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of PRA;

•	tender offer or exchange offer in which any person or “group” (as such term is used under the Exchange Act) offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding PRA common shares; or

•	transaction which is similar in form, substance or purpose to any of the foregoing transactions.

The term “company acquisition proposal” does not include: (i) the merger or any of the other transactions contemplated by the merger agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among PRA and one or more of its subsidiaries or solely among PRA subsidiaries.

Under the merger agreement a third party is deemed an “excluded party” if such person made a bona fide company acquisition proposal that PRA’s board of directors (following the recommendation of the special committee, if such committee still exists) determined, prior to the end of the go-shop period (September 12, 2007), in good faith and after consultation with its outside financial advisors and outside counsel, constitutes or would reasonably be expected to result in a company superior proposal (as described in the paragraph below). In addition, for the purposes of qualifying as an excluded party the references to “20%” in the definition of company acquisition proposal shall be deemed to be references to “50%.” Furthermore, any excluded party shall cease to be an excluded party for all purposes under the merger agreement immediately at such time as the company acquisition proposal made by such party is withdrawn, is terminated or expires, or the PRA board (following the recommendation of the special committee, if such committee still exists) determines in good faith that such company acquisition proposal ceases to constitute, or ceases to be reasonably likely to lead to, a company superior proposal.

In addition, subject to certain terms and except as may relate to excluded parties, beginning on September 12, 2007, PRA shall immediately cease and terminate any solicitation, encouragement, discussion or negotiation conducted by PRA, its subsidiaries or any representatives with respect to any company acquisition proposal and cause to be returned or destroyed all confidential information provided or made available to such person on behalf of PRA or any of its subsidiaries.

As used in the merger agreement, a “company superior proposal” means a bona fide company acquisition proposal (on its most recently amended and modified terms, if amended and modified), but for purposes of this definition, references to 20% in the definition of “company acquisition proposal” shall be deemed to be references to 50%, made by a third party that the PRA board determines in its good faith judgment (after consultation with its financial and legal advisors) to be (i) more favorable to the stockholders of PRA from a financial point of view than the merger and (ii) reasonably capable of being completed taking into account all financial, legal, regulatory and other aspects of such company acquisition proposal as the PRA board shall consider relevant.

No-Shop Period.  Except as described below, during the period beginning September 12, 2007 until the receipt of PRA stockholder approval or, if earlier, the termination of the merger agreement in accordance with its terms, neither PRA, PRA’s subsidiaries nor any representative of PRA or any PRA subsidiary may, directly or indirectly:

•	initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals, offers or any other efforts or attempts that constitute or may reasonably be expected to lead to a company acquisition proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist, participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations;

•	approve, recommend, or publicly propose to approve or recommend, a company acquisition proposal; or

•	enter into any agreement providing for or relating to a company acquisition proposal;

provided however, PRA may take any of the actions described above between September 12, 2007 and the receipt of PRA stockholder approval with respect to any excluded party (provided that such third party does not cease to be an excluded party).

Furthermore, at any time prior to receiving stockholder approval, PRA may furnish information with respect to PRA and PRA’s subsidiaries to any person making a company acquisition proposal and participate in discussions or negotiations with such person if (1) PRA has received a written company acquisition proposal from a third party (including any excluded party) that the PRA board (following the recommendation of the special committee if such committee still exists) believes in good faith to be bona fide, (2) the PRA board (following the recommendation of the special committee if such committee still exists) determines in good faith, after consultation with its independent financial advisors and outside counsel, that the company acquisition proposal constitutes or would reasonably be expected to result in a company superior proposal and (3) neither PRA nor any representative of PRA or any PRA subsidiary have breached any term in the merger agreement in a manner resulting in the submission of any company acquisition proposal. PRA (x) shall not, and shall not allow its representatives to, disclose any non-public information to such person without entering into a confidentiality agreement, (y) shall provide to Parent any non-public information concerning PRA or PRA subsidiaries provided to such other person which was not previously provided to Parent and (z) when the company acquisition proposal is terminated, shall immediately cease and cause to be terminated any such discussions or negotiations with any such person and cause all confidential information provided on behalf of PRA or any PRA subsidiary to be returned or destroyed.

If PRA receives a company acquisition proposal from any third party (including an excluded party) after September 12, 2007, PRA must promptly (but no later than 48 hours after receiving such company acquisition proposal) notify Parent of the identify of such person, the materials terms and conditions of such company acquisition proposal and any material revisions thereto. In addition, PRA must notify Parent within 48 hours of its determination to begin providing information or to engage in negotiations concerning a company acquisition proposal from a third party, other than an excluded party, subject to the conditions described in the paragraph above.

If, at any time prior to obtaining the stockholder approval, PRA receives a company acquisition proposal which the PRA board (following the recommendation of the special committee, if such committee still exists) determines in good faith (after consultation with its independent financial advisors and outside counsel) constitutes a company superior proposal, the PRA board may (1) effect a change in its recommendation that the PRA stockholders adopt the merger agreement and/or (2) terminate the merger and concurrently enter into a definitive agreement with respect to such company superior proposal, in each case, if the PRA board determines in good faith, after consultation with outside counsel, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law. However, PRA shall not enter into a definitive agreement with respect to such company superior proposal or terminate the merger unless PRA pays the termination fee payable pursuant to the merger agreement.

The PRA board may disclose information that is required to be disclosed under applicable law or to comply with the rules under the Exchange Act with respect to any company acquisition proposal or take any action so ordered by a court of competent jurisdiction. However, neither PRA nor the board of directors of PRA (or any committee thereof) may recommend that PRA stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any company acquisition proposal), unless in each case, in connection therewith, the PRA board changes its recommendation to the stockholders in compliance with the merger agreement.

Employee Benefit Matters

For a period of one year following the merger effective time, Parent has agreed to:

•	provide all current and former PRA employees with compensation, excluding equity-based compensation, no less favorable than their compensation immediately before the merger effective time;

•	provide benefits no less favorable, in the aggregate, than provided immediately before the merger effective time; and

•	honor, fulfill and discharge PRA’s and PRA subsidiaries’ obligations under certain severance plans without any amendment or change that is adverse to the employees.

All employee annual bonus plans will be paid for 2006 and continued for 2007, each in accordance with their terms.

Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation

Parent and the surviving corporation will indemnify and hold harmless directors, officers, trustees, employees, agents and fiduciaries of PRA and PRA subsidiaries in connection with any claim, judgment, fine, penalty and amount paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) or relating to such persons’ duties as a fiduciary under or with respect to any employee benefit plan.

The merger agreement requires that the surviving company maintain, for a period of at least six years, the current policies of the directors’ and officers’ liability insurance maintained by PRA. The surviving corporation may substitute these policies with polices with at least the same coverage that are, in the aggregate, no less favorable to the insured. If the annual premiums of the coverage exceed 300% of the current annual premium, the surviving corporation must obtain a policy with maximum amount of coverage not exceeding 300%. The surviving corporation may fulfill its obligations to provide insurance by obtaining a prepaid “tail” policy on terms and conditions no less favorable than the existing directors’ and officers’ policy maintained by PRA.

Commercially Reasonable Efforts; Financing

Each of PRA, Parent and Merger Sub has agreed, subject to the terms and conditions in the merger agreement, to use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective, the transactions contemplated by the merger agreement.

Parent and Merger Sub have agreed to use commercially reasonable efforts to arrange and obtain financing on the terms and conditions described in its equity funding letter and debt commitment letters, including entering into definitive agreements and satisfying, on a timely basis, all conditions applicable to Parent and Merger Sub. In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the equity funding letter and the debt commitment letters, Parent and Merger Sub must notify PRA and use commercially reasonable efforts to arrange to obtain any such portion of the financing from alternative sources, as promptly as practicable, on terms not materially less beneficial to Parent and Merger Sub. Parent also has agreed to promptly keep PRA informed of the status of the financing, any material developments relating to (including any material breaches of Parent and/or Merger Sub), the debt financing.

In order to facilitate these financing arrangements, PRA has agreed to, and have agreed to cause its subsidiaries to provide reasonable cooperation in connection with the arrangement of the financing as may be reasonably be requested by Parent including:

•	providing to Parent from time to time information regarding PRA and its industry reasonably requested by the lenders providing the financing and identifying any portion of such information that constitutes material non-public information;

•	using commercially reasonable efforts to ensure that the efforts to syndicate the financing benefit from existing lending relationships of PRA;

•	participating in a reasonable number of meetings, presentations, road shows, due diligence sessions with prospective lenders and sessions with rating agencies;

•	assisting with the preparation of materials for rating agency presentations, offering documents, business projections and similar marketing documents required in connection with the debt financing;

•	furnishing Parent and its debt financing sources all required financial and other pertinent information regarding PRA and its subsidiaries;

•	cooperating in satisfying the conditions set forth in the debt financing commitments (to the extent the satisfaction of such condition requires the cooperation of PRA);

•	issuing customary representation letters to auditors and using commercially reasonable efforts to obtain (i) accountants’ comfort letters and consents to the use of accountants’ audit reports relating to PRA, (ii) legal opinions and (iii) other documentation and items contemplated by the debt financing commitments, in each case, as reasonably requested by Parent;

•	providing monthly financial statements to the extent available and prepared by PRA in the ordinary course of business consistent with past practice;

•	executing and delivering, as of the merger effective time, any pledge and security documents, other definitive financing documents, or other certificates or documents contemplated by the debt financing commitments as may be reasonably requested by Parent (including a certificate of the Chief Financial Officer of PRA or any PRA subsidiary with respect to solvency matters and using commercially reasonable efforts to deliver consents of accountants for use of their reports in any materials relating to the debt financing) and otherwise reasonably facilitating the pledging of collateral (including obtaining releases, terminations, waivers, consents, estoppels and approvals as may be required in connection therewith) contemplated by the debt financing commitments; and

•	as of the effective time of the merger, taking all corporate actions necessary to authorize the consummation of the debt financing.

PRA will also use commercially reasonable efforts to periodically update any required information to be included in an offering document to be used in connection with such debt financing so that Parent may ensure that any such required information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

Consents and Approvals; Notification of Certain Matters

Each of Parent, Merger Sub and PRA has agreed to use its commercially reasonable efforts to promptly take any actions and to assist and cooperate all things necessary under applicable law to consummate and make effective the merger, including (i) obtaining of all necessary actions, nonactions, waivers, consents and approvals of any governmental entity and making of all registrations and filings to obtain an approval or waiver from, or avoid any action or proceeding by, such governmental entity; (ii) obtaining all necessary consents, approvals or waivers from third parties; (iii) defending of any lawsuits or legal proceedings challenging the merger agreements or the consummation of the transactions contemplated thereby; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

Each of Parent, Merger Sub and PRA has agreed to promptly make its respective filings and make any other required submissions under the HSR Act or other applicable law and to use its commercially reasonable efforts to resolve any objections or suits threatened or instituted by the FTC, the DOJ or any other applicable governmental entity or any private party challenging any of the transactions contemplated by the merger agreement as violative of any law or which would otherwise prevent, materially impede or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement so as to enable the closing of the merger to occur as expeditiously as possible. On September 21, 2007, PRA and Genstar V made the required filings under the HSR Act with the FTC and the DOJ. The applicable waiting period terminated on October 1, 2007.

Each of PRA and Parent agrees to inform one another as to the status of matters relating to the consummation of the merger and transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices of other communications between PRA or Parent (or any of their subsidiaries), on one hand, and any third party or governmental entity, on the other hand, related to the transactions. Each of the parties also agrees to consult with the other party and, if permitted by the governmental entity, allow the other party to attend and participate before participating in any substantive meeting or discussion with any governmental entity related to the transactions.

Delisting

Prior to the closing of the merger, PRA shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NASDAQ and any other exchanges on which the common stock of PRA is listed to enable the delisting by the surviving corporation of the PRA common shares from NASDAQ and any other exchanges on which the PRA common shares is listed and the deregistration of the PRA common shares under the Exchange Act as promptly as practicable after the merger effective time.

Stockholder Litigation

PRA will give Parent and Merger Sub the opportunity to participate in the defense or settlement of any stockholder litigation against PRA and/or its directors relating to the merger agreement and the transactions contemplated by the merger agreement, and no such settlement will be agreed to without Parent’s and Merger Sub’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.

Marketing Period

Unless otherwise agreed upon by Parent and PRA, the parties to the merger agreement are required to consummate the merger no later than the third business day after the day on which the last of the conditions to the merger described under “— Conditions to Completing the Merger” below is satisfied or waived.

For purposes of the merger agreement, “marketing period” means the first period of 20 consecutive business days during and at the end of which:

•	the closing conditions referred to below under “— Conditions to Completing the Merger, Conditions to Each Party’s Obligations” and “Conditions to the Obligation of Parent and Merger Sub” (other than receipt of a certificate attesting to the satisfaction of conditions), have been satisfied; and

•	Parent and its financing sources have certain financial information to be provided by PRA under the merger agreement in connection with Parent’s financing of the merger, referred to as required information;

provided, that the marketing period will end on any earlier date that is the date on which the debt financing is consummated.

For purposes of calculating such 20-consecutive-business-day period, December 15, 2007 through January 8, 2008 will not be counted. Furthermore, the marketing period will not be deemed to have commenced if, prior to the completion of the marketing period:

•	PRA’s independent registered accounting firm has withdrawn its audit opinion with respect to any financial statements contained in the required information, in which case the marketing period will not be deemed to commence any earlier than the time at which a new audit opinion in customary form is issued with respect to the consolidated financial statements for the applicable periods by PRA’s independent registered accounting firm or another independent registered accounting firm reasonably acceptable to Parent;

•	PRA has publicly announced any intention to restate any of its financial information, in which case the marketing period will not be deemed to commence any earlier than the time at which such restatement has been completed and PRA’s SEC Reports have been amended or PRA has announced that it has concluded that no restatement shall be required in accordance with GAAP;

•	PRA has failed to file any report with the SEC by the date required under the Exchange Act (provided that any filing that is deemed timely filed pursuant to Rule 12b-25 under the Exchange Act will be deemed timely filed), in which case the marketing period will not be deemed to commence any earlier than the time at which all such reports have been filed; or

•	the financial statements included in the required information that is available to Parent on the first day of any such 20-consecutive-business-day period would not be sufficiently current on any day during such 20-consecutive-business-day period to permit (a) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 20-consecutive-business-day period or (b) PRA’s independent registered accounting firm to issue a customary comfort letter to purchasers (in accordance with its normal practices and procedures) on the last day of the 20-consecutive-business-day period, then a new 20-consecutive-business-day period will commence upon Parent receiving updated required information that would be sufficiently current to permit the actions described in (a) and (b) on the last day of such 20-consecutive-business-day period.

The purpose of the marketing period is to provide Parent and Merger Sub a reasonable and appropriate period of time during which they can market and place the permanent debt financing contemplated by the debt financing commitments for purposes of financing the merger. Parent has agreed:

•	to use commercially reasonable efforts to arrange and obtain financing on the terms and conditions described in its equity funding letter and debt commitment letters, including entering into definitive agreements and satisfying, on a timely basis, all conditions applicable to Parent and Merger Sub;

•	in the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the equity funding letter and the debt commitment letters, to notify PRA and use commercially reasonable efforts to arrange to obtain any such portion of the financing from alternative sources, as promptly as practicable, on terms not materially less beneficial to Parent and Merger Sub; and

•	to promptly keep PRA informed of the status of the financing, any material developments relating to (including any material breaches of Parent and/or Merger Sub), the debt financing.

Conditions to Completing the Merger

Conditions to Each Party’s Obligation.  The obligations of PRA, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver in writing (where permitted by law) of the following conditions:

•	the merger agreement shall have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of PRA common stock entitled to vote;

•	any applicable waiting periods under the HSR Act shall have expired or been terminated;

•	any waiting period under any antitrust or competition laws of any other applicable jurisdiction required for the consummation of the merger shall have expired or been terminated; and

•	no governmental law, injunction, order or decree shall be in effect that has the effect of making consummation of the merger illegal or prohibiting the consummation of the merger.

Conditions to the Obligation of Parent and Merger Sub.  The obligation of Parent and Merger Sub to consummate the merger is subject to the following conditions, any or all of which may be waived by Parent and Merger Sub on or prior to the merger effective time, to the extent permitted by law:

•	the representations and warranties of PRA in the merger agreement, disregarding all materiality and material adverse effect qualifications, shall be true and correct in all respects in each case as of the effective time of the merger (except to the extent such representations and warranties address matters as of a particular date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

•	PRA shall have performed, in all material respects, the obligations required to be performed by it under the merger agreement and complied with, in all material respects, its agreements and covenants to be performed or complied with under the merger agreement;

•	PRA shall have delivered an officers’ certificate to Parent certifying relating to the two previous provisions; and

•	PRA shall have delivered to Parent certification that stock in PRA is not a real property interest because PRA is not and has not been a United States real property holding corporation.

Conditions to the Obligation of PRA.  The obligation of PRA to consummate the merger is subject to the following conditions, any or all of which may be waived by PRA on or prior to the merger effective time, to the extent permitted by law:

•	the representations and warranties of Parent and Merger Sub in the merger agreement, disregarding all materiality and material adverse effect qualifications, shall be true and correct in all respects in each case as of the effective time of the merger (except to the extent such representations and warranties address matters as of a particular date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

•	Parent shall have performed, in all material respects, the obligations required to be performed by it under the merger agreement and complied with, in all material respects, its agreements and covenants to be performed or complied with under the merger agreement; and

•	Parent shall have delivered an officers’ certificate to PRA certifying relating to the two previous provisions.

Termination

Under certain circumstances and upon written notice to the other parties, PRA, Parent and/or Merger Sub may terminate the merger agreement and abandon the merger prior to the effective time of the merger, whether before or after obtaining the required stockholder approval. The merger agreement may be terminated by either PRA or Parent, if:

•	PRA and Parent mutually consent in writing;

•	the effective time of the merger shall not have occurred on or before the Outside Date; provided that, if the marketing period has commenced, but has not ended, on or before such date, then the Outside Date will be extended until the earlier of (i) the seventh (7th) business day after the final day of the marketing period or (ii) April 2, 2008, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform its obligations set forth in the merger agreement;

•	any governmental entity shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger. However, termination shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the merger; or

•	if stockholder approval is not obtained at the PRA stockholders’ meeting.

The merger agreement may be terminated by PRA at any time prior to the effective time of the merger, if:

•	PRA is not in material breach of its obligations under the merger agreement, and if (i) any of the representations and warranties of Parent and Merger Sub are or become untrue or inaccurate such that certain conditions to the merger would be incapable of being satisfied by the Outside Date; (ii) there has been a breach on the part of Parent and Merger Sub or any of their respective covenants or agreements in the merger agreement such that certain conditions to the merger would be incapable of being satisfied by the Outside Date; or (iii) the certain conditions to the merger have been satisfied (other than those conditions that are not satisfied due to Parent’s or Merger Sub’s failure to satisfy its obligations under the merger agreement) but Parent has failed to obtain the financing or consummate the merger by the third (3rd) Business Day after the final day of the marketing period; or

•	by PRA in accordance with, and subject to the terms and conditions of the go-shop provision of the merger agreement (see “THE MERGER AGREEMENT — Solicitation of Alternate Transactions” beginning on page 64 above).

The merger agreement may be terminated by Parent at any time prior to the effective time of the merger, if:

•	each of Parent and Merger Sub is not in material breach of its obligations under the merger agreement, and if (i) any of the representations and warranties of PRA are or become untrue or incorrect such that the certain conditions to the merger would be incapable of being satisfied by the Outside Date, or (ii) there has been a breach on the part of PRA of its covenants or agreements herein such that certain conditions to the closing of the merger would be incapable of being satisfied by the Outside Date; or

•	PRA’s board of directors shall have (i) effected a change in its recommendation, (ii) publicly recommended or approved any company acquisition proposal, (iii) failed to include in this proxy statement the recommendation or a statement to the effect that PRA’s board of directors has determined and believes that the merger is in the best interests of PRA’s stockholders, or (iv) formally approved or recommended to PRA’s stockholders a company acquisition proposal other than as expressly permitted under the go-shop provision of the merger agreement.

Fees and Expenses

Under certain circumstances specified in the merger agreement and summarized below, in the event that the merger agreement is terminated (1) PRA may be required to pay a termination fee to Parent or (2) Parent may be required to pay a termination fee to PRA.

A termination fee of $23.7 million is payable by PRA to Parent if the merger agreement is terminated by:

•	Parent because PRA’s board publicly recommends or approves any company acquisition proposal, or formally approves and recommends a company acquisition proposal;

•	Parent or PRA because stockholder approval has not been obtained at the stockholder’s meeting and a company acquisition proposal is publicly announced and not withdrawn at least five business days prior to the date of the stockholder meeting and within one year PRA enters into a definitive agreement or consummates a company acquisition proposal;

•	Parent because PRA has breached its representations and warranties or covenants and such breach gives rise to the failure of a condition that cannot be cured by the Outside Date and, at or prior to the date of termination, a company acquisition proposal has been publicly disclosed or announced, and within one year PRA enters into a definitive agreement or consummates a company acquisition proposal;

•	Parent because PRA’s board has changed its recommendation and, at or prior to the date of termination, a company acquisition proposal has been publicly disclosed or announced, and within one year PRA enters into a definitive agreement or consummates, a company acquisition proposal; or

•	Parent because PRA’s board of directors failed to include in this proxy statement its recommendation or a statement that the merger is in the best interests of the stockholders and, at or prior to the date of termination, a company acquisition proposal has been publicly disclosed or announced, and within one year PRA enters into a definitive agreement or consummates a company acquisition proposal.

If the merger agreement is terminated in the above described circumstances, and the event giving rise to the right of Parent to receive a termination fee is based on the submission of a company acquisition proposal by an excluded party, then PRA is obligated to pay a termination fee of only $7.9 million, known as the go-shop termination fee.

A termination fee of $23.7 million is payable by Parent to PRA if:

•	the merger agreement is terminated by PRA because Parent or Merger Sub breached its representations, warranties or covenants and such breach gives rise to the failure of a condition to the merger agreement that cannot be cured by the Outside Date and there are no facts or circumstances that would reasonably be expected to cause the closing conditions of Parent not to be satisfied by the Outside Date; or

•	Parent fails to obtain financing for the merger or fails to consummate the merger when otherwise required to under the terms of the agreement.

In case of termination of the merger agreement PRA is required to reimburse Parent’s out-of-pocket expenses, and Parent to reimburses PRA’s out-of-pocket expenses, under specified circumstances, in each case, subject to a cap of $7.9 million). Any expense reimbursed by a party is then credited towards any termination fee payable by such party so that no party is liable for more than $23.7 million. The parties’ right to a termination fee and/or expense reimbursement is the sole and exclusive remedy for any breach of the merger agreement.

Amendment

The merger agreement may be amended by action taken by the respective board of directors of the parties to the merger agreement at any time prior to the merger effective time. After the merger agreement is approved by PRA stockholders, the merger agreement may not be amended without a vote of PRA’s stockholders if required by law or in accordance with NASDAQ rules. The merger agreement can only be amended by an instrument in writing signed by the parties to the merger agreement.

Waiver

At any time prior to the merger effective time, any party to the merger agreement may (1) extend the time for the performance of any obligation or other acts required by the merger agreement, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any agreement or condition contained in the merger agreement. Any agreement by a party to any extension or waiver will be valid only if set forth in a written instrument signed by such party. The failure of any party to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

Assignment

The merger agreement is not assignable whether pursuant to merger, by operation of law or otherwise.

OTHER IMPORTANT INFORMATION REGARDING PRA

Selected Historical Financial Information

Set forth below is certain selected historical consolidated financial data relating to PRA. The financial data has been derived from the unaudited financial statements filed as part of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and the audited financial statements filed as part of our Annual Report on Form 10-K for the year ended December 31, 2006. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in that Form 10-Q and Form 10-K, each of which is incorporated by reference into this proxy statement. More comprehensive financial information, including management’s discussion and analysis of financial condition and results of operations, is contained in other documents filed by PRA with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” beginning on page 89.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2002	2003	2004	2005	2006	2006	2007
						(Unaudited)	(Unaudited)

Revenue
Service revenue	$176,365	$247,888	$277,479	$294,739	$303,207	$220,797	$271,883
Reimbursement revenue	24,648	42,109	30,165	31,505	34,959	24,829	35,272

Total revenue	$201,013	$289,997	$307,644	$326,244	$338,166	$245,626	$307,155
Operating expenses
Direct costs	94,761	126,501	134,067	136,572	154,416	112,729	150,223
Reimbursable out-of-pocket costs	24,648	42,109	30,165	31,505	34,959	24,829	35,272
Selling, general, and administrative	57,897	80,585	90,139	95,827	103,031	72,705	95,847
Depreciation and amortization	6,956	8,967	9,691	11,156	12,587	8,774	11,492
Management fee	800	800	704	—	—	—	—
Option repurchase(1)	—	—	3,713	—	—	—	—
Vested option bonus(1)	—	—	2,738	—	—	—	—

Income from operations	15,951	31,035	36,427	51,184	33,173	26,589	14,321
Interest (expense) income, net	(4,100)	(6,856)	(3,643)	1,181	104	473	8
Other income (expenses), net	(721)	(4,023)	(38)	(1,137)	220	(519)	(572)

Income before income taxes	11,130	20,156	32,746	51,228	33,497	26,543	13,757
Provision for income taxes	5,493	6,909	11,997	19,005	6,652	5,419	3,546

Net income	$5,637	$13,247	$20,749	$32,223	$26,845	$21,124	$10,211

Net income per share
Basic	$0.37	$0.83	$1.13	$1.43	$1.14	$0.91	$0.42
Diluted	$0.32	$0.71	$1.02	$1.32	$1.08	$0.86	$0.40
Shares used to compute net income (loss) per share(2):
Basic	15,204,232	15,965,408	18,442,313	22,527,108	23,509,725	23,294,442	24,495,519
Diluted	17,557,632	18,666,012	20,329,852	24,389,592	24,749,664	24,557,484	25,311,548

						Nine Months Ended
	Year Ended December 31,					September 30,
	2002	2003	2004	2005	2006	2006	2007
						(Unaudited)	(Unaudited)

Other Financial Data:
Net cash provided by operating activities	$28,442	$2,058	$71,636	$1,509	$37,519	$15,329	$19,058
Net cash (used in) provided by investing activities	(24,625)	(9,599)	(32,350)	4,016	(102,790)	(98,276)	(9,604)
Net cash (used in) provided by financing activities	(14,581)	26,028	(6,430)	2,455	30,848	28,195	(16,197)
Non-GAAP Data:
Adjusted EBITDA	$22,186	$35,979	$52,531	$61,203	$45,980	$34,844	$25,241
Adjusted EBITDA as a% of service revenue	12.6%	14.5%	18.9%	20.8%	15.2%	15.8%	9.3%
EBITDA	$22,186	$35,979	$46,080	$61,203	$45,980	$34,844	$25,241
EBITDA as a% of service revenue	12.6%	14.5%	16.6%	20.8%	15.2%	15.8%	9.3%
Consolidated Balance Sheet Data:
Cash and cash equivalents	$13,798	$32,328	$65,888	$73,640	$44,490	$20,514	$38,401
Marketable securities	—	—	24,500	—	—	—	—
Working capital	(43,429)	(8,449)	11,478	41,760	7,897	(3,779)	8,591
Total assets	254,547	298,558	337,344	329,364	454,255	418,351	477,113
Long — term debt and capital leases, less current maturities	32,509	57,810	75	9	24,047	24,004	45
Stockholders’ equity	59,088	74,565	150,379	188,866	251,368	235,529	285,896

(1)	Includes a $3.7 million charge for the repurchase of options, predominantly from former employees, and a $2.7 million charge for a per-vested-option bonus paid to all employee option holders, both of which were executed in connection with the culmination of the January 2004 tender process.

(2)	Net income (loss) per share and shares used to compute net income (loss) per share for all periods following the predecessor period gives effect to a four-for-one stock split of our common stock effected prior to completion of the offering.

Non-GAAP Financial Measures

We use certain measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles (GAAP). These non-GAAP financial measures are “EBITDA” and “adjusted EBITDA.” These measures should not be considered as an alternative to income from operations, net income, net income per share, or any other performance measures derived in accordance with GAAP.

EBITDA represents net income before interest, taxes, depreciation, and amortization. We use EBITDA to facilitate operating performance comparisons from period to period. In addition, we believe EBITDA facilitates company to company comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We also use EBITDA, and we believe that others in our industry use EBITDA, to evaluate and price potential acquisition candidates. We further believe that EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which present EBITDA when reporting their results.

In addition to EBITDA, we use a measure that we call adjusted EBITDA, which we define as EBITDA excluding the effects of a one-time $25.0 million tender offer specifically relating to our repurchase in 2004 of stock options and the payment of a special bonus to certain employee option holders. In addition to our GAAP results and our EBITDA, we use adjusted EBITDA to manage our business and assess our performance. Our management does not view the tender offer and option repurchase costs as indicative of the status of our ongoing operating performance because such costs related to a special non-recurring restructuring transaction.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, EBITDA and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, our working capital needs; our significant interest expense, or the cash requirements necessary to service interest and principal payments on our debts; and any cash requirements for the replacement of assets being depreciated and amortized, which will often have to be replaced in the future, even though depreciation and amortization are non-cash charges. Neither EBITDA nor adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2002	2003	2004	2005	2006	2006	2007
						(Unaudited)	(Unaudited)

Adjusted EBITDA	$22,186	$35,979	$52,531	$61,203	$45,980	$34,844	$25,241
Option repurchase	—	—	(3,713)	—	—	—	—
Vested option bonus	—	—	(2,738)	—	—	—	—

EBITDA	22,186	35,979	46,080	61,203	45,980	34,844	25,241
Depreciation and amortization	(6,956)	(8,967)	(9,691)	(11,156)	(12,587)	(8,774)	(11,492)
Interest expense, net	(4,100)	(6,856)	(3,643)	1,181	104	473	8
Provision for income taxes	(5,493)	(6,909)	(11,997)	(19,005)	(6,652)	(5,419)	(3,546)

Net income	5,637	13,247	20,749	32,223	26,845	21,124	10,211
Depreciation and amortization	6,956	8,967	9,691	11,156	12,587	8,774	11,492
Provision for doubtful receivables	1,888	4,851	1,914	(123)	1,023	416	—
Amortization of debt discount	379	1,642	—	—	—	—	—
Stock-based compensation	—	—	—	—	4,455	3,478	4,744
Excess tax benefit from share-based compensation	—	—	—	2,986	(2,625)	(1,626)	(2,755)
Provision for deferred income taxes	(1,228)	(3,997)	2,606	2,354	(666)	(4,582)	(4,146)
Debt issuance costs write-off	—	750	1,241	—	—	—	—
Loss on disposal of fixed assets	—	—	—	—	—	—	771
Changes in assets and liabilities:
Accounts receivable and unbilled services	(29,251)	(18,538)	15,373	(3,057)	(14,805)	(17,745)	(9,036)
Prepaid expenses and other assets	1,444	408	1,226	(2,465)	(10,410)	751	(3,317)
Accounts payable and accrued expenses	3,481	(4,873)	7,793	11,022	(22,941)	(22,330)	5,123
Income taxes	989	(481)	12,150	(3,677)	8,647	4,557	(1,012)
Advance billings	38,147	82	(1,107)	(48,910)	35,409	22,512	6,983

Net cash provided by (used in) operating activities	$28,442	$2,058	$71,636	$1,509	$37,519	$15,329	$19,058

Ratio of Earnings to Fixed Charges

The following presents PRA’s ratio of earnings to fixed charges for each of the following periods.

			Nine Months Ended
	Years Ended December 31,		September 30,
	2006	2005	2007	2006
	(In thousands)		(Unaudited)	(Unaudited)

Income before taxes	33,497	51,228	13,757	26,543
Fixed Charges	6,158	4,668	4,988	4,604

Total	39,655	55,896	18,745	31,147
Interest expensed:	1,561	467	974	823
Estimate of interest within rental expense:	4,597	4,201	4,014	3,781

Total Fixed Charges:	6,158	4,668	4,988	4,604
Ratio	6.44	11.97	3.76	6.77

Book Value Per Share

Our net book value per share as of September 30, 2007 was $11.54, which is substantially below the $30.50 per share cash consideration to be paid in the merger.

PRA Common Stock Market Price and Dividend Data

PRA Stock is traded on the NASDAQ Global Select Market under the symbol “PRAI.” On November 16, 2004, PRA made an underwritten public offering of 6,900,000 shares (including over-allotment shares) of PRA Common Stock at an offering price of $19.00 per share. PRA received $63,612,000 in aggregate proceeds net of the underwriters’ discount. Since PRA’s initial public offering, we have not paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. On March 23, 2007, our board of directors approved a rights agreement that declared a dividend of one preferred share purchase right for each outstanding share of PRA common stock. On July 24, 2007, our board of directors approved an amendment to the rights agreement to exempt the proposed merger from the application of the rights agreement. Any future dividends will be determined at the discretion of our board of directors. The board of directors may consider our financial condition and results of operations, cash flows from operations, current and anticipated capital requirements, the income tax laws then in effect, any legal or contractual requirements and other factors our board of directors deems relevant.

As of [ • ], there were approximately [ • ] holders of record of shares of our common stock.

The table below shows, for the quarters indicated, the reported high and low trading prices of PRA common stock on the NASDAQ Global Select Market, the principal market in which the common stock is traded.

	Price
	High	Low

Fiscal Year Ending December 31, 2007
First Quarter	$26.20	$18.82
Second Quarter	$26.37	$20.43
Third Quarter	$30.24	$24.80
Fourth Quarter (through November 6, 2007)	$30.28	$29.32
Fiscal Year Ended December 31, 2006
First Quarter	$29.16	$21.05
Second Quarter	$27.25	$20.50
Third Quarter	$27.38	$20.93
Fourth Quarter	$32.22	$24.00
Fiscal Year Ended December 31, 2005
First Quarter	$28.30	$22.26
Second Quarter	$27.43	$23.15
Third Quarter	$31.25	$25.38
Fourth Quarter	$30.43	$25.48

On March 27, 2007, the last completed trading day before Genstar made its proposal to take us private, the high and low sales prices of our common stock were $22.13 and 21.80 per share, respectively, and the closing price was $21.89 per share. On July 24, 2007, the last trading day prior to the public announcement of the execution of the merger agreement, the high and low sales price of our common stock were $27.95 and $26.50 per share, respectively and the closing price was $26.96 per share. On [ • ], the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $[ • ] and $[ • ], respectively, and the closing price was $[ • ] per share. You are urged to obtain a current market price quotation for our common stock.

PRA intends to retain all future earnings, if any, for use in the operation of our business and to fund future growth. PRA does not anticipate paying any dividends for the foreseeable future. The decision whether to pay dividends will be made by PRA’s board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions, and covenants under any applicable contractual arrangements. In January 2004, PRA’s board of directors declared a $0.94 per share dividend payable to all stockholders and a $0.94 per option bonus to all current employee option holders, or a total of approximately $19.6 million. The dividend and option bonuses were paid during 2004.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of PRA common stock as of November 6, 2007 (unless otherwise noted), for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers, except as noted below; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each person named in the table below is c/o PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190, and, to PRA’s knowledge, each beneficial owner named in the table has sole voting and sole investment power over the share indicated as owned by such person, subject to applicable community property laws. The percentage listed in the table is calculated based on the shares of PRA common stock outstanding on November 6, 2007. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,”

which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

As of November 6, 2007, there were 24,878,011 shares of PRA’s common stock outstanding.

	Number of	Percent of
Named Executive Officers	Shares(1)	Class(2)

Terrance J. Bieker(3)	10,000	*
Patrick K. Donnelly(4)	221,860	*
Linda Baddour(5)	0	*
J. Matthew Bond(6)	0	*
David W. Dockhorn(7)	242,276	1.0%
Monika Pietrek(8)	124,351	*
Colin Shannon(9)	0	*
Bruce A. Teplitzky(10)	190,228	*
Directors
Jean-Pierre L. Conte(11)	3,139,361	12.6%
Melvin D. Booth(12)	55,000	*
Robert E. Conway(13)	37,500	*
Judith A. Hemberger(14)	22,500	*
Armin M. Kessler(15)	22,500	*
Gregory P. Spivy(16)	0	*
Robert J. Weltman(17)	0	*
All Directors and Executive Officers (15 persons)(18)	3,993,686	16.1%
Beneficial Owners of 5% of More of the Outstanding Common Stock of PRA
ValueAct Capital Master Fund, L.P.(19)	4,598,184	18.5%
FMR Corporation(20)	3,662,061	14.7%
Genstar Capital III, L.P.(21)	3,139,361	12.6%
Baron Capital Group, Inc.(22)	1,552,400	6.3%
Morgan Stanley Investment Management	1,364,768	5.5%

*	Denotes less than 1%.

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of November 6, 2007, and not subject to repurchase as of that date. Shares issuable pursuant to options and warrants are deemed outstanding for calculating the percentage ownership of the person holding the options and warrants but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	For purposes of this table, the number of shares of common stock outstanding as of November 6, 2007 is deemed to be 24,878,011.

(3)	On December 21, 2006, Mr. Bieker was granted an option to purchase an aggregate of 40,000 shares of Company common stock that will vest over a period of four years. On May 7, 2007, Mr. Bieker was granted an option to purchase an aggregate of 500,000 shares of Company common stock. A portion of the option representing 300,000 shares will vest over a period of four years and the balance of the option will vest, if at all, based on target stock prices of Company common stock.

(4)	Includes options exercisable for 176,860 shares. Mr. Donnelly’s beneficial ownership is based on information that he provided to PRA as of March 15, 2007. He resigned as president, chief executive officer and a director of PRA on December 14, 2006. This information is based solely on his public filings.

(5)	On June 5, 2007, Ms. Baddour was granted an option to purchase an aggregate of 225,000 shares of Company common stock. A portion of the option representing shares will vest over a period of four years and the balance of the option will vest, if at all, based on target stock prices of Company common stock.

(6)	Mr. Bond resigned as executive vice president and chief financial officer on June 4, 2007. This information is based solely on his public filings.

(7)	Consists of options exercisable for 242,276 shares.

(8)	Includes options exercisable for 109,351 shares.

(9)	On May 7, 2007, Mr. Shannon was granted an option to purchase an aggregate of 250,000 shares of Company common stock. A portion of the option representing shares will vest over a period of four years and the balance of the option will vest, if at all, based on target stock prices of Company common stock.

(10)	Includes options exercisable for 173,096 shares.

(11)	Includes 3,030,526 shares owned by Genstar Capital Partners III, L.P. and 108,835 shares owned by Stargen III, L.P. Mr. Conte is the chairman and managing director of Genstar Capital, L.P., the manager of Genstar Capital Partners III, L.P. Mr. Conte is a limited partner of Stargen III, L.P. Mr. Conte is a managing member of Genstar III GP LLC, which is the sole general partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. In such capacity, Mr. Conte may be deemed to beneficially own shares beneficially held by Genstar Capital Partners III, L.P. and Stargen III, L.P., but disclaims such beneficial ownership.

(12)	Consists of options exercisable for 55,000 shares.

(13)	Consists of options exercisable for 37,500 shares.

(14)	Consists of options exercisable for 22,500 shares.

(15)	Consists of options exercisable for 22,500 shares.

(16)	Under an agreement with ValueAct Capital, Mr. Spivy is deemed to hold the director stock options for the benefit of ValueAct Capital Master Fund, L.P. and ValueAct Capital Master Fund III, L.P. and indirectly for (i) VA Partners, L.L.C. as General Partner of ValueAct Capital Master Fund, L.P. (ii) VA Partners III, L.L.C. as General Partner of ValueAct Capital Master Fund III, L.P. (iii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital Master Fund III, L.P. and (iv) ValueAct Capital Management, L.L.C. as General Partner of ValueAct Capital Management, L.P. (collectively “ValueAct Capital”). Mr. Spivy is a non-managing member of VA Partners, L.L.C. and ValueAct Capital Management, L.P. The reporting person disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(17)	Mr. Weltman is a limited partner of Genstar Capital III, L.P., which is the sole general partner of each of Genstar Capital Partners III, L.P. and Stargen III, L.P. Mr. Weltman is a limited partner of Stargen III, L.P. Mr. Weltman does not directly or indirectly have or share voting or investment power over the shares beneficially held by Genstar Capital Partners III, L.P. or Stargen III, L.P.

(18)	Includes shares that are owned or may be deemed to be owned by current directors and officers.

(19)	Includes 3,946,584 shares owned by ValueAct Capital Master Fund L.P. and 651,600 shares owned by ValueAct Capital Master Fund III, L.P. ValueAct Master Capital Fund and ValueAct Capital Master Fund III are limited partnerships organized under the laws of the British Virgin Islands. ValueAct Management L.P., ValueAct Management LLC and the Managing Members may each be deemed the beneficial owner of an aggregate of 4,598,184 shares of Common Stock, representing approximately 18.84% of the Issuer’s outstanding Common Stock. VA Partners is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Capital Master Fund. VA Partners III is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Capital Master Fund III. ValueAct Management L.P. is a Delaware limited partnership which renders management services to ValueAct Capital Master Fund and ValueAct Capital Master Fund III. ValueAct

Management LLC is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Management L.P. Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin are each managing members, principal owners and controlling persons of VA Partners, VA Partners III and ValueAct Management LLC, and such activities constitute their principal occupations. Such individuals are collectively referred to herein as the “Managing Members.” Each Managing Member is a United States citizen. The address of these stockholders is c/o ValueAct Capital, 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133. This information is based solely upon information contained in a Schedule 13D/A filed February 28, 2007.

(20)	Includes 3,152,316 shares owned by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. The address for these stockholders is 82 Devonshire Street, Boston, MA 02109. Each of Edward C. Johnson 3d and FMR Corp., through control of Fidelity, has sole power to dispose of the 3,152,316 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. This information is based solely upon information contained in a Schedule 13G/A filed April 10, 2007.

(21)	Includes 3,030,526 shares owned by Genstar Capital Partners III, L.P., of which Genstar Capital III, L.P. is the sole general partner, and 108,835 shares owned by Stargen III, L.P., of which Genstar Capital III, L.P. is the sole general partner. The address of these stockholders is c/o Genstar Capital, L.P., Four Embarcadero Center, 19th Floor, San Francisco, CA 94111. The natural persons who have investment or voting power for the shares owned by Genstar Capital III, L.P. are Jean-Pierre L. Conte, Richard D. Paterson, and Richard F. Hoskins.

(22)	Includes 2,303,700 shares owned by BAMCO, Inc. and 67,400 owned by Baron Capital Management, Inc. Each is a subsidiaries of Baron Capital Group, Inc. The address of these stockholders is 767 Fifth Avenue, New York, NY 10153. Ronald Baron holds a controlling interest in Baron Capital Group, Inc.

None of Genstar IV, Genstar V, Stargen IV, L.P., Stargen V, L.P., their respective general partners or the limited liability companies controlling such general partners owns any shares of PRA common stock.

Prior Purchases and Sales of PRA Common Stock

On November 17, 2004, as part of the initial public offering of PRA common stock, Genstar III sold 1,661,426 shares of PRA common stock at a price of $19.00 per share (excluding commissions) for aggregate proceeds of $31,567,094. On June 14, 2005, Genstar III sold 5,769,097 shares of PRA common stock in an underwritten public offering at a price of $23.50 per share (excluding commissions) for aggregate proceeds of $135,573,779.50. There were no transactions with respect to PRA common stock during the past two years effected by any of Parent, Merger Sub, Genstar V, Genstar IV, Genstar III, Stargen V, Stargen IV, Mr. Conte, Mr. Weltman or any of their respective affiliates, executive officers, directors or persons controlling such entities.

Except for the transactions in the following table, and in the previous paragraph, there were no transactions with respect to PRA common stock during the past two years effected by any of PRA, Parent, Merger Sub, Genstar or any of their respective subsidiaries, affiliates, executive officers, directors or persons controlling such entities. The purchases and acquisitions were pursuant to option exercises or other purchases under PRA’s equity and/or stock purchase plans, unless otherwise indicated. The sales and dispositions were pursuant to gifts, sales on the NASDAQ Global Select Market, private placements and payment of exercise price or tax liability.

	Purchase/
	Acquisition (P)
	or Sale/
Stockholder	Disposition (S)	Quantity	Price ($)		Date

Patrick K. Donnelly	P	56,736	2.75	(1)	10/20/05
Patrick K. Donnelly	S	10,000	27.25		11/02/05
Monika Pietrek	S	11,220	27.25		11/02/05
James C. Powers	S	10,000	27.25		11/02/05
William M. Walsh, III	P	11,250	3.28	(1)	11/02/05
William M. Walsh, III	S	11,250	27.25		11/02/05

	Purchase/
	Acquisition (P)
	or Sale/
Stockholder	Disposition (S)	Quantity	Price ($)		Date

Patrick K. Donnelly	S	22,500	27.20		11/03/05
James C. Powers	S	31,500	27.20		11/03/05
James C. Powers	S	8,500	27.07		11/10/05
James C. Powers	S	25,000	27.10		11/14/05
Armin M. Kessler	S	15,224	26.09	(2)	11/18/05
Armin M. Kessler	S	15,224	26.96		11/21/05
Patrick K. Donnelly	S	1,500	27.75		11/30/05
Patrick K. Donnelly	S	11,000	27.75		12/01/05
Erich Mohr	P	50,000	6.56	(1)	12/02/05
Eric Mohr	S	50,000	28.50		12/02/05
J Matthew Bond	S	10,000	28.11		12/13/05
Eric Mohr	P	12,500	19.00		12/19/05
Eric Mohr	P	6,000	6.56	(1)	12/19/05
Patrick K. Donnelly	S	7,500	29.00		01/06/06
J Matthew Bond	P	5,000	3.28	(1)	01/09/06
J Matthew Bond	S	5,000	28.25		01/09/06
J Matthew Bond	P	8,000	6.56	(1)	10/30/06
J Matthew Bond	S	8,000	29.65		10/30/06
Monika Pietrek	S	10,000	25.88		02/01/06
James C. Powers	S	42,000	26.07		02/01/06
William M. Walsh, III	P	11,250	3.28	(1)	02/01/06
William M. Walsh, III	S	11,250	25.84		02/01/06
James C. Powers	S	6,000	26.25		02/02/06
James C. Powers	S	12,500	26.50		02/09/06
James C. Powers	S	12,500	26.75		02/10/06
Patrick K. Donnelly	S	32,500	27.24		02/21/06
Patrick K. Donnelly	S	2,500	28.51		02/23/06
David W. Dockhorn	S	27,000	27.53		03/10/06
Gail O’Mullan	P	3,125	19.00		03/10/06
Gail O’Mullan	S	3,125	27.50		03/10/06
Bruce Teplitzky	S	10,000	27.50		03/10/06
David W. Dockhorn	S	26,000	27.56		03/13/06
Bruce Teplitzky	S	20,000	27.57		03/13/06
David W. Dockhorn	S	7,000	27.00		04/07/06
James C. Powers	S	50,000	23.03		05/01/06
William M. Walsh, III	P	8,000	3.28	(1)	05/08/06
William M. Walsh, III	S	8,000	23.63		05/08/06
James C. Powers	S	25,000	25.01		05/31/06
William M. Walsh, III	P	3,250	3.28	(1)	05/31/06
William M. Walsh, III	S	3,250	25.00	(3)	05/3/06
VA Partners LLC	P	30,000	22.60	(3)	07/10/06
VA Partners LLC	P	13,600	22.67	(3)	07/11/06
VA Partners LLC	P	30,000	22.85	(3)	07/12/06

	Purchase/
	Acquisition (P)
	or Sale/
Stockholder	Disposition (S)	Quantity		Price ($)		Date

VA Partners LLC	P	6,118		23.00	(3)	07/13/06
VA Partners LLC	P	30,000		22.80	(3)	07/14/06
VA Partners LLC	P	11,418		22.98	(3)	07/17/06
VA Partners LLC	P	30,000		23.27	(3)	07/20/06
William Jan Drijhout	J	9,186	(4)	22.52		07/21/06
VA Partners LLC	P	30,000		23.28	(3)	07/24/06
VA Partners LLC	P	50,000		23.03	(3)	07/25/06
VA Partners LLC	P	21,000		21.38	(3)	07/26/06
VA Partners LLC	P	15,700		21.90	(3)	07/27/06
Monika Pietrek	P	10,000		3.31	(1)	08/01/06
William M. Walsh, III	P	8,000		2.28	(1)	08/09/06
William M. Walsh, III	S	8,000		23.58		08/09/06
William M. Walsh, III	P	1,000		2.28	(1)	08/17/06
William M. Walsh, III	S	1,000		25.00		08/17/06
William M. Walsh, III	P	1,250		3.28	(1)	08/23/06
William M. Walsh, III	S	1,250		25.00		08/23/06
William M. Walsh, III	P	1,000		3.28	(1)	08/24/06
William M. Walsh, III	S	1,000		25.00		08/24/06
Bruce Teplitzky	S	3,500		26.00		08/29/06
Bruce Teplitzky	S	11,500		26.00		08/30/06
Monika Pietrek	S	10,000		27.10		09/14/06
David W. Dockhorn	S	7,500		30.23		10/30/06
Bruce Teplitzky	S	15,000		29.65		10/30/06
William M. Walsh, III	P	15,000		3.28	(1)	11/01/06
William M. Walsh, III	S	15,000		29.43		11/01/06
David W. Dockhorn	S	4,000		30.00		11/07/06
William M. Walsh, III	P	5,000		3.28	(1)	11/07/06
William M. Walsh, III	S	5,000		30.00		11/07/06
David W. Dockhorn	S	39,000		30.00		11/10/06
David W. Dockhorn	S	37,000		30.01		11/13/06
Monika Pietrek	S	10,000		29.85		11/13/06
David W. Dockhorn	S	24,500		30.00		11/14/06
David W. Dockhorn	S	12,500		30.00		11/15/06
Patrick K. Donnelly	S	15,928		29.58	(5)	11/20/06
Patrick K. Donnelly	S	9,072		29.62	(6)	11/21/06
Patrick K. Donnelly	S	12,500		29.58	(7)	11/21/06
VA Partners LLC	P	500,000		25.33	(8)	12/15/06
Patrick K. Donnelly	S	12,500		25.37	(9)	12/15/06
VA Partners LLC	P	11,000		24.36	(8)	12/18/06
VA Partners LLC	P	10,500		25.02	(8)	12/18/06
VA Partners LLC	P	99,000		24.36	(3)	12/18/06
VA Partners LLC	P	94,500		25.02	(3)	12/18/06
VA Partners LLC	P	15,900		24.99	(8)	12/19/06

	Purchase/
	Acquisition (P)
	or Sale/
Stockholder	Disposition (S)	Quantity	Price ($)		Date

VA Partners LLC	P	2,500	24.97	(8)	12/19/06
VA Partners LLC	P	142,600	24.99	(3)	12/19/06
VA Partners LLC	P	22,500	24.97	(3)	12/19/06
VA Partners LLC	P	10,000	24.99	(8)	01/04/07
VA Partners LLC	P	10,000	24.99	(3)	01/04/07
VA Partners LLC	P	90,000	24.99	(3)	01/04/07
VA Partners LLC	P	10,800	24.98	(8)	01/05/07
VA Partners LLC	P	16,500	24.75	(8)	01/05/07
VA Partners LLC	P	97,200	24.98	(3)	01/05/07
VA Partners LLC	P	148,000	24.75	(3)	01/05/07
VA Partners LLC	P	4,400	24.93	(8)	01/08/07
VA Partners LLC	P	39,300	24.93		01/08/07
VA Partners LLC	P	20,000	22.97	(8)	02/09/07
VA Partners LLC	P	180,000	22.97	(3)	02/09/07
VA Partners LLC	P	50,000	19.95	(8)	02/28/07
VA Partners LLC	P	450,000	19.95	(3)	02/28/07
Monika Pietrek	P	5,000	10.63		03/06/07
William M. Walsh, III	P	6,600	3.28	(1)	06/13/07
William M. Walsh, III	S	6,600	25.05		06/13/07
William M. Walsh, III	P	3,400	3.28	(1)	06/14/07
William M. Walsh, III	S	3,400	25.02		06/14/07
William M. Walsh, III	P	5,000	3.28	(1)	07/06/07
William M. Walsh, III	S	5,000	27.00		07/06/07
William M. Walsh, III	P	13,600	3.28	(1)	08/08/07
William M. Walsh, III	P	1,400	6.56		08/08/07
William M. Walsh, III	S	15,000	28.40		08/08/07
Monika Pietrek	P	774	6.56		10/18/07
Monika Pietrek	S	774	29.95		10/18/07

(1)	Shares purchased pursuant to PRA’s 2004 Incentive Award Plan.

(2)	Shares were held by Mr. Kessler’s spouse.

(3)	The reported stock is owned directly by ValueAct Capital Master Fund, L.P. and may be deemed to be beneficially owned by (i) VA Partners, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P. Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. are Managing Members of VA Partners, LLC and ValueAct Capital Management, LLC. The reporting persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(4)	Acquired during the acquisition of Pharma Bio-Research, USA, Inc., referred to as PBR, in 2006. The price represents the average daily closing price of PRA common stock on the NASDAQ Global Select Market for the five consecutive trading days prior to the date of the acquisition of PBR by PRA as determined by the merger agreement.

(5)	This sale reflects a weighted average price for 63 transactions. The actual sales prices for the transactions ranged from $30.00 through $30.93.

(6)	This sale reflects a weighted average price for 30 transactions. The actual sales prices for the transactions ranged from $29.50 through $29.80.

(7)	This sale reflects a weighted average price for 49 transactions. The actual sales prices for the transactions ranged from $29.34 through $29.79. The sale was effected pursuant to a Rule 10b5-1 trading plan previously adopted by Mr. Donnelly.

(8)	The reported stock is owned directly by ValueAct Capital Master Fund III, L.P. and may be deemed to be beneficially owned by (i) VA Partners III, LLC as General Partner of ValueAct Capital Master Fund III, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund III, L.P. and (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P. Jeffrey W. Ubben, Peter H. Kamin and George F. Hamel, Jr. are Managing Members of VA Partners III, LLC and ValueAct Capital Management, LLC. The reporting persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(9)	This sale reflects a weighted average price for 51 transactions. The actual sales prices for the transactions ranged from $29.50 through $29.80.

DISSENTERS’ APPRAISAL RIGHTS

Under the Delaware General Corporation Law, referred to as DGCL, you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your common stock of PRA as determined by the Delaware Court of Chancery. PRA stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. PRA will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix C to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes PRA’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to PRA a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares through the effective time of the merger.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of PRA common stock as provided for in the merger agreement if you are the holder of record at the effective time of the merger, but you will have no appraisal rights with respect to your shares of PRA common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be addressed PRA at 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform PRA of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of PRA common stock must be made by, or on behalf of, such record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on his or her stock certificate(s). The demand must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to PRA. The beneficial holder must, in such cases, have the owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of PRA common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each PRA stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder’s shares of PRA common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or initiate any negotiations with respect to the fair value of such shares. Accordingly, PRA stockholders who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of PRA common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Within 120 days after the effective time of the merger, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voting in favor of the merger and with respect to which demands for appraisal were received by PRA and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

After notice to dissenting stockholders, the Delaware Court of Chancery, sometimes referred to as the Chancery Court, will conduct a hearing upon the petition, and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of PRA common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Although PRA believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Chancery Court, and you should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement. Moreover, the surviving corporation does not anticipate offering more than the value that you are entitled to receive under the terms of the merger agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of PRA common stock is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its PRA common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court and such approval may be conditioned upon such terms as the Chancery Court deems just.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, PRA’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consider consulting their legal advisors.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will no longer be a publicly held company and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. Stockholder proposals intended for inclusion in next year’s proxy statement under Securities and Exchange Commission Rule 14a-8 should be sent to our principal executive offices and must be received by December 31, 2007. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our bylaws, to be properly brought before the 2008 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by a stockholder under these provisions of our bylaws (rather than under Rule 14a-8 under the Securities Exchange Act of 1934, as amended) must be received no earlier than February 12, 2008 nor later than March 12, 2008. If our annual meeting date is more than thirty days before or more than seventy days after June 12, 2008, however, our bylaws provide that the stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the one hundred twentieth day prior to the annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which we publicly announce the date of our meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. We will not consider any proposal or nomination that does not meet the bylaw requirements and the requirements for submitting a proposal or nomination under applicable rules of the Securities and Exchange Commission. Such notices should be addressed to Secretary, PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, the fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

OTHER MATTERS

Other Business at the Special Meeting

Management and PRA’s board of directors are not aware of any matters to be presented for action at the meeting other than those set forth in this proxy statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of PRA.

Multiple Stockholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless PRA has received contrary instructions from one or more of the stockholders. PRA will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to PRA International, 12120 Sunset Hills Road, Suite 600, Reston, VA 20190, Attention: Investor Relations Department, telephone: (703) 464-6300. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting PRA at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

PRA files reports (including annual, quarterly and current reports which contain audited financial statements), proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

You may also obtain copies of this information by mail from the Public Reference Room Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains a public Internet website that contains reports, proxy statements or other information about companies, like PRA, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You may also obtain printer-friendly versions of PRA’s SEC reports from PRA’s website at http://www.prainternational.com.

You may also inspect reports, proxy statements or other information concerning us may also be inspected at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

Because the merger is a “going private” transaction, PRA, Parent, Merger Sub, and Genstar have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Copies of the written presentations of Credit Suisse to our special committee of the Board of Directors on April 9, 2007, April 30, 2007, May 8, 2007, May 14, 2007, June 14, 2007 and July 24, 2007, have been attached as exhibits to the aforementioned Transaction Statement on Schedule 13E-3. The written presentations will be available for any interested holder of our common stock (or any representative of such stockholder who has been so designated in writing) to inspect at our principal executive offices during regular business hours.

The SEC allows us to “incorporate by reference” into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement.

We incorporate by reference the documents listed below (unless the information is deemed furnished and not filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this proxy statement and before the date of the special meeting:

•	PRA’s annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007;

•	PRA’s current report on Form 8-K, filed on March 26, 2007;

•	PRA’s Registration Statement on Form 8-A12B, filed with the SEC on March 26, 2007, containing a description of PRA’s preferred share purchase rights related to PRA’s common stock;

•	PRA’s definitive proxy statement with respect to its 2007 annual meeting of stockholders, filed on Schedule 14A with the SEC on April 30, 2007 and as amended on May 11, 2007;

•	PRA’s current report on Form 8-K, filed on May 9, 2007;

•	PRA’s quarterly report on Form 10-Q, filed on May 10, 2007;

•	PRA’s current report on Form 8-K, filed on June 6, 2007;

•	PRA’s current report on Form 8-K, filed on June 15, 2007;

•	PRA’s current report on Form 8-K, filed on July 6, 2007;

•	PRA’s additional definitive proxy soliciting materials and Rule 14(a)(12) material filed with the SEC on July 25, 2007;

•	PRA’s current report on Form 8-K, filed on July 25, 2007;

•	PRA’s quarterly report on Form 10-Q, filed on August 8, 2007;

•	PRA’s quarterly report on Form 10-Q, filed on November 7, 2007; and

•	PRA’s Registration Statement on Form 8-A12G, filed with the SEC on November 17, 2004, containing a description of PRA’s common stock.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to PRA International, 12120 Sunset Hills Road, Suite 600, Reston, VA 20190, Attention: Investor Relations Department, telephone: (703) 464 – 6300 or to our proxy solicitor, The Altman Group at 1–800–314–9816. If you would like to request documents, please do so by [ • ], in order to receive them before the special meeting.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement or incorporated by reference in this proxy statement to vote your shares at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [ • ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER
by and among
PRA INTERNATIONAL,
GG HOLDINGS I, INC.
and
GG MERGER SUB I, INC.
Dated as of July 24, 2007

A-i

A-ii

Page

Section 10.03	Severability	A-43
Section 10.04	Amendment	A-43
Section 10.05	Entire Agreement; Assignment	A-43
Section 10.06	Performance Guaranty	A-43
Section 10.07	Parties in Interest	A-43
Section 10.08	Governing Law; Forum	A-43
Section 10.09	Waiver of Jury Trial	A-44
Section 10.10	Headings	A-44
Section 10.11	Counterparts	A-44
Section 10.12	Waiver	A-44

EXHIBITS
Exhibit A	Form of Limited Guaranty
Exhibit B	Form of Voting Agreement
Exhibit C	Form of FIRPTA Certificate

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 24, 2007 (this ‘‘Agreement”), is by and among PRA International, a Delaware corporation (the “Company”), GG Holdings I, Inc., a Delaware corporation (“Parent”), and GG Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”).

RECITALS

WHEREAS, the parties intend that Merger Sub will be merged with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger as a wholly-owned subsidiary of Parent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Special Committee (as hereinafter defined) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend to the board of directors of the Company (the “Company Board”) that it approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) recommended that the Company Board recommend adoption of this Agreement by the Company’s stockholders and (iv) directed that this Agreement be submitted to the Company Board for its approval and recommendation that the Company’s stockholders adopt this Agreement;

WHEREAS, the Company Board (upon the recommendation of the Special Committee) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the Company’s stockholders for their adoption and (iv) resolved to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement and the board of directors of Parent, and Parent, as the sole stockholder of Merger Sub, in each case, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein;

WHEREAS, concurrently with the execution of this Agreement, Genstar Capital Partners V, L.P., an affiliate of Parent and Merger Sub (“Guarantor”), has entered into a Limited Guaranty (the “Limited Guaranty”), substantially in the form attached as Exhibit A to this Agreement in favor of the Company with respect to certain of the obligations of Parent and Merger Sub arising under, or in connection with, this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Company, Genstar Capital Partners III, L.P. and Stargen III, L.P. have entered into a voting agreement (the “Voting Agreement”), substantially in the form attached as Exhibit B to this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and shall not prohibit the Company from providing information to Parent which the Company is required to provide pursuant to Section 7.03.

“Action” means any claim, action, suit, proceeding, arbitration, mediation or investigation as to which written notice has been provided to the applicable party.

“Affiliate” or “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” or “beneficial ownership”, with respect to any Company Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” or “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation or similar transaction involving the Company or any Company Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange or any similar transaction, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company, (d) tender offer or exchange offer in which any Person or “group” (as such term is used under the Exchange Act) offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding Company Common Shares, or (e) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Company Acquisition Proposal” shall not include (i) the Merger or any of the other transactions contemplated by this Agreement, or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more Company Subsidiaries or among Company Subsidiaries.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Merger Effective Time.

“Company Charter” means the Restated Certificate of Incorporation of the Company, as amended.

“Company Common Shares” means the shares of common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement.

“Company Superior Proposal” means a bona fide Company Acquisition Proposal (on its most recently amended and modified terms, if amended and modified), but for purposes of this definition, references to 20% in the definition of “Company Acquisition Proposal” shall be deemed to be references to 50%, made by a Third Party that the Company Board determines in its good faith judgment (after consultation with its financial and legal advisors) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger and (ii) reasonably capable of being completed taking into account all financial, legal, regulatory and other aspects of such Company Acquisition Proposal as the Company Board shall consider relevant.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Disclosure Schedules” means, collectively, the Company Disclosure Schedule and the Parent Disclosure Schedule.

‘‘Employee Stock Purchase Plan” means the Company’s 2005 Employee Stock Purchase Plan.

‘‘Environmental Law” means any Law relating to the environment, natural resources, or safety or health of human beings or other living organisms, including the manufacture, distribution in commerce and use or Release of Hazardous Substances.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Go-Shop Termination Fee” means $7,900,000.00.

“Governmental Authority” means any national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Hazardous Substances” means any pollutant, contaminant, hazardous substance, hazardous waste, medical waste, special waste, toxic substance, petroleum or petroleum-derived substance, waste or additive, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any applicable Environmental Law.

“Intellectual Property” means (i) patents, patent applications and invention registrations of any type, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

“knowledge of the Company” or “knowledge” when used in reference to the Company means the actual knowledge of those individuals listed on Section 1.01(a) of the Company Disclosure Schedule.

“Law” means any United States national, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Management Stock Purchase Plan” means the Company’s Management Stock Purchase Plan.

“Marketing Period” shall mean the first period of 20 consecutive business days during and at the end of which (A) Parent and its financing sources shall have the Required Information, (B) nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 8.02(a) and 8.02(b) (other than the receipt of the certificates referred to in Section 8.02(c)) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20-consecutive-business-day period, and (C) the conditions set forth in Section 8.01 shall be satisfied; provided, that (x) the Marketing Period shall end on any earlier date that is the date on which the debt financing is consummated; (y) for purposes of calculating such 20-consecutive-business-day period, August 17 through September 3 and December 15 through January 8 shall not be counted or taken into account; and (z) the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, (1) the Company’s independent registered accounting firm shall have withdrawn its audit opinion with respect to any financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence any earlier than the time at which a new audit opinion in customary form is issued with respect to the consolidated financial statements for the applicable periods by the Company’s independent registered accounting firm or another independent registered accounting firm reasonably acceptable to Parent, (2) the Company shall have publicly announced any intention to restate any of its financial information, in which case the Marketing Period shall not be deemed to commence any earlier than the time at which such restatement has been completed and the Company SEC Reports have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (3) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act (provided that any filing that is deemed timely filed pursuant to Rule 12b-25 under the Exchange Act shall be deemed timely filed), in which case the Marketing Period shall not be deemed to commence any earlier than the time at which all such reports have been filed or (4) the financial statements included in the Required Information that is available to Parent on the first day of any such 20-consecutive-business-day period would not be sufficiently current on any day during such 20-consecutive-business-day period to permit (a) a registration statement using such financial statements to be declared effective by the SEC on the last day of the 20-consecutive-business-day period or (b) the Company’s independent registered accounting firm to issue a customary comfort letter to purchasers (in accordance with its normal practices and procedures) on the last day of the 20-consecutive-business-day period, then a new 20-consecutive-business-day period shall commence upon Parent receiving updated Required Information that would be sufficiently current to permit the actions described in (a) and (b) on the last day of such 20-consecutive-business-day period.

“Material Adverse Effect” means, with respect to the Company, (i) an effect, event, development or change that is materially adverse to the business, results of operations and financial condition of the Company and the Company Subsidiaries, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) a decrease in the market price of Company Common Shares (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change would otherwise constitute a Material Adverse Effect), (b) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates (except to the extent such effect, event, development or change affects the Company or the Company subsidiaries in a materially disproportionate manner as compared to other similarly situated enterprises), (c) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the contract research organization industry in which the Company and the Company Subsidiaries conduct their business (except to the extent such effect, event, development or change affects the Company or the Company Subsidiaries in a materially disproportionate manner as compared to other persons or participants in such industry), (d) changes in GAAP, (e) the negotiation, execution, announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, venture partners or employees, (f) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (g) earthquakes, hurricanes, floods, or other natural disasters, or (h) any action taken by the Company at the request or with the consent of any of the Buyer Parties (other than with respect to the obligation of the Company to obtain any consents or approvals hereunder), or (ii) any event, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder or delay, the Company from consummating the Merger or any of the other transactions contemplated by this Agreement.

“Other Filings” means any document, other than the Proxy Statement, to be filed with the SEC in connection with this Agreement.

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement.

“Parent Material Adverse Effect” means any event, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder or delay Parent or Merger Sub from consummating the Merger or any of the other transactions contemplated by this Agreement.

“Parent Termination Fee” means $23,700,000.00.

“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or Governmental Authority, but shall exclude Company Subsidiaries and Significant Company Subsidiaries.

“Release” means any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge or emission.

“Representatives” means the respective officers, directors, employees, consultants, agents, advisors, affiliates and other representatives of the applicable person.

“Required Information” means all financial statements, pro forma financial information, financial data, audit reports and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act and the other accounting rules and regulations of the SEC as may reasonably be requested by Parent of the type and form customarily included in private placement memoranda pursuant to Rule 144A under the Securities Act.

“Special Committee” means a committee of the Company Board, the members of which are not affiliated with Parent or Merger Sub and are not members of the Company’s management, formed for the purpose of, among other things, evaluating, and making a recommendation to the full Company Board with respect to, this Agreement and the Merger.

“subsidiary” or “subsidiaries” of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, stamp, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, real property, personal property, transfer, registration, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any amendment thereof and any schedule or attachment thereto.

“Termination Fee” means $23,700,000.00, except (i) in the event that this Agreement is terminated by the Company pursuant to Section 9.01(h) in order to enter into a definitive agreement with an Excluded Party (whether before or after the Go-Shop Period End Date), or (ii) in the event that this Agreement is terminated by Parent pursuant to Section 9.01(g) in a circumstance in which the event giving rise to the right by Parent to receive a termination fee is based on the submission to the Company of a Company Acquisition Proposal by an Excluded Party, in which cases the Termination Fee shall mean the Go-Shop Termination Fee.

“Third Party” means any Person other than the Company or any of its subsidiaries.

“Voting Debt” shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in the Company or any Company Subsidiary may vote.

(b) The following terms have the meaning set forth in the Sections set forth below:

Location of
Defined Term	Definition

Agreement	Preamble
Benefits Continuation Period	§ 7.04(a)
Buyer Parties	Preamble
Capital Expenditures	§6.01(i)
Certificate of Merger	§2.03
Claim	§7.05(a)
Closing	§2.04
Closing Date	§2.04
Company	Preamble
Company Board	Recitals
Company Change in Recommendation	§7.01(c)
Company Common Share Certificates	§3.03(b)
Company Dissenting Shares	§3.04(a)
Company Employees	§7.04(a)
Company Expenses	§9.03(e)
Company Financial Advisor	§4.19
Company Intellectual Property	§4.12
Company Material Contract	§4.16
Company Option Consideration	§3.01(c)
Company Preferred Shares	§4.03(a)
Company Recommendation	§7.01(c)
Company SEC Reports	§4.07(a)
Company Stock Awards	§4.03(b)
Company Stockholder Approval	§4.04(a)
Company Stockholders’ Meeting	§7.01(c)
Company Stock-Based Awards	§3.01(d)
Company Stock Options	§3.01(c)
Company Subsidiary	§4.01(b)
Confidentiality Agreement	§7.02(b)
Contract	§4.16(a)
Corporation	§2.02(a)
Debt Commitment Letter	§5.07(b)
Debt Financing	§5.07(b)
Delaware Courts	§10.08(b)
DGCL	Recitals
Environmental Permits	§4.14(a)
Equity Funding Letter	§5.07(b)
ERISA	§4.10(a)
ERISA Affiliate	§4.10(f)
Exchange Act	§4.05(b)
Excluded Party	§7.03(b)
Excluded Stockholders	§4.20
Expenses	§7.05(a)

Location of
Defined Term	Definition

FDA	§4.06(a)
Financing	§5.07(b)
Financing Commitments	§5.07(b)
Foreign Antitrust Laws and Approvals	§8.01(b)
Go-Shop Period End Date	§7.03(a)
Governmental Order	§9.01(c)
Guarantor	Recitals
Health Care Laws	§4.15(a)
HSR Act	§4.05(b)
Incentive Plans	§3.01(c)
Indemnified Parties	§7.05(a)
IRS	§4.10(a)
Lenders	§5.07(b)
Limited Guaranty	Recitals
Major Customer	§4.17(a)
Merger	Recitals
Merger Consideration	§3.01(b)
Merger Effective Time	§2.03
Merger Shares	§3.01(b)
Merger Sub	Preamble
Multiemployer Plan	§4.10(c)
Nasdaq	§4.05(b)
New Plans	§7.04(b)
Non-U.S. Plans	§4.10(a)
Old Plans	§7.04(b)
Open Contract	§4.17(a)
Outside Date	§9.01(b)
Parent	Preamble
Parent Expenses	§9.03(b)(iii)
Paying Agent	§3.03(a)
Permits	§4.06(a)
Proxy Statement	§4.05(b)
Regulatory Law	§7.07(e)
Rights Agreement	§4.21(a)
SEC	§4.05(b)
Section 16	§7.04(d)
Securities Act	§4.03(c)(iv)
Significant Company Subsidiary	§4.01(b)
Solicited Person	§7.03(a)
Surviving Corporation	§2.01
Surviving Corporation Bylaws	§2.02(b)
Surviving Corporation Charter	§2.02(a)
Surviving Corporation Fund	§3.03(a)

Location of
Defined Term	Definition

Terminated Company Acquisition Proposal	§7.03(b)
Termination Date	§9.01
U.S. Plans	§4.10(a)
Voting Agreement	Recitals

Section 1.02  Interpretation and Rules of Construction.

(a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section;

(vi) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(viii) references to a person are also to its successors and permitted assigns;

(ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(x) references to monetary amounts are to the lawful currency of the United States;

(xi) words importing the singular include the plural and vice versa and words importing gender include all genders;

(xii) time is of the essence in the performance of the parties’ respective obligations; and

(xiii) time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(b) The inclusion of any information in the Company Disclosure Schedule or the Parent Disclosure Schedule will not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information is required to be listed therein or that any such items are material to the Company and its Subsidiaries or to Parent and Merger Sub, as the case may be. The headings, if any, of the individual sections of each such Disclosure Schedule are inserted for convenience only and will not be deemed to constitute a part thereof or a part of this Agreement.

ARTICLE II

THE MERGER

Section 2.01  The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Merger Effective Time the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.02  Charter and Bylaws.

(a) At the Merger Effective Time, the Company Charter shall be amended so as to contain the provisions, and only the provisions, contained immediately prior to the Merger Effective Time in the Certificate of Incorporation of Merger Sub, except for Article FIRST of the Company Charter, which shall read “The name of the corporation is PRA International (the “Corporation”)” and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided therein or by Law (the “Surviving Corporation Charter”).

(b) At the Merger Effective Time, the Company Bylaws shall be amended so as to contain the provisions, and only the provisions contained immediately prior to the Merger Effective Time in the Bylaws of Merger Sub and shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, by the Company Charter or by such Bylaws (the “Surviving Corporation Bylaws”).

Section 2.03  Merger Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger as contemplated by the DGCL (the “Certificate of Merger”), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the “Merger Effective Time”).

Section 2.04  Closing.  Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Merger (the ‘‘Closing”) shall occur as promptly as practicable, but in no event later than the third (3rd) Business Day, following the satisfaction, or waiver by the party entitled to the benefit of the same, of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) that is the earlier of (x) any Business Day during the Marketing Period as may be specified by Parent on no less than three (3) Business Days’ prior notice to the Company and (y) the final day of the Marketing Period, or at such other time and on a date as agreed to by the parties (the “Closing Date”). The Closing shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as agreed to by the parties hereto.

Section 2.05  Directors and Officers of the Surviving Corporation.  From and after the Merger Effective Time, (i) the directors of Merger Sub immediately prior to the Merger Effective Time, as set forth on a schedule delivered by Parent to the Company prior to the Merger Effective Time, shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE III

EFFECTS OF THE MERGER

Section 3.01  Effects of the Merger on Company Securities.  At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company or Merger Sub:

(a) Each Company Common Share held in treasury and not outstanding and each Company Common Share that is owned by Parent or Merger Sub immediately prior to the Merger Effective Time shall be cancelled and retired and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

(b) Each Company Common Share issued and outstanding immediately prior to the Merger Effective Time (other than Company Dissenting Shares and Company Common Shares to be cancelled in accordance with Section 3.01(a)), shall be converted and exchanged automatically into the right to receive an amount in cash equal to $30.50 per Company Common Share (the “Merger Consideration”), payable to the holder thereof in accordance with Section 3.03. The Company Common Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the “Merger Shares”.

(c) Immediately prior to the Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares and each stock appreciation right with respect to Company Common Shares (collectively, the “Company Stock Options”) under any employee or director share option or compensation plan or arrangement of the Company (collectively, “Incentive Plans”), shall become fully vested and exercisable or payable, as the case may be (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Merger Effective Time, each Company Stock Option not theretofore exercised shall be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise or base price per share, as applicable, of such Company Stock Option, multiplied by the total number of Company Common Shares subject to such Company Stock Option (the “Company Option Consideration”), without interest. Payment of the Company Option Consideration shall be made as soon as practicable after the Merger Effective Time but in any event within three (3) Business Days following the Merger Effective Time, subject to applicable Taxes required to be withheld with respect to such payment.

(d) At the Merger Effective Time, each right of any kind, contingent or accrued, to receive Company Common Shares or benefits measured in whole or in part by the value of a number of Company Common Shares granted under the Incentive Plans or otherwise (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents) other than Company Stock Options (each, other than Company Stock Options, “Company Stock-Based Awards”), whether vested or unvested, which is outstanding immediately prior to the Merger Effective Time shall cease to represent a right or award with respect to Company Common Shares, shall become fully vested and free of any forfeiture or holding restrictions or performance or other conditions and shall entitle the holder thereof to receive, at the Merger Effective Time, an amount in cash equal to the Merger Consideration in respect of each Company Common Share underlying a particular Company Stock-Based Award, subject to applicable Taxes required to be withheld with respect to such payment.

Section 3.02  Effects of the Merger on Merger Sub Securities.  At the Merger Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 3.03  Payment of Merger Consideration; Stock Transfer Books.

(a) Prior to the Merger Effective Time, Parent shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the ‘‘Paying Agent”). Immediately following completion of the Merger and the cancellation of the Company Stock Options and Company Stock Based Awards, Parent shall deposit or cause the Surviving Corporation to deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Merger Shares, Company Stock Options, and Company Stock-Based Awards, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid (such cash being hereinafter referred to as the “Surviving Corporation Fund”), and to cause the Paying Agent to make, and the Paying Agent shall make, payments of the Merger Consideration out of the Surviving Corporation Fund to the holders of Merger Shares, Company Stock Options, and Company Stock-Based Awards in accordance with this Agreement. The Surviving Corporation Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, or a combination thereof, as directed by and for the benefit of the Surviving Corporation; provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Merger Shares, Company Stock Options, and Company Stock-Based Awards following completion of the Merger pursuant to this Article III. Any and all interest and other income earned on the Surviving Corporation Fund shall promptly be paid to the Surviving Corporation.

(b) As promptly as practicable after the Merger Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each person who was, as of immediately prior to the Merger Effective Time, a holder of record of the Merger Shares: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the “Company Common Share Certificates”) shall pass, only upon proper delivery of the Company Common Share Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Company Common Share Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of Company Common Share Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Common Share Certificate shall be entitled to receive in exchange therefor, in cash, the Merger Consideration in respect thereof, and the Company Common Share Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Merger Shares may be made to a person other than the person in whose name the Company Common Share Certificate so surrendered is registered if such Company Common Share Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Common Share Certificate shall be deemed at all times after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Company Common Share Certificates pursuant to the provisions of this Article III.

(c) Any portion of the Surviving Corporation Fund deposited with the Paying Agent pursuant to Section 3.03(a) to pay for Merger Shares that become Company Dissenting Shares shall be delivered to the Surviving Corporation upon demand; provided, however, that the Surviving Corporation shall remain liable for payment of the Merger Consideration in respect of Company Common Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder’s rights to appraisal of such shares under the DGCL.

(d) Any portion of the Surviving Corporation Fund that remains undistributed to the holders of Merger Shares for six (6) months after the Merger Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Surviving Corporation Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. None of Parent, the Paying Agent or the Surviving Corporation shall be liable to any holder of Merger Shares for any such shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(e) If any Company Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Common Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Common Share Certificate, the Paying Agent shall pay in respect of Merger Shares to which such lost, stolen or destroyed Company Common Share Certificate relate the Merger Consideration to which the holder thereof is entitled.

(f) At the Merger Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Merger Effective Time, the holders of Company Common Share Certificates representing Merger Shares shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation, or by Law.

Section 3.04  Company Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Company Common Shares that are issued and outstanding immediately prior to the Merger Effective Time (other than Company Common Shares to be canceled pursuant to Section 3.01(a)) and that are held by holders of such Company Common Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Company Dissenting Shares”) will not be convertible into the right to receive the Merger Consideration, and holders of such Company Dissenting Shares will be entitled to receive payment of the fair value of such Company Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Merger Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Company Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Merger Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Company Common Shares. At the Merger Effective Time, any holder of Company Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence.

(b) The Company will give Parent (i) notice of any demands or withdrawals of such demands received by the Company for appraisals of Company Common Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 3.05  Withholding Taxes.  Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule or the Company SEC Reports filed with or furnished to and publicly available from the SEC prior to the date of this Agreement, other than any forward-looking disclosures set forth in any risk factor section of the Company SEC Reports to the extent such disclosures are primarily cautionary or speculative in nature (it being understood and agreed that any information set forth in one section of the Company Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement to the extent such disclosure is made in a way as to make its relevance to such other section or subsection reasonably apparent), the Company hereby represents and warrants to the Buyer Parties as follows:

Section 4.01  Organization and Qualification; Subsidiaries; Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Company’s subsidiaries (a “Company Subsidiary”, and each of the Company Subsidiaries that is a “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, a “Significant Company Subsidiary”), together with the jurisdiction of organization of each such subsidiary, the percentage of the outstanding equity of each such subsidiary owned by the Company and each other subsidiary of the Company, is set forth on Section 4.01(b) of the Company Disclosure Schedule. Each Company Subsidiary is a corporation, partnership, limited liability company or trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Significant Company Subsidiaries has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Each of the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, each of the Company Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

Section 4.02  Organizational Documents.  The Company Charter and Company Bylaws as most recently filed as exhibits to the Company SEC Reports are in full force and effect and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced.

Section 4.03  Capitalization.

(a) The authorized capital stock of the Company consists of 36,000,000 Company Common Shares and 4,000,000 shares of preferred stock, par value $0.01 per share, of the Company (“Company Preferred Shares”). As of July 13, 2007, (i) 24,604,112 Company Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) 17,716 Company Common Shares were held in the treasury of the Company. As of the date of this Agreement, no Company Preferred Shares are issued and outstanding.

(b) As of July 13, 2007, 3,628,814 Company Common Shares were reserved for future issuance pursuant to outstanding Company Stock Options, and Company Stock-Based Awards (collectively, the “Company Stock Awards”).

(c) Except as set forth in Section 4.03(c) of the Company Disclosure Schedule:

(i) each outstanding share of capital stock of, or other equity interest in, a Company Subsidiary owned by the Company or by another Company Subsidiary is owned free and clear of all Liens;

(ii) except as set forth in the Company Charter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary;

(iii) there are no outstanding contractual obligations of, or other equity interest in, the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company;

(iv) the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”);

(v) except as set forth in the Company Charter and the Voting Agreement, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares;

(vi) there are no accrued or unpaid dividends with respect to any Company Common Shares; and

(vii) there is no Voting Debt of the Company or any Company Subsidiary outstanding.

Section 4.04  Authority Relative to this Agreement, Validity and Effect of Agreements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than (i) the approval of this Agreement by the holders of at least a majority of the outstanding Company Common Shares entitled to vote in accordance with the DGCL (the “Company Stockholder Approval”) and (ii) the filing and recordation of the Company Certificate of Merger and other appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The Company Board, by resolutions duly adopted at meetings duly called and held, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and declared its advisability, (iii) recommended that the stockholders of the Company adopt this Agreement, and (iv) directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders’ Meeting. The Company has previously provided or made available to Parent true and correct copies of such resolutions.

Section 4.05  No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate the Company Charter or Company Bylaws, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 4.05 have been obtained and all filings and obligations described in subsection (b) of this Section 4.05 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary, is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any of the terms, conditions or provisions of a Company Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii) such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization of, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) if applicable, the pre merger notification requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or other applicable Law, (C) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Merger to be sent to the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and other written communications that may be deemed “soliciting materials” under Rule 14a-12, (D) any filings required under the rules and regulations of Nasdaq (“Nasdaq”), and (E) the filing of the appropriate merger documents as required by the DGCL, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.06  Permits; Compliance with Laws.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals, registrations and orders of any Governmental Authority, including all those that may be required by the United States Food and Drug Administration (the “FDA”), the Drug Enforcement Administration or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals, medical devices, biologics, cosmetics or biohazardous materials, that are necessary for them to own, lease and operate their properties or to carry on their business as it is now being conducted (collectively, the “Permits”), and all such Permits are valid and in full force and effect, and (ii) to the knowledge of the Company, neither the Company nor any Company Subsidiary has violated or is in default of any such Permit in any material respect. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received any notice or communication from any Governmental Authority regarding (i) any actual alleged violation of any Permit or any actual or alleged failure to comply with the requirements of any Permit, or (ii) an actual or threatened revocation, withdrawal, cancellation, material modification or termination of any Permit.

(b) None of the Company or any Company Subsidiary is, and since January 1, 2005 none of the Company or any Company Subsidiary has been, in violation of any Laws or Permits applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound, except for any such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.07  SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports, registration statements, proxy statements and documents (including all exhibits) required to be filed by it with the SEC since December 31, 2004 (the “Company SEC Reports”). The Company SEC Reports (i) filed prior to the date of this Agreement were, as of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last amendment or superseding filing prior to the date hereof, and (ii) filed on or after the date hereof, will be, as of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, in each case, prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. The Company SEC Reports (x) filed prior to the date of this Agreement did not as of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, and (y) filed on or after the date hereof will not as of their respective dates, or if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, in each case, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, as of the date hereof, there are no material unresolved SEC comments.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports, each as amended prior to the date hereof, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments). Except for matters reflected or reserved against in the consolidated balance sheet of the Company as of March 31, 2007 (or the notes thereto) included in the Company SEC Reports, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities and obligations that (i) were incurred since March 31, 2007 in the ordinary course of business consistent with past practice, (ii) are incurred in connection with the transactions contemplated by this Agreement or (iii) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Company and its subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each of the Company and its subsidiaries (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its subsidiaries is made known to the management of such entity (or its general partner) by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Reports, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.

(d) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to the Company.

Section 4.08  Absence of Certain Changes or Events.  Since December 31, 2006, (a) the Company has conducted its business in the ordinary course consistent with past practice and (b) there has not been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Section 4.09  Absence of Litigation.  There is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (x) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (y) have or reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Company Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.10  Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, stock appreciation right, restricted stock unit, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant of the Company or any Company Subsidiary other than any such benefit plans, programs, arrangements, contracts or agreements maintained outside of the United States primarily for the benefit of current or former employees, officers, directors or consultants of the Company or any Company Subsidiary working outside of the United States or who worked outside of the United States and which is subject to the laws of any jurisdiction outside of the United States (such plans hereinafter being referred to as “Non-U.S. Plans”) (collectively, the “U.S. Plans”). Neither Company, any Subsidiary nor, to the knowledge of the Company, any other person or entity, has made any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any U.S. Plan or Non-U.S. Plan. The Company has made available to Parent copies, which are correct and complete in all material respects, of the following: (i) the U.S. Plan and Non-U.S. Plan documents (and all amendments thereto), (ii) the annual report (Form 5500) filed with the Internal Revenue Service (“IRS”) for the last two plan years, (iii) the most recently received IRS determination letter, if any, relating to a U.S. Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a U.S. Plan, (v) the most recent summary plan description for such

U.S. Plan (or other descriptions of such U.S. Plan provided to employees) and all material modifications thereto, and (vi) all filings made with any Governmental Authority, including any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

(b) Each U.S. Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each U.S. Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such U.S. Plan or the exempt status of any such trust. There has been no non-exempt “prohibited transaction” (and there will be none as a result of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any U.S. Plan.

(c) Neither the Company nor any Company Subsidiary sponsors or has sponsored any U.S. Plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except as required by Section 4980B of the Code. Neither the Company, any of its Subsidiaries or any ERISA Affiliate of the Company is or was during the preceding six years obligated to contribute to any multiemployer plan as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) and none of the Company, any of its Subsidiaries, or any ERISA Affiliate of the Company has assumed any obligation of any predecessor of the Company, any of its Subsidiaries or any ERISA Affiliate of the Company with respect to any Multiemployer Plan.

(d) Full payment has been made, or otherwise properly accrued on the books and records of the Company and any Company Subsidiary, of all amounts that the Company and any Company Subsidiary are required under the terms of the U.S. Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due).

(e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, no U.S. Plan, either individually or collectively, provides for any payment by the Company or any Company Subsidiary that would constitute a “parachute payment” within the meaning of Section 280G of the Code after giving effect to the transactions contemplated by this Agreement.

(f) Neither the Company nor any ERISA Affiliate sponsors or has sponsored in the past six years any U.S. Plan (or United States based pension plan in the case of an ERISA Affiliate) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. For purposes of this Section 4.10, an entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each U.S. Plan that constitutes a nonqualified deferred compensation plan for purposes of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and all applicable guidance from the Internal Revenue Service.

(h) Section 4.10(h) of the Company Disclosure Schedule contains a list of each material Non-U.S. Plan. Except as set forth on Section 4.10(h) of the Company Disclosure, each Non-U.S. Plan: (i) has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, (ii) if such Non-U.S. Plan is intended to qualify for special tax treatment, the Non-U.S. Plan meets all requirements for such treatment, provided that failure to qualify for such treatment would reasonably be expected to have a Material Adverse Effect, (iii) if such Non-U.S. Plan is intended to be funded and/or book-reserved, then such Non-U.S. Plan is funded and/or book reserved, as appropriate and required by applicable Laws, based upon reasonable actuarial assumptions under applicable Law of the jurisdiction in which such Non-U.S. Plan is maintained, and (iv) no material liability exists or reasonably could be imposed upon the assets of the Company or any Company Subsidiary with respect to any such Non-U.S. Plan. As of the date hereof, there is no pending or, to the knowledge of the Company, threatened material litigation relating to any Non-U.S. Plan.

(i) Except as set forth in Section 4.10(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any collective bargaining agreement, and as of the date hereof, there have been no organizational or representational activities or attempts. There are no unresolved unfair labor practice or labor arbitration proceedings, and no suits, charges, grievances or attorney demand letters, pending or threatened against the Company or any Subsidiary before the National Labor Relations Board, or, to the knowledge of the Company, threatened against the Company or any Subsidiary. There has been no material work stoppage, strike or other concerted action by employees of the Company or any Subsidiary during the past three years. Neither the Company nor any Subsidiary is currently engaged in any material unfair labor practice. The Company and each Subsidiary is in compliance in all material respects with all applicable Laws, Contracts, and employment policies, relating to employment practices, wages, hours, and other terms and conditions of employment, employment standards, human rights, occupational safety, workers’ compensation, immigration, and plant closings. The Company and each Subsidiary has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to its employees, and is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending claims against the Company or any Subsidiary under any workers’ compensation plan or policy or for long term disability.

Section 4.11  Information Supplied.  The information supplied by the Company in writing relating to the Company and Company Subsidiaries to be contained in the Proxy Statement or Other Filings will not, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders and at the time of the Company Stockholders’ Meeting and at the time of any amendment or supplement thereto, and in the case of the Other Filings, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made (or omitted to be made) by the Company or any Company Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Merger, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

Section 4.12  Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”). Except as would not have, individually or in the aggregate, a Material Adverse Effect, (a) as of the date hereof, there are no pending or, to the knowledge of the Company, threatened claims by any person alleging infringement of any material Intellectual Property rights of any person by the Company or any Company Subsidiaries for their use of the Company Intellectual Property, (b) to the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries does not infringe any Intellectual Property rights of any person, (c) as of the date hereof, neither the Company nor any Company Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property, and (d) to the knowledge of the Company, no person is infringing any Company Intellectual Property.

Section 4.13  Taxes.  Except as set forth in Section 4.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) all Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries have been duly and timely filed (except those under valid extension) and such Tax Returns are complete, accurate and correct. All Taxes due and payable by the Company or any of its subsidiaries (whether or not shown on such Tax Returns) have been paid. No claim in writing has been received by the Company from a Tax authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) Neither the Company nor any of its subsidiaries has received written notice of any examination, proceeding or audit against, or with respect to any Taxes of, the Company or any of its subsidiaries that is currently pending or proposed.

(c) Neither the Company nor any of its subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax Returns that is currently in effect.

(d) Neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement (other than any such agreement exclusively between or among the Company and any of the Company Subsidiaries). Neither the Company nor any of its subsidiaries has ever been a member of an “affiliated group” as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) other than an affiliated group the common parent of which is the Company.

(e) The Company and its subsidiaries have timely withheld, collected, deposited or paid all Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

(f) True, correct and complete copies of all filed U.S. federal Tax Returns for the Company and its subsidiaries with respect to the taxable years commencing on or after December 31, 2003 have been made available to Parent.

(g) Neither the Company nor any of its subsidiaries has been a party to a transaction that gives rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the Treasury Regulations thereunder; (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the Treasury Regulations thereunder; or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.

Section 4.14  Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Company and the Company Subsidiaries (i) are in compliance with all Environmental Laws, (ii) hold all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated (“Environmental Permits”) and (iii) are in compliance with their respective Environmental Permits;

(b) there has been no Release or threatened Release of any Hazardous Substance at, on, under or from any real property real property owner or leased by the Company or the Company Subsidiaries or any other location;

(c) neither the Company nor any Company Subsidiary has received any written notice alleging that the Company or any Company Subsidiary may be in violation of, or liable under any other Environmental Law; and

(d) notwithstanding any other provision of this Agreement, this Section 4.14 sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

Section 4.15  Compliance with Healthcare Laws.  Without limiting the generality of Section 4.06(b) hereof and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Company and each Company Subsidiary is, and since January 1, 2005 has been, in compliance with all applicable Health Care Laws. For purposes of this Section 4.15(a), “Health Care Laws” means the U.S. Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.), the Controlled Substances Act (21 U.S.C. § 801 et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the regulations promulgated pursuant to such Laws, and comparable state, local and foreign Laws in any jurisdiction where the Company or the Company Subsidiaries conducts business. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received any notice or information from any Governmental Authority to the effect that the Company or any Company Subsidiary is not in compliance with, or is in violation of, any applicable Health

Care Law, or indicated to the Company its intention to conduct an investigation or review of the Company or any Company Subsidiary.

(b) To the knowledge of the Company, all preclinical and clinical trials directly conducted or supervised by the Company or the Company Subsidiaries have been conducted or supervised by the Company or the Company Subsidiaries in compliance with the required experimental protocols, procedures and controls pursuant to all applicable Health Care Laws. To the knowledge of the Company, in no clinical trial directly conducted or supervised by the Company or any Company Subsidiary, or in which the Company or any Company Subsidiary has participated, has FDA, Institutional Review Board or equivalent approval, to the extent such approval is required to be obtained or maintained by the Company or such Company Subsidiary, ever been suspended or terminated due to actions and/or failure to act of the Company or any Company Subsidiaries.

Section 4.16  Material Contracts.  Other than any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) filed as an exhibit to the Company SEC Reports filed prior to the date hereof, Section 4.16 of the Company Disclosure Schedule lists each of the following written contracts and agreements to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound as of the date hereof (each such agreement and contract, including any contract filed as an exhibit to the Company SEC Reports filed prior to the date hereof being a “Company Material Contract”):

(a) any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a “Contract” (other than among consolidated Company Subsidiaries or any lease for real property) relating to (i) indebtedness for borrowed money and having an outstanding principal amount in excess of $5.5 million or (ii) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and the Company Subsidiaries under such Contract are greater than $5.5 million, in each case, other than customer service agreements entered into in the ordinary course of business;

(b) any Contract that purports to limit the right of the Company or the Company Subsidiaries (i) to engage or compete in any line of business or (ii) to compete with any person or operate in any location, in the case of each of (i) and (ii), in any respect material to the business of the Company and the Company Subsidiaries, taken as a whole; and

(c) any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $5.5 million.

Notwithstanding anything in this Section 4.16, “Company Material Contract” shall not include any Contract that (i) is terminable by the Company or a Company Subsidiary upon one hundred and twenty (120) days’ or less notice without a penalty premium, (ii) will be fully performed or satisfied as of or prior to Closing, or (iii) is solely between the Company and one or more wholly-owned Company Subsidiaries or is solely between wholly-owned Company Subsidiaries.

Except as would not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract, (ii) none of the Company or any Company Subsidiary has received any claim of default under any such agreement, and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Material Adverse Effect, each Company Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or Company Subsidiaries, as applicable, and, to the knowledge of the Company, with respect to the other parties hereto.

Section 4.17  Customers and Backlog.

(a) Section 4.17 of the Company Disclosure Schedule, sets forth a true, complete and accurate list of (i) all customers to whom the Company or any Company Subsidiary has provided services with an annual value equal to or greater than $6.5 million in the twelve month period preceding June 30, 2007 (each a “Major Customer”) and (ii) each contract or agreement of the Company or any Company Subsidiary which, as of June 30, 2007, involved backlog in excess of $6.5 million in respect of services to be provided by the Company or any Company Subsidiary that have not been completed or have not yet commenced as of such date (each, an “Open Contract”). As of the date of this Agreement, to the Knowledge of the Company, none of the Company or Company Subsidiaries has received any written communication from any Major Customer of any intention to terminate or materially reduce services from the Company or any Company Subsidiary or from any Person regarding an intention to terminate, cancel to reduce payment to the Company or any Company Subsidiary under any Open Contract.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, each Open Contract is valid (assuming due authorization, execution and delivery by the other parties thereto) and in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles and except as may be cancelled or terminated by a customer in accordance with the terms thereof; and (ii) as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is in material breach or default thereunder, and, to the knowledge of the Company, no other party to any such agreement is in material breach or default hereunder and, to the knowledge of the Company, no event has occurred which with notice or lapse of time would reasonably be expected to constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement.

Section 4.18  Interested Party Transactions.  Except as set forth in Section 4.18 of the Company Disclosure Schedule or in Company SEC Reports, each as amended to the date hereof, there are no Company Material Contracts, agreements or loans, and since January 1, 2005, there have not been any transactions between the Company or any Company Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (c) any affiliate of any such officer, director or record or beneficial owner, on the other hand.

Section 4.19  Brokers.  Except as provided under the letter agreement, dated April 6, 2007, between Credit Suisse Securities (USA) LLC and the Company (the “Company Financial Advisor”), no broker, finder or investment banker or other Person (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.20  Opinion of Financial Advisor.  The Company has received an opinion of the Company Financial Advisor to the effect that, as of the date of the opinion, the Merger Consideration to be received by the holders of Company Common Shares is fair from a financial point of view to such holders other than Parent, Merger Sub, members of the Company’s management that will retain or acquire a direct or indirect equity interest in the Company following the Merger and their respective affiliates (collectively, the “Excluded Stockholders”); it being agreed that neither Parent nor Merger Sub shall have any right to rely on such opinion.

Section 4.21  Amendment of Rights Plan; State Takeover Statute.

(a) The Rights Agreement, dated as of March 23, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), has been amended so that (i) each of Parent and Merger Sub is exempt from the definition of “Acquiring Person” (as defined in the Rights Agreement); (ii) no “Stock Acquisition Date” or “Distribution Date” (as such terms are defined in the Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement; and (iii) the Rights Agreement will expire immediately prior to the Merger Effective Time. The Rights Agreement, as amended in accordance with the preceding sentence, has not been further amended or modified. Copies of all such amendments to the Rights Agreement have been previously provided to Parent.

(b) Assuming the accuracy of the representation set forth in Section 5.08 as of the date hereof and the Merger Effective Time, no action is required by the Company Board or its stockholders of the Company to render inapplicable any anti-takeover statute or regulation, in each case under the DGCL or other applicable Law of the State of Delaware.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.01  Organization.  Each of the Buyer Parties has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect.

Section 5.02  Ownership of Merger Sub; No Prior Activities.  Each of Parent and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. All the issued and outstanding shares of capital stock of Merger Sub are, and as of the Closing Date will be, owned of record and beneficially by Parent.

Section 5.03  Power and Authority.  Each of the Buyer Parties has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Buyer Parties and the consummation by the Buyer Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer Parties are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Buyer Parties and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of the Buyer Parties enforceable against each of the Buyer Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles.

Section 5.04  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of the Buyer Parties do not, and the performance of each of the Buyer Parties’ obligations hereunder will not, (i) conflict with or violate the articles of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 5.04 have been obtained and all filings and obligations described in subsection (b) of this Section 5.04 have been made, conflict with or violate any Law applicable to any of the Buyer Parties, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger or otherwise prevent it from performing its obligations under this Agreement.

(b) The execution and delivery of this Agreement by each of the Buyer Parties does not, and the performance of each of the Buyer Parties’ obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act and state take-over Laws, (B) if applicable, filings under the rules and regulations of the Nasdaq, (C) if applicable, the pre-merger notification requirements of the HSR Act or other applicable Law, (D) the filing with the SEC of the Proxy Statement, and (E) the filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent from performing its obligations under this Agreement.

Section 5.05  Information Supplied.  None of the information supplied by the Buyer Parties or any affiliate of Parent in writing for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereto, and in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Buyer Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement.

Section 5.06  Absence of Litigation.  There is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. None of Parent or its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

Section 5.07  Available Funds; Limited Guaranty.

(a) Parent will have sufficient funds at the Closing to satisfy all of its obligations under this Agreement, including to (i) pay the aggregate Merger Consideration payable hereunder, (ii) refinance all Company indebtedness and (iii) pay any and all of its and Merger Sub’s fees and expenses in connection with the Merger and the financing thereof.

(b) Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Genstar Capital Partners V, L.P. to provide Parent with equity financing in an aggregate amount of up to $391,260,000 (the “Equity Funding Letter”), and (ii) an executed commitment letter (the “Debt Commitment Letter”, and together with the Equity Funding Letter, each as may be modified or amended, the “Financing Commitments”) from UBS Loan Finance LLC, UBS Securities LLC and Jefferies Finance LLC (collectively, the “Lenders”) pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $465 million (the “Debt Financing”, and together with the financing referred to in clause (i) being collectively referred to as the “Financing”). As of the date hereof, the Financing Commitments, in the form so delivered, are valid (assuming due authorization, execution and delivery by the other parties thereto) and in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles. Except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. Parent and Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid by them on or prior to the date of this Agreement and shall in the future pay any such fees as they become due. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, and to the knowledge of Parent, any other parties thereto, under the Financing Commitments. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that any portion of the Financing to be made thereunder will not otherwise be made available to Parent or Merger Sub on the Closing Date. Parent will provide to the Company any modifications or amendments to the Equity Funding Letter and the Debt Commitment Letter, or any material notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

(c) Concurrently with the execution of this Agreement, Parent has delivered to the Company the Limited Guaranty executed by the Guarantor. The Limited Guaranty is in full force and effect and is a legal, valid and binding obligation of the related Guarantor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles.

Section 5.08  No Ownership of Company Capital Stock.  Except as set forth in Section 5.08 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries (including Merger Sub) owns any Company Common Shares or other securities of the Company or any of the Company Subsidiaries. Section 5.08 of the Parent Disclosure Schedule also sets forth the dates of acquisition of any Company Common Shares set forth therein.

Section 5.09  Other Agreements or Understandings.  Parent has disclosed to the Company all contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub, or any affiliate of Parent, on the one hand, and any member of the management of the Company. Neither Parent, Merger Sub or any affiliate of Parent is a party to any contract, arrangement or understanding between or among Parent, Merger Sub, or any affiliate of Parent, on the one hand, and any person that owns 5% or more of the shares or of the outstanding capital stock of the Company (other than Genstar Capital Partners III, L.P., Stargen III, L.P. or any of their respective partners, partners or members or such partners or the respective affiliates of any of the foregoing), on the other hand, with respect to the voting, acquisition or disposition of the shares of outstanding capital stock of the Company or otherwise with respect to the assets or business of the Company or any Company Subsidiary.

Section 5.10  Brokers.  No broker, finder or investment banker (other than UBS Securities LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with financial advice regarding the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub or any of their subsidiaries.

Section 5.11  No Additional Representations.

(a) Parent acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

(b) Parent acknowledges that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives except as expressly set forth in Article IV (which includes the Company Disclosure Schedule and the Company SEC Reports), and neither the Company nor any other person shall be subject to any liability to Parent or any other person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent with respect to any financial projection or forecast relating to the Company or any of its Subsidiaries.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01  Conduct of Business by the Company Pending the Merger.  The Company agrees that, between the date of this Agreement and the Merger Effective Time, except as required, permitted or otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule and except with the prior written consent of Parent, provided that Parent shall not unreasonably withhold or delay its consent, the businesses of the Company and the Company Subsidiaries shall be conducted in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with any persons with which the Company or any Company Subsidiary has significant business relations. Except as required, permitted or otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Merger Effective Time, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

(a) amend or otherwise change any provision of the Company Charter or Company Bylaws, or similar organizational or governance documents;

(b) (i) authorize for issuance, issue, sell, pledge, dispose of, grant or transfer or agree or commit to issue, sell, pledge, dispose of, grant or transfer any shares of any class of capital stock of the Company or any Company Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of the Company or any Company Subsidiary, other than the issuance of Company Common Shares issuable pursuant to Company Stock Awards outstanding on the date hereof; (ii) repurchase, redeem or otherwise acquire directly or indirectly any securities or equity equivalents except in connection with the exercise of Company Stock Options, the vesting of Company Stock-Based Awards, or the lapse of restrictions on Company Stock-Based Awards; (iii) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any shares of the Company’s capital stock or the shares of stock or other equity interests in any Company Subsidiary that is not directly or indirectly wholly owned by the Company, except for (A) dividends by any direct or indirect wholly owned Company Subsidiary to the Company or any other directly or indirectly wholly owned Company Subsidiary, and (B) dividend equivalents already accrued as of the date hereof and paid with respect to Company Stock-Based Awards outstanding on the date hereof; or (iv) split, combine or reclassify any shares, stock or other equity interests of the Company or any Company Subsidiary or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock or other equity interests;

(c) except as set forth in Section 6.01(c) of the Company Disclosure Schedule, acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any property (other than any property acquired in the ordinary course of business consistent with past practice) exceeding $7.0 million, or merge or consolidate the Company or any of the Company Subsidiaries with any other Person, except for any such transactions among wholly owned Company Subsidiaries, or restructure, reorganize or completely or partially liquidate, or make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $5.5 million in the aggregate;

(d) except as set forth in Section 6.01(d) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a Company Subsidiary) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business (which shall be deemed to include, without limitation, draws under the Company’s line of credit facility or other similar lines of credit as in effect on the date hereof);

(e) except as set forth in Section 6.01(e) of the Company Disclosure Schedule, materially amend or terminate any Company Material Contract or enter into any new contract or agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.16 of the Company Disclosure Schedule as a Company Material Contract or filed as an exhibit to the Company SEC Reports pursuant to Regulation S-K;

(f) except as set forth in Section 6.01(f) of the Company Disclosure Schedule or except as required by the terms of U.S. Plans or Non-U.S. Plans (in each case, as in effect on the date of this Agreement) or by applicable Law, (i) increase the compensation or benefits payable to its directors, officers or employees (except for increases in salaries to employees (other than executive officers) in the ordinary course of business consistent with past practice), (ii) other than with respect to newly hired officers and employees in the ordinary course of business, grant to any director, officer or employee of the Company or of any Company Subsidiary any new severance, change of control or termination pay, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or benefits or establish, adopt, enter into or amend to materially increase benefits any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer or employee, (iii) accelerate the vesting or payment of any compensation payable or benefits provided or to become payable or provided to any employee or (iv) terminate or materially amend any existing, or adopt any new, U.S. Plan or Non-U.S. Plan (other than changes made in the ordinary course of business consistent with past practice that do not materially increase the costs of any such Plans or as may be necessary to comply with applicable Laws);

(g) pre-pay any long-term debt, except in the ordinary course of business (which shall be deemed to include, without limitation, pre-payments or repayments of lines of credit facilities or other similar lines of credit or payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto) in an amount not to exceed $5.5 million in the aggregate for the Company and its subsidiaries taken as a whole, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

(h) except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, or as recommended by the Company’s audit committee or independent auditors, in which case the Company shall notify the Parent, materially change any of its accounting policies (whether for financial accounting or Tax purposes);

(i) authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new capital expenditures being referred to hereinafter as the “Capital Expenditures”) other than (i) Capital Expenditures identified in the Company’s 2007 budget materials provided to the Buyer Parties and (ii) Capital Expenditures in the ordinary course of business and consistent with past practice as reasonably determined by the Company to be necessary;

(j) waive, release, assign, settle or compromise any pending or threatened litigation or claim (i) where the amounts paid or to be paid are greater than $7.0 million, (ii) which entails obligations that would impose any material restrictions on the business or operations of the Company or any Company Subsidiary or (iii) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any Company Subsidiary in its own right or allegedly on or behalf of the Company relating to the transactions contemplated by this Agreement;

(k) except in the ordinary course of business and in accordance with past practices, make or change any material Tax election or material Tax accounting method, settle or compromise any material Tax liability, file any material Tax Return; enter into any material Tax allocation agreement, material Tax sharing agreement, material Tax indemnity agreement or closing agreement relating to any material Tax, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes;

(l) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or otherwise dispose of any material assets or businesses of the Company or any Company Subsidiary, other than assets in the ordinary course of business consistent with past practice; and

(m) announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

Section 6.02  Conduct of Business by Buyer Parties Pending the Merger.  The Buyer Parties agree that, between the date of this Agreement and the Merger Effective Time, except as contemplated by this Agreement, they shall not, directly or indirectly, without the prior written consent of the Company, take or cause to be taken any action that (a) could be expected to materially delay or impair the consummation of the transactions contemplated by this Agreement, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action, or (b) would cause any of the representations or warranties of the Buyer Parties contained herein to become inaccurate in any material respect or any of the covenants of the Buyer Parties to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.03.

Section 6.03  Merger Sub.  Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01  Company Proxy Statement; Other Filings; Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and, after consultation with Parent, file with the SEC the preliminary Proxy Statement and each of the Company and Parent shall, or shall cause their respective affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or such Other Filings prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its commercially reasonable efforts to cause the definitive Proxy Statement to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following clearance from the SEC. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings.

(b) If at any time prior to the Company Stockholders’ Meeting, any information relating to the Company or the Buyer Parties or any of their respective affiliates, officers, members or directors, should be discovered by the Company or Parent, which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Prior to filing or mailing the Proxy Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent, or Parent shall provide the Company, as the case may be, a reasonable opportunity to review and comment on such document or response and will in good faith consider such comments, and to the extent practicable, the Company will provide Parent, and Parent will provide the Company, as the case may be, with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, or Parent, or any of its Representatives, and the SEC concerning the Proxy Statement, the Other Filings and such comments and responses. For the avoidance of doubt, the existence of the Go-Shop Period shall not affect the obligations of the Company and Parent to comply with this Section 7.01 (except as set forth in the first proviso of Section 7.01(c)).

(c) The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”), as promptly as reasonably practicable after the Proxy Statement has been cleared with the SEC, for the purpose of voting upon the adoption of this Agreement in accordance with applicable Law, the Company Charter, and the Company Bylaws; provided that the Company shall not be required to mail the Proxy Statement to stockholders of the Company prior to the Go-Shop Period End Date; and provided further that the parties desire to distribute to holders of Company Common Shares the Proxy Statement as soon as practicable after the Go-Shop Period End Date, and each will use its commercially reasonable efforts to ensure such timely distribution. Subject to the following sentence, (i) the Company Board shall recommend to holders of the Company Common Shares that they adopt this Agreement (the “Company Recommendation”), and (ii) the Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company Board may determine (1) not to make or to withdraw, modify or change such recommendation, or (2) propose publicly to approve or recommend any Company Acquisition Proposal (any of the actions referred to in the foregoing clauses (1) or (2), whether taken by the Company Board or a committee thereof, a “Company Change in Recommendation” and (3) in the case of either of the events described in clauses (1) or (2), not to solicit proxies in favor of the adoption of this Agreement: provided that in the case of a determination referred to in clause (1) made after receipt of a Company Acquisition Proposal and/or in the case of a determination referred to in clause (2), the Company has complied in all respects with its obligations under Section 7.03, and in the case of the determinations referred to in each of clauses (1), (2) and (3), the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable Law. Notwithstanding anything in this Agreement to the contrary, the Company may, if it receives an unsolicited Company Acquisition Proposal, delay the filing and mailing of the Proxy Statement or the holding of the Company Stockholders’ Meeting, in each case, for such reasonable period as would provide a reasonable opportunity for the Company Board to consider such Company Acquisition Proposal and to determine the effect, if any, on the Company Recommendation.

Section 7.02  Access to Information; Confidentiality.

(a) Subject to applicable Law and the Confidentiality Agreement, from the date hereof until the Merger Effective Time, the Company shall, and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to afford Parent and its Representatives, following notice from Parent to the Company in accordance with this Section 7.02, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and its subsidiaries, and all other financial, operating and other data and information and to provide Parent and its Representatives, following notice from Parent to the Company in accordance with this Section 7.02, access to inspect and make copies of the books, records, Tax Returns, work papers and other documents and information relating to the Company and its subsidiaries, in each case as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Representatives of the Company or Company Subsidiary, unless in each case Parent obtains the prior consent of the Company, which shall not be unreasonably withheld, delayed or conditioned, (ii) contact or have any discussions with any customers of the Company or their respective subsidiaries, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned, (iii) damage any property or any portion thereof, or (iv) collect or analyze any environmental samples (including building materials, indoor and outdoor air, surface and ground water, and surface and subsurface soils. Parent shall schedule and coordinate all such access and inspections with the Company and shall give the Company reasonable notice thereof. The Company shall be entitled to have Representatives present at all times during any such discussions and inspections. Notwithstanding the foregoing, neither the Company nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or any of their respective subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement. The relevant parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, affiliates of Parent who are directors of the Company may have such access as they reasonably request in the exercise of their fiduciary duties as directors, other than any information related to, and any materials prepared by the Company or its Representatives in connection with, the transactions contemplated by this Agreement.

(b) Prior to the Merger Effective Time, all information obtained by Parent pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement dated July 6, 2007 between an affiliate of Parent and the Company (the “Confidentiality Agreement”).

Section 7.03  Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on the fiftieth (50th) day following the date hereof (the “Go-Shop Period End Date”), the Company and Company Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to directly or indirectly:

(i) initiate, solicit and encourage Company Acquisition Proposals, including by way of public disclosure and by way of providing access to non-public information to any Person (each a “Solicited Person”) pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that the Company shall provide to Parent any material non-public information concerning the Company or Company Subsidiaries that it has provided to any Solicited Person given such access which was not previously provided to Parent; and (ii) enter into and maintain discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations. Within 48 hours following the Go-Shop Period End Date, the Company shall notify Parent of the material terms and conditions of the Company Acquisition Proposal (including any amendments or modifications thereof) received from any Excluded Party and the identity thereof. The Company shall immediately cease any discussions with any Person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that relate, or may reasonably be expected, to lead to a Company Acquisition Proposal, except as otherwise expressly provided in Sections 7.03(b) and 7.03(c).

(b) Subject to Section 7.03(c) from the Go-Shop Period End Date until Company Stockholder Approval is obtained or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, Company Subsidiaries or any of their respective Representatives or affiliates shall, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or (ii) approve or recommend, or publicly propose to approve or recommend, a Company Acquisition Proposal or (iii) enter into any agreement providing for or relating to a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the provisions of Section 7.03(c)). Notwithstanding the foregoing, the Company may take and continue to take any of the actions described in clause (i) above and, subject to Section 7.03(d), clauses (ii) and (iii) above, from and after the Go-Shop Period End Date with respect to any Solicited Person that, prior to the Go-Shop Period End Date, has made a bona fide Company Acquisition Proposal that the Company Board (following the recommendation of the Special Committee if such committee still exists) determines in good faith no later than the Go-Shop Period End Date, after consultation with its independent financial advisors and outside counsel, constitutes or would reasonably be expected to result in a Company Superior Proposal (each such Solicited Person, an “Excluded Party”); provided that, for purposes of qualifying as an Excluded Party, the references to “20%” in the definition of Company Acquisition Proposal shall be deemed to be references to “50%.” Notwithstanding anything contained in this Section 7.03 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Company Acquisition Proposal made by such party is withdrawn, is terminated or expires, or the Company Board (following the recommendation of the Special Committee if such committee still exists) determines in good faith that such Company Acquisition Proposal ceases to constitute, or ceases to be reasonably likely to lead to, a Company Superior Proposal (a “Terminated Company Acquisition Proposal”). At the Go-Shop Period End Date, other than with respect to Persons who at the Go-Shop Period End Date are Excluded Parties, and at any subsequent time with respect to any Person (including a formerly Excluded Party) that has made a Company Acquisition Proposal that becomes a Terminated Company Acquisition Proposal, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with such Person conducted theretofore by the Company, any of the Company Subsidiaries or any of their respective Representatives with respect to any Company Acquisition Proposal and cause to be returned or destroyed all confidential information provided or made available to such Person on behalf of the Company or any of Company Subsidiaries. The Company shall not, and shall cause the Company Subsidiaries to not, waive any terms of an Acceptable Confidentiality Agreement or any other standstill or similar agreement to which the Company or any Company Subsidiary is party.

(c) Notwithstanding anything to the contrary contained in Section 7.03(b), if at any time following the Go-Shop Period End Date and prior to obtaining the Company Stockholder Approval, (i) the Company has received a written Company Acquisition Proposal from a Third Party (including any Excluded Party) that the Company Board (following the recommendation of the Special Committee if such committee still exists) believes in good faith to be bona fide, (ii) the Company Board (following the recommendation of the Special Committee if such committee still exists) determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or would reasonably be expected to result in a Company Superior Proposal, and (iii) neither the Company nor any Representative of any of the Company or any Company Subsidiary shall have breached any of the restrictions set forth in this Section 7.03 in a manner that resulted in the submission of any Company Acquisition Proposal, then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Company Acquisition Proposal; provided that the Company (x) will not, and will not allow its Representatives to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, (y) will provide to Parent any non-public information concerning the Company or Company Subsidiaries provided to such other Person which was not previously provided to Parent and (z) at such time as the Company Acquisition Proposal made by such Person becomes a Terminated Company Acquisition Proposal, the Company shall immediately cease and cause to be terminated any such discussions or negotiations with any such Person and cause to be returned or destroyed all confidential information provided or made available to such Person on behalf of the Company or any of Company Subsidiaries. From and after the Go-Shop Period End Date, the Company shall promptly (and in any event within 48 hours) notify Parent in the event it receives a Company Acquisition Proposal from a Person or group of related Persons (including an Excluded Party in the case of a revised Company Acquisition Proposal) or any material revisions thereto, including the identity and material terms and conditions thereof. Without limiting the foregoing, the Company shall promptly (and in any event within 48 hours) notify Parent if it determines to begin providing information or to engage in negotiations concerning a Company Acquisition Proposal from a Person or group of related Persons (other than an Excluded Party) pursuant to this Section 7.03(c).

(d) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Company Stockholder Approval, the Company receives a Company Acquisition Proposal which the Company Board (following the recommendation of the Special Committee, if such committee still exists) determines in good faith (after consultation with its independent financial advisors and outside counsel) constitutes a Company Superior Proposal, the Company Board may (A) effect a Company Change in Recommendation and/or (B) terminate this Agreement and concurrently enter into a definitive agreement with respect to such Company Superior Proposal, in each case, if the Company Board determines in good faith, after consultation with outside counsel, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law; provided, however that the Company shall not enter into a definitive agreement with respect to such Company Superior Proposal or terminate this Agreement pursuant to the foregoing clause (B), and any purported termination pursuant to the foregoing clause (B) shall be void and of no force or effect, unless the Company pays the Termination Fee payable pursuant to Section 9.03(b)(i) within two (2) Business Days following such termination.

(e) Nothing in this Section 7.03 or elsewhere in this Agreement shall prevent the Company Board from disclosing any information required to be disclosed under applicable Law or from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Company Acquisition Proposal; provided, however, that neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the Company stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Company Acquisition Proposal), unless in each case, in connection therewith, the Company Board effects a Company Change in Recommendation in compliance with the provisions of this Section 7.03. In addition, nothing in this Section 7.03 or this Agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.

Section 7.04  Employee Benefits Matters.

(a) From and after the Merger Effective Time, Parent shall honor and shall cause the Surviving Corporation to honor all Plans (other than the Management Stock Purchase Plan and the Employee Stock Purchase Plan) and compensation arrangements and agreements and employment agreements in accordance with their terms as in effect immediately before the Merger Effective Time. For a period of one year following the Merger Effective Time (the “Benefits Continuation Period”), Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and its subsidiaries (“Company Employees”) (i) compensation (including, without limitation, cash incentive compensation, but excluding any equity-based compensation) no less favorable than the compensation provided to Company Employees (including without limitation incentive compensation)

immediately before the Merger Effective Time and (ii) benefits that are no less favorable, in the aggregate, than the benefits provided to Company Employees immediately before the Merger Effective Time. During the Benefits Continuation Period, Parent shall honor, fulfill and discharge the Company’s and the Company Subsidiaries’ obligations under, the severance plans listed on Section 7.04(a) of the Company Disclosure Schedule without any amendment or change that is adverse to the Company Employees. During the Benefits Continuation Period, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Merger Effective Time in compensation paid to Company Employees and used to determine severance benefits.

(b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company Employees after the Merger Effective Time (the “New Plans”), each Company Employee shall subject to applicable Law and applicable tax qualification requirements be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Merger Effective Time, to the same extent as such Company Employee was entitled, before the Merger Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Merger Effective Time; provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its subsidiaries in which such Company Employee participated immediately prior to the Merger Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) All annual bonus plans for Company Employees for fiscal year 2007 will be continued in accordance with their terms, and all annual bonus plans for Company Employees for fiscal year 2006 will be paid in accordance with their terms; provided that the bonus plans for fiscal years 2006 and 2007 shall be calculated without taking into account any expenses or costs associated with or arising as a result of transactions contemplated by this Agreement (including any expenses or costs related to actions undertaken in anticipation of the transactions contemplated by this Agreement) or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not been anticipated or occurred, and bonus amounts for the 2006 and 2007 fiscal years shall not be subject to negative discretion by the administrator for the bonus plans.

(d) Prior to the Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or Company Stock Options to acquire Company Common Shares (or Company Common Shares acquired upon the vesting of any Company Stock-Based Awards) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

(e) The parties acknowledge and agree that all provisions contained in this Section 7.04 and Section 4.10 with respect to Company Employees are included for the sole benefit of the Company, Parent and Merger Sub, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other person, including without limitation, any Company Employees, former Company Employees, any participant in any

U.S. Plan or Non-U.S. Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent, Company or any of their respective Affiliates.

(f) Nothing in this Agreement shall be interpreted to establish or amend any “employee benefit plan” within the meaning of Section 3(3) of ERISA and no provision shall be construed to prevent Parent or the Company from terminating or modifying to any extent or in any respect any benefit plan that Parent or the Company may establish or maintain.

Section 7.05  Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Charter, Company Bylaws or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from and after the Merger Effective Time, Parent and the Surviving Corporation shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Closing Date serving as a director, officer, trustee, employee, agent, or fiduciary of the Company or Company Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. The indemnification and advancement obligations of Parent and the Surviving Corporation pursuant to this Section 7.05(a) shall extend to acts or omissions occurring at or before the Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who continues to be or who has ceased to be a director, officer, trustee, employee, agent, or fiduciary of the Company or the Company Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.05: (A) the term ‘‘Claim” means any threatened, asserted, pending or completed Action, suit or proceeding, or any inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of the Company Subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing or any other person at or prior to the Merger Effective Time at the request of the Company or any of Company Subsidiaries; and (B) the term “Expenses ” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.05(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party.

(b) Any Indemnified Party wishing to claim indemnification under Section 7.05(a), upon learning of any such Claim, shall promptly notify Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not actually and materially prejudice Parent or the Surviving Corporation. In the event of any such Claim, (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense in a timely manner or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent and the Surviving Corporation shall jointly and severally pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly; provided that Parent and the Surviving Corporation shall be obligated pursuant to this Section 7.05(b) to pay for only one firm of counsel (in addition to one local counsel) for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or such Indemnified Party otherwise consents thereto. No Indemnified Party shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless the Parent and Surviving Corporation consent to such settlement, compromise or judgment (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Effective Time now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of the Company Subsidiaries as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Subsidiaries) and indemnification agreements of the Company or any of the Company Subsidiaries identified on Section 7.05(c) of the Company Disclosure Schedule shall be assumed by the Surviving Corporation in the Merger, without further action, at the Merger Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(d) For a period of six (6) years from the Merger Effective Time, the organizational documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Charter and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of Company Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(e) The Surviving Corporation shall maintain for a period of at least six (6) years the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries with respect to claims arising from facts or events that occurred on or before the Merger Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that (i) that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured; provided that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Merger Effective Time; (ii) in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.05(e) more than an amount per year of coverage equal to three hundred percent (300%) of the current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than three hundred percent (300%) of the current annual premiums paid by the Company, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to three hundred percent (300%) of the current annual premiums paid by the Company. Notwithstanding the foregoing, the Surviving Corporation may fulfill its obligation to provide insurance under this Section 7.05(e) by obtaining a prepaid “tail” policy on terms and conditions no less favorable than the existing directors’ and officers’ insurance policy maintained by the Company, and shall maintain such “tail” policy in full force and effect for six (6) years. Parent shall, and shall cause the Surviving Corporation or its successors or assigns to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

(f) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving limited liability company, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.05.

(g) This Section 7.05 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.05.

Section 7.06  Financing; Cooperation with Financing.

(a) Each of Parent and Merger Sub shall use, and shall cause their Affiliates to use, their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments, including using commercially reasonable efforts to (i) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments or on other terms reasonably acceptable to Parent that would not adversely impact in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby and (ii) satisfy (or cause its Affiliates to satisfy) on a timely basis all conditions applicable to the Buyer Parties (or their Affiliates) in such definitive agreements; provided that Parent and Merger Sub may replace or amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitment as of the date hereof, or otherwise so long as such replacement or amendment would not adversely impact or delay in any material respect the ability of Parent or Merger Sub to consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby). In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent and Merger Sub shall promptly notify the Company and shall use their commercially reasonable efforts to arrange to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event on terms not materially less beneficial to Parent and Merger Sub in an amount sufficient to consummate the transactions contemplated by this Agreement. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent and Merger Sub with any portion of the Financing. Parent shall give the Company prompt notice of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Each of Parent and Merger Sub shall refrain (and shall use its commercially reasonable efforts to cause its Affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Financing Commitments or in any definitive agreement related to the Financing. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing. Neither Parent nor Merger Sub shall agree to or permit any material amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the Financing Commitments or the definitive agreements relating to the Financing that would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent’s ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company’s prior written consent. For the avoidance of doubt, the Buyer Parties’ failure to obtain the Financing (or any alternative financing) shall not relieve the Buyer Parties from the obligation to consummate the Merger on the terms contemplated by this Agreement, subject only to the satisfaction or waiver of the conditions set forth in Sections 8.01 and 8.02 of this Agreement.

(b) The Company agrees to provide, and shall cause the Company Subsidiaries and its and their respective Representatives to provide, reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and Company Subsidiaries), including (i) providing to Parent from time to time information regarding the Company and its industry reasonably requested by the lenders providing the Financing and identifying any portion of such information that constitutes material non-public information, (ii) using commercially reasonable efforts to ensure that the efforts to syndicate the Financing benefit from existing lending relationships of the Company, (iii) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions with prospective lenders and sessions with rating agencies, (iv) assisting with the preparation of materials for rating agency presentations, offering documents, business projections and similar marketing documents required in connection with the Debt Financing, (v) furnishing Parent and its Debt Financing sources all Required Information, (vi) cooperating in satisfying the conditions set forth in the Debt Financing Commitments (to the extent the satisfaction of such condition requires the cooperation of the Company), including (A) permitting the prospective lenders to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establishing bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (vii) issuing customary representation letters to auditors and using commercially reasonable efforts to obtain (A) accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company, (B) legal opinions and (C) other documentation and items contemplated by the Debt Financing Commitments, in each case, as reasonably requested by Parent, (viii) providing monthly financial statements (excluding footnotes) to the extent available and prepared by the Company in the ordinary course of business consistent with past practice, (ix) executing and delivering, as of the Merger Effective Time, any pledge and security documents, other definitive financing documents, or other certificates or documents contemplated by the Debt Financing Commitments as may be reasonably requested by Parent (including a certificate of the Chief Financial Officer of the Company or any Company Subsidiary with respect to solvency matters and using commercially reasonable efforts to deliver consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral (including obtaining releases, terminations, waivers, consents, estoppels and approvals as may be required in connection therewith) contemplated by the Debt Financing Commitments, and (x) as of the Merger Effective Time, taking all corporate actions necessary to authorize the consummation of the Debt Financing. The Company will use commercially reasonable efforts to periodically update any Required Information to be included in an offering document to be used in connection with such Debt Financing so that Parent may ensure that any such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

(c) The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing. Notwithstanding anything in this Agreement to the contrary, none of the Company or any Company Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financing contemplated by the Financing Commitments prior to the Merger Effective Time, and Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with any actions taken pursuant to this Section 7.06. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than information provided by the Company or the Company Subsidiaries in accordance with the terms hereof).

Section 7.07  Further Action; Commercially Reasonable Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) The Company shall use its commercially reasonable efforts to obtain any third party consent to the consummation of the transactions contemplated hereby to the extent reasonably determined by the parties hereto to be required pursuant to the terms of any Contract listed or required to be listed in Company Disclosure Letter; provided that in no event shall the Company be required to amend any such Contract or make any material payment to any counterparty thereto in connection with obtaining such consent, unless such amendment or payment is conditioned upon consummation of the Merger.

(c) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act or other applicable Law, (ii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use commercially reasonable efforts to offer to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as expeditiously possible (and in any event shall use commercially reasonable efforts to cause the Closing to occur within six (6) months from the date of this Agreement), including, without limitation (A) proposing, negotiating, committing to and, subject to the Closing, effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries or affiliates or of the Company or its subsidiaries and (B) otherwise taking or committing to take actions that after the Closing Date would limit the freedom of Parent or its subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing and (iv) subject to applicable legal limitations and the instructions of any Governmental Authority, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications between the Company or Parent, as the case may be, or any of their respective subsidiaries, and any Third Party or any Governmental Authority with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.07, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), each of the Company and Parent shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.07 shall limit a party’s right to terminate this Agreement pursuant to Section 9.01(b) or 9.01(c) so long as such party has, prior to such termination, complied with its obligations under this Section 7.07.

(e) For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including without limitation any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) preserve or promote diversity of media ownership or (iii) protect the national security or the national economy of any nation.

(f) Public Announcements.  The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement or the Merger shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

(g) De-Listing.  Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq and any other exchanges on which the common stock of the Company is listed to enable the delisting by the Surviving Corporation of the Company Common Shares from Nasdaq and any other exchanges on which the Company Common Shares is listed and the deregistration of the Company Common Shares under the Exchange Act as promptly as practicable after the Merger Effective Time.

(h) Stockholder Litigation.  The Company shall give the Buyer Parties the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the Buyer Parties’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01  Conditions to the Obligations of Each Party.  The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

(a) The Company Stockholder Approval shall have been obtained by the Company.

(b) (i) Any applicable waiting period (and any extension thereof) under the HSR Act required for the consummation of the Merger shall have expired or been terminated and (ii) any waiting period under any antitrust or competition Laws of any other applicable jurisdiction required for the consummation of the Merger shall have expired or been terminated and all other foreign antitrust and competition approvals required to consummate the Merger shall have been obtained (collectively, the “Foreign Antitrust Laws and Approvals”), but only if, in the case of Foreign Antitrust Laws and Approvals, such Foreign Antitrust Laws and Approvals (A) if not expired, terminated or obtained would have a material suspensory effect, (B) if not obtained would reasonably be expected to result in material limitations on the ownership or operation by Parent of the assets of Parent, its Subsidiaries or the Surviving Corporation or (C) if not obtained, would subject Parent or Purchaser to the payment of a material fine or penalty.

(c) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or prohibiting the consummation of the Merger.

Section 8.02  Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing of the following additional conditions:

(a) The representations and warranties of the Company contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties (other than the representation in clause (b) of Section 4.08) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated the date of the Merger Effective Time, signed by an officer of the Company, and certifying as to the satisfaction by the Company, of the applicable conditions specified in Sections 8.02(a) and 8.02(b).

(d) The Company shall have furnished to Parent a certification in accordance with Treas. Reg. § 1.1445-2(c)(3) certifying that stock in the Company is not a United States real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, substantially in the form attached hereto as Exhibit C.

Section 8.03  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

(a) The representations and warranties of Parent and Merger Sub in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated the date of the Merger Effective Time, signed by an officer of Parent and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

Section 8.04  Frustration of Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 8.01, Section 8.02 or Section 8.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.07.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Effective Time by action taken or authorized by the Company Board, or members of the terminating party or parties, notwithstanding any requisite approval of the Merger by the stockholders of the Company, and whether before or after the stockholders of the Company have approved the Merger at the Company Stockholders’ Meeting, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger Effective Time shall not have occurred on or before February 25, 2008 (the “Outside Date”); provided that, if the Marketing Period shall have commenced, but has not ended, on or before such date, then the Outside Date shall be extended until the earlier of (x) the seventh (7th) Business Day after the final day of the Marketing Period and (y) April 2, 2008; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Merger Effective Time to occur on or before such date;

(c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger (“Governmental Order”); provided, however, that the terms of this Section 9.01(c) shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the Merger;

(d) by Parent if each of it and Merger Sub is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the Outside Date, or (ii) there has been a breach on the part of the Company of its covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the Outside Date;

(e) by the Company if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent and Merger Sub herein are or become untrue or inaccurate such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the Outside Date; (ii) there has been a breach on the part of Parent and Merger Sub or any of their respective covenants or agreements herein such that the conditions set forth in Section 8.03(b) would be incapable of being satisfied by the Outside Date; or (iii) the conditions set forth in Section 8.01 and Section 8.02 have been satisfied (other than those conditions that are not satisfied due to Parent’s or Merger Sub’s failure to satisfy its obligations under this Agreement) but Parent has failed to obtain the Financing or consummate the Merger as contemplated by Section 2.04 by the third (3rd) Business Day after the final day of the Marketing Period;

(f) by the Company or Parent if the Company Stockholder Approval is not obtained at the Company Stockholders’ Meeting;

(g) by Parent if the Company Board shall have (i) effected a Company Change in Recommendation, (ii) publicly recommended or approved any Company Acquisition Proposal, (iii) failed to include in the Proxy Statement the Company Recommendation or a statement to the effect that the Company Board has determined and believes that the Merger is in the best interests of the Company’s stockholders, or (iv) formally approved or recommended to the Company’s stockholders a Company Acquisition Proposal other than as expressly permitted under Section 7.03; or

(h) by the Company in accordance with, and subject to the terms and conditions of Section 7.03.

The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

Section 9.02  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto except that the Limited Guaranty referred to in Section 5.07 and the provisions of Sections 7.02(b), this Section 9.02, Section 9.03 and Article IX shall survive any such termination); provided, however, that nothing herein shall relieve any party hereto from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

Section 9.03  Fees and Expenses.

(a) Except as otherwise set forth in this Section 9.03, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b) If this Agreement is terminated:

(i) by Parent pursuant to Section 9.01(g)(ii) or Section 9.01(g)(iv) or the Company pursuant to Section 9.01(h), then the Company shall pay to Parent the Termination Fee (unless the Termination Fee is the Go-Shop Termination Fee, in which case the Company shall pay the Go-Shop Termination Fee); or

(ii) (A) (1) by Parent or the Company pursuant to Section 9.01(f) and, prior to the Company Stockholders’ Meeting, a Company Acquisition Proposal shall have been publicly announced and shall not have been publicly withdrawn as of the date five (5) Business Days prior to the date of the Company Stockholders’ Meeting, or (2) by Parent pursuant to Section 9.01(d), Section 9.01(g)(i) or Section 9.01(g)(iii) and, at or prior to the date of termination, a Company Acquisition Proposal shall have been publicly disclosed or announced, and not withdrawn, and (B) on or prior to the one year anniversary of the date of the termination of this Agreement, the Company enters into a definitive agreement to consummate, or consummates, a Company Acquisition Proposal, then the Company shall pay to Parent the Termination Fee (unless the Termination Fee is the Go-Shop Termination Fee, in which case the Company shall pay the Go-Shop Termination Fee). (For purposes of this Section 9.03(b)(ii), references to “20%” in the definition of “Company Acquisition Proposal” shall be deemed to be references to 50%); or

(iii) by Parent pursuant to Sections 9.01(d), (g) or (h), the Company shall pay to Parent the aggregate amount of all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) actually incurred by or on behalf of Parent on or prior to the date of such termination in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger up to a maximum amount of $7,900,000.00 in the aggregate (the ‘‘Parent Expenses”). Payment of the Parent Expenses shall be made within three (3) Business Days after Parent provides the Company with appropriate documentation of such fees and expenses.

(c) In the event of termination of this Agreement by Parent, the Termination Fee shall be paid by the Company as directed by Parent in writing in immediately available funds within three (3) Business Days after the date of the event giving rise to the obligation to make such payment. In the event of termination of this Agreement by the Company, the Termination Fee shall be paid by the Company within two (2) Business Days after the date of termination as directed by Parent in writing in immediately available funds.

(d) If this Agreement is terminated by the Company pursuant to (i) Section 9.01(e)(i) or Section 9.01(e)(ii) and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions in Section 8.01, Section 8.02(a) or Section 8.02(b) not to be satisfied on the Outside Date, or (ii) Section 9.01(e)(iii), then Parent shall pay to the Company the Parent Termination Fee within three (3) Business Days after the date of termination.

(e) If this Agreement is terminated by the Company pursuant to Section 9.01(e), then Parent shall pay to the Company the aggregate amount of all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) actually incurred by or on behalf of the Company on or prior to the date of such termination in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger up to a maximum amount of $7,900,000.00 in the aggregate (the “Company Expenses”). Payment of the Company Expenses shall be made within three (3) Business Days after the Company provides Parent with appropriate documentation of such fees and expenses.

(f) The parties agree and understand that payment of the Parent Termination Fee and/or the Company Expenses (as the case may be) shall constitute liquidated damages in a reasonable amount that will compensate the Company, and that payment of the Termination Fee and/or the Parent Expenses (as the case may be) shall constitute liquidated damages in a reasonable amount that will compensate the Buyer Parties, in each case, for the respective efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(i) Notwithstanding anything to the contrary in this Agreement, the Company’s right to terminate and receive the Parent Termination Fee and/or Company Expenses (as the case may be) shall be the sole and exclusive remedy of the Company against Parent, Merger Sub, Guarantor and their respective Representatives (including their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) for the loss or damage suffered as a result of the breach of any representation, warranty, covenant or agreement contained in this Agreement by Parent or Merger Sub and the failure of the transactions contemplated hereby to be consummated, and upon payment of such amount, none of Parent, Merger Sub, Guarantor or any of their respective Representatives (including their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) shall have any further liability or obligation relating to or arising out of this Agreement, the Limited Guaranty or the transactions contemplated hereby or thereby. In no event, whether or not this Agreement shall have been terminated, shall the Company be entitled to monetary damages in excess of $23,700,000.00 in the aggregate, inclusive of the Parent Termination Fee, if applicable, for all losses and damages arising from or in connection with breaches of this Agreement by Parent or Merger Sub or otherwise relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

(ii) Upon the Parent Termination Fee becoming payable under this Section 9.03, the amount of the Parent Termination Fee to be paid by Parent shall be reduced by any amounts of Company Expenses previously paid by Parent to the Company.

(iii) Notwithstanding anything to the contrary in this Agreement, the Parent’s right to terminate and receive the Parent Expenses and/or the Termination Fee, or, alternatively, as applicable, the Go-Shop Termination Fee, (as the case may be) shall be the sole and exclusive remedy of the Parent or Merger Sub against the Company and its respective Representatives (including their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) for the loss or damage suffered as a result of the breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company and the failure of the transactions contemplated hereby to be consummated, and upon payment of such amount, none of the Company or its respective Representatives (including their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby or thereby. In no event, whether or not this Agreement shall have been terminated, shall Parent be entitled to monetary damages in excess of $23,700,000.00 in the aggregate, inclusive of the Termination Fee, or alternatively, if applicable, the Go-Shop Termination Fee, if applicable, for all losses and damages arising from or in connection with breaches of this Agreement by the Company or otherwise relating to or arising out of this Agreement or the transactions contemplated by this Agreement. Upon the Termination Fee, or, alternatively, if applicable, the Go-Shop Termination Fee, becoming payable under this Section 9.03, the amount of the Termination Fee or the Go-Shop Fee (as the case may be) to be paid by the Company shall be reduced by any amounts of Parent Expenses previously paid by the Company to Parent.

(g) Each of the Company and Parent acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee or the Parent Fees when due or Parent shall fail to pay the Company Expenses or the Parent Termination Fee when due, and the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03. If payable, none of the Termination Fee, the Company Expenses, the Parent Termination Fee or the Parent Expenses shall be payable more that once pursuant to this Agreement.

Section 9.04  Waiver.  At any time prior to the Merger Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and Merger Sub). The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X

GENERAL PROVISIONS

Section 10.01  Non-Survival of Representations and Warranties.  The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Merger Effective Time.

Section 10.02  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to Parent or Merger Sub:

GG Holdings I, Inc.
c/o Genstar Capital, L.P.
Four Embarcadero Center, Suite 1900
San Francisco, CA 94111-4191
Telecopier No: (415) 834-2383
Attention: Jean-Pierre L. Conte

with a copy to:

Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Telecopier No: (212) 751-4864
Attention: Charles Nathan, Esq.

and

Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Telecopier No: (415) 395-8095
Attention: Scott R. Haber, Esq.

if to the Company:

PRA International
12120 Sunset Hills Road, Suite 600
Reston, VA 20190
Telecopier No: (703) 464-6305
Attention: Terrance J. Bieker,
                 Chief Executive Officer

with copies to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Telecopier No: (212) 259-6333
Attention: Morton A. Pierce, Esq.
                 Chang-Do Gong, Esq.

Section 10.03  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.04  Amendment.  This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Merger Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the Nasdaq, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 10.05  Entire Agreement; Assignment.  This Agreement, together with the Confidentiality Agreement, the Voting Agreement, the Limited Guaranty and the Disclosure Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

Section 10.06  Performance Guaranty.  Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations covenants, terms, conditions and undertakings of the Merger Sub under this agreement in accordance with the terms hereof including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Merger Effective Time.

Section 10.07  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Article II and Section 7.05 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

Section 10.08  Governing Law; Forum.

(a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(b) Except as set out below, each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any

Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Company, Parent and Merger Sub agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

Section 10.09  Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

Section 10.10  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.11  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.12  Waiver.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GG HOLDINGS I, INC.

By	/s/ Robert J. Weltman
Name: Robert J. Weltman

Title:	Vice President, Secretary and Treasurer

GG MERGER SUB I, INC.

By	/s/ Robert J. Weltman
Name: Robert J. Weltman

Title:	Vice President, Secretary and Treasurer

PRA INTERNATIONAL

By	/s/ Terence J. Bieker
Name: Terence J. Bieker

Title:	Chief Executive Officer

APPENDIX B

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue New York, NY 10010-3629	Tel 1 212 325 2000 www.credit-suisse.com

July 24, 2007

Special Committee of the Board of Directors
PRA International, Inc.
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

Members of the Special Committee:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of PRA International, Inc. (the “Company”), other than GG Holdings I, Inc. (“Parent”), GG Merger Sub I, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), members of the Company’s management who will retain or acquire a direct or indirect equity interest in the Company following the Merger (as defined below), and their respective affiliates (collectively, the “Excluded Stockholders”), of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of July 24, 2007 (the “Merger Agreement”) by and among the Company, Parent and Merger Sub. The Merger Agreement provides for, among other things, the merger (the “Merger”) of the Company with Merger Sub pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock will be converted into the right to receive $30.50 in cash (the “Consideration”).

In arriving at our opinion, we have reviewed the Merger Agreement, certain related agreements and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock, other than the Excluded Stockholders, of the Consideration to be received in the Merger and does not address any other aspect or implication of the Merger or any

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other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company’s underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. We and our affiliates have in the past provided, are currently providing and in the future may provide, investment banking and other financial services to the Company, Parent and their affiliates, as well as private investment firms with investments in or otherwise affiliated or associated with Parent, and other entities affiliated or associated with such private investment firms, for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. In that regard, certain investment funds affiliated or associated with us or our affiliates, and in which we and our affiliates and certain of our and such affiliates’ employees have invested, have directly or indirectly invested in private equity funds which have invested or may invest in Parent.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders, other than the Excluded Stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

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APPENDIX C

DELAWARE CODE
TITLE 8. CORPORATIONS
CHAPTER 1. GENERAL CORPORATE LAW
SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

§ 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXECUTION COPY

APPENDIX D

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 24, 2007 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a ‘‘Stockholder”), and PRA International, a Delaware corporation (the ‘‘Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Stockholders beneficially own an aggregate of 3,139,361 shares of common stock of the Company, as set forth on Schedule I hereto (such shares, together with any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the Termination of this Agreement, being referred to herein collectively as the ‘‘Shares”);

WHEREAS, concurrently with the execution of this Agreement, GG Holdings I, Inc., a Delaware corporation (the “Parent”), GG Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement the Stockholders are willing, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.  Voting of Shares.

From the period commencing with the execution and delivery of this Agreement and continuing until the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Shares:

(a) unless the Merger Agreement has been terminated in accordance with its terms, (i) in favor of the adoption and approval of (A) the Merger Agreement, (B) the Merger and (C) any other transaction or matter contemplated by the Merger Agreement or that would reasonably be expected to facilitate the Merger that is submitted for a vote of the stockholders of the Company, and (ii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent or impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement; and

(b) in the event that the Merger Agreement has been validly terminated in accordance with its terms and at the time of such termination a Company Superior Proposal shall exist, in favor of such Company Superior Proposal (the ‘‘Terminating Superior Proposal”), if recommended to the stockholders of the Company by action of the Company Board, the Special Committee or any other duly constituted committee of the Company Board (“Board Action”) and, as recommended by Board Action, on any other matter with respect to the Terminating Superior Proposal that is submitted for a vote of the stockholders of the Company.

Section 2.  Transfer of Shares.

(a) Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Termination Date, such Stockholder will not, directly or indirectly, (i) Transfer any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Shares; provided, however, that, notwithstanding the foregoing, a Stockholder may sell Shares to any Person who agrees in writing to be bound by all of such Stockholder’s obligations under this Agreement.

Section 3.  Additional Covenants of the Stockholder.

(a) Further Assurances.  From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b) Waiver of Appraisal Rights.  Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Shares held by the undersigned of record or beneficially owned.

Section 4.  Representations and Warranties of the Stockholders.  Each Stockholder on its own behalf hereby severally represents and warrants to the Company with respect to such Stockholder and such Stockholder’s ownership of the Shares as follows:

(a) Number of Shares.  Schedule I annexed hereto sets forth, adjacent to the name of the applicable Stockholder, the number of Shares of which such Stockholder is the beneficial owner, free and clear of any encumbrances or restrictions of any kind, with the full power to vote or direct the voting of such Shares. As of the date hereof, those Shares set forth on Schedule I hereto constitute all of the Shares of which such Stockholder has the power to vote or direct the vote. The Shares subject to this Agreement are all of the Shares in which Genstar Capital, LLC or its affiliates have beneficial ownership or voting rights. Stockholder and its affiliates do not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares set forth on Schedule I hereto.

(b) Power, Binding Agreement.  Stockholder is a limited partnership duly formed, under the Laws of its state of formation and has full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the appropriate governing body of the Stockholder, and no other limited partnership proceedings on the part of Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby. Stockholder has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) No Conflict.  The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law that is applicable to Stockholder or the Shares held by Stockholder, or (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Shares is or may be bound.

(d) Reliance by the Company.  Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder, the performance by Stockholder of its obligations under this Agreement and the compliance by Stockholder with the terms hereof.

Section 5.  Representations and Warranties of the Company.  The Company represents and warrants to Stockholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 6.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 7.  Certain Definitions.  For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) A stockholder is deemed to “own” or to have acquired ‘‘ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) ‘‘Termination” or “Termination Date” shall mean the earliest to occur of the date (i) upon which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) upon which the transaction contemplated by a Company Superior Proposal is consummated, (iii) upon which the Merger Agreement is validly terminated in accordance with its terms, unless the Merger Agreement is validly terminated pursuant to Section 9.01(h) and in connection with such termination the Company has entered into a definitive agreement (the “Other Definitive Agreement”) with respect to a Terminating Superior Proposal, (iv) upon which the Other Definitive Agreement is terminated or (v) that is the Outside Date.

(c) A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company, (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company, or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

Section 8.  Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) Waiver.  No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f) Notices.  All notices and other communications hereunder shall be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein):

(i) if to a Stockholder to:

Genstar Capital Partners III, L.P. and Stargen III, L.P.
c/o Genstar Capital, L.P.
Four Embarcadero Center, Suite 1900
San Francisco, CA 94111-4191
Attention: Jean-Pierre L. Conte
Facsimile: (415) 834-2383

(ii) with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Telecopier No: (212) 751-4864
Attention: Charles Nathan, Esq.

and

Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Telecopier No: (415) 395-8095
Attention: Scott R. Haber, Esq.

(iii) if to Company to:

PRA International 12120 Sunset Hills Road, Suite 600 Reston, VA 20190 Attention:	Terrance J. Bieker, Chief Executive Officer Facsimile: (703) 464-6305

(iv) with a copy (which shall not constitute notice) to:

Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 Attention:	Morton A. Pierce, Esq. Chang-Do Gong, Esq. Facsimile: (212) 259-6333

(g) No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

(h) Assignment.  Except as expressly provided in Section 2 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(i) Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(j) Submission to Jurisdiction.  Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

(k) WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

STOCKHOLDERS:

GENSTAR CAPITAL PARTNERS III, L.P.

By:	/s/ Jean-Pierre L. Conte Name: Jean-Pierre L. Conte Title: Managing Director

STARGEN III, L.P.

By:	/s/ Jean-Pierre L. Conte Name: Jean-Pierre L. Conte Title: Managing Director

THE COMPANY:

PRA INTERNATIONAL

By:	/s/ Terrance J. Bieker Name: Terrance J. Bieker Title: Chief Executive Officer

SCHEDULE I

Number of Shares of
Stockholder Name	Common Stock

Genstar Capital Partners III, L.P.	3,030,526
Stargen III, L.P.	108,835
Total	3,139,361

APPENDIX E

LIMITED GUARANTY
OF
GENSTAR CAPITAL PARTNERS V, L.P.

This LIMITED GUARANTY, (this “Limited Guaranty”) is made as of July 24, 2007 by Genstar Capital Partners V, L.P., a Delaware limited partnership (the “Guarantor”), in favor of PRA International, a Delaware corporation (the “Company”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

1.  LIMITED GUARANTY.  To induce the Company to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, GG Holdings I, Inc., a Delaware corporation (“Parent”), and GG Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”), the Guarantor absolutely, unconditionally and irrevocably guarantees to the Company the due, punctual and complete payment and performance, as and when due, of (i) 100% of Parent’s payment obligation under Section 9.03 of the Merger Agreement and (ii) any other obligations of Parent under the Merger Agreement as a result of a breach thereof by Parent or Merger Sub (collectively, the “Obligations”); provided that the maximum aggregate amount payable by the Guarantor under this Limited Guaranty (exclusive of Prevailing Party Costs (as defined herein)), if applicable, pursuant to and only in accordance with Section 16 hereof) shall not exceed the Parent Termination Fee (the “Cap”), it being understood that this Limited Guaranty may not be enforced without giving effect to the Cap, subject to the provisions relating to Prevailing Party Costs. Except for Prevailing Party Costs, the Company hereby agrees that in no event shall the Guarantor be required to pay to the Company under, in respect of, or in connection with this Limited Guaranty, more than the Cap (exclusive of Prevailing Party Costs), and that Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guaranty or the Merger Agreement other than as expressly set forth herein. All sums payable by the Guarantor hereunder shall be made in immediately available funds. The Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full payment of the Obligations, subject to the Cap (plus any Prevailing Party Costs), regardless of whether the action is brought against one or both of the Buyer Parties or whether one or both of the Buyer Parties is joined in any such action or actions.

2.  NATURE OF LIMITED GUARANTY.

(a) The Company shall not be obligated to file any claim relating to the Obligations in the event that one or both of the Buyer Parties becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations (plus any Prevailing Party Costs (as defined herein)) as if such payment had not been made (subject to the terms hereof). This is an unconditional Guaranty of payment and not of collectibility. Notwithstanding any other provision of this Limited Guaranty, the Company hereby agrees that (i) the Guarantor may assert, as a defense to any payment or performance by the Guarantor under this Limited Guaranty, any defense to such payment or performance that Parent or Merger Sub could assert against the Company under the terms of the Merger Agreement, other than any such defense exclusively arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub and (ii) to the extent Parent and Merger Sub are relieved by the parties to the Merger Agreement (including the Company) of their obligations under Section 9.03 of the Merger Agreement, the Guarantor shall be similarly relieved of its Obligations under this Limited Guaranty.

(b) The Company hereby acknowledges and agrees that, as of the date hereof, each of Parent’s and Merger Sub’s sole assets are a de minimis amount of cash and their respective rights under the Merger Agreement, and that no additional funds or assets are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs.

(c) Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a limited partnership, by its acceptance of the benefits of this Limited Guaranty, the Company covenants and agrees that (1) neither the Company nor any of its Subsidiaries or Affiliates, and the Company agrees to the maximum extent permitted by Law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery under or in connection with the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right, it, to the maximum extent permitted by Law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, and no personal liability shall attach to, the Guarantor or any of the Sponsor Affiliates (as defined below), from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby, whether by or through attempted piercing of the limited liability company veil, by or through a claim by or on behalf of Parent or Merger Sub (or any other Person) against any Sponsor Affiliate (including, without limitation, a claim to enforce the Equity Funding Letter, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise) (the “Released Claims”), except for its rights to recover from the Guarantor (but not any Sponsor Affiliate (including, without limitation, any general partner or managing member)) under and to the extent provided in this Limited Guaranty (subject to the limitations described herein); and (2) recourse against the Guarantor under this Limited Guaranty (subject to the limitations described herein) shall be the sole and exclusive remedy of the Company and all of the Company Subsidiaries and its Affiliates against the Guarantor and each Sponsor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto. For purposes of this Limited Guaranty, “Sponsor Affiliate” means, collectively, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate (other than Parent or Merger Sub) or assignee of the undersigned or any Sponsor Affiliate or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate (other than Parent or Merger Sub) or assignee of any of the foregoing.

(d) The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause the Company Subsidiaries and its Affiliates not to institute, in the name of or on behalf of the Company or any other Person, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against the Guarantor or the Sponsor Affiliates, except for claims against the Guarantor under this Limited Guaranty (subject to the limitations described herein).

(e) The Company acknowledges that the Guarantor is agreeing to enter into this Limited Guaranty in reliance on the provisions set forth in Sections 2(b) through (e). Section 2(b), 2(c), 2(d) and 2(e) shall survive termination of this Limited Guaranty.

3.  CHANGES IN OBLIGATIONS; CERTAIN WAIVERS.  The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and also may make any agreement with one or both of the Buyer Parties for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company, on the one hand, and one or both of the Buyer Parties, on the other hand, without in any way impairing or affecting the Guarantor’s obligations under this Limited Guaranty. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against one or both of the Buyer Parties; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of one or both of the Buyer Parties or any other Person liable with respect to any of the Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting one or both of the Buyer Parties, or any other Person liable with respect to any of the Obligations; (f) subject to the last sentence of Section 2(a) hereof, any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against one or both of the Buyer Parties or the Company, whether in connection with the Obligations or otherwise; or (h) the adequacy of any other means the Company may have of obtaining payment of any of the Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided in accordance with Section 10.02 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect, any right to require the marshalling of assets of one or both of the Buyer Parties, or any other Person liable with respect to any of the Obligations, and all suretyship defenses generally (other than breach by the Company of this Limited Guaranty). The Guarantor hereby unconditionally and irrevocably agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding asserting that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights, and general equitable principles (whether considered in a proceeding in equity or at law). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.

4.  NO SUBROGATION.  The Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against one or both of the Buyer Parties or any other Person liable with respect to any of the Obligations that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against one or both of the Buyer Parties or any other Person interested in the transactions contemplated by the Merger Agreement liable with respect to any of the Obligations, whether or not such claim, remedy or right arises in equity or under contract or any applicable Law, including, without limitation, the right to take or receive from one or both of the Buyer Parties or any other Person liable with respect to any of the Obligations, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and Prevailing Party Costs, if applicable, shall have been irrevocably paid in full in cash; provided that, the Guarantor shall have the right to cause any other Person to satisfy its payment obligations under Section 1 hereof; provided, however, that such right in the preceding proviso shall only relieve the Guarantor of its obligation to make such payment when such payment is irrevocably paid by such other Person in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and Prevailing Party Costs, if applicable, such amount shall be received and held in trust for the benefit of the Company or its security holders, as the case may be, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company or its security holders, as the case may be, in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and Prevailing Party Costs, if applicable, whether matured or unmatured, or to be held as collateral for any Obligations or Prevailing Party Costs, if applicable, thereafter arising.

5.  NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy or power hereby granted to the Company or allowed pursuant to any applicable Law shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, the Buyer Parties or any other Person liable for the Obligations prior to proceeding against Guarantor.

6.  REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that:

(a) the Guarantor has full power and authority to execute and deliver this Limited Guaranty and to perform the Obligations, and the execution, delivery and performance of this Limited Guaranty by Guarantor has been duly authorized by all necessary action on the part of Guarantor;

(b) this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created thereby is subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights, and to general equitable principles (whether considered in a proceeding in equity or at law);

(c) no further approval of the Guarantor’s security holders is required for the execution, delivery and performance of this Limited Guaranty by the Guarantor and the execution, delivery and performance of this Limited Guaranty by the Guarantor do not contravene any provision of the Guarantor’s organizational documents or any Law or contractual restriction binding on the Guarantor or any of its assets;

(d) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance of this Limited Guaranty; and

(e) the Guarantor has the financial capacity to pay and perform all of its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its Obligations under this Limited Guaranty shall be available to the Guarantor (or its assignee pursuant to Section 12 hereof) for as long as this Limited Guaranty shall remain in effect in accordance with Section 7 hereof.

7.  CONTINUING GUARANTY; TERMINATION.  This Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations and Prevailing Party Costs, if applicable, payable under this Limited Guaranty have been irrevocably paid in full. Notwithstanding the foregoing, this Limited Guaranty shall terminate and the Guarantor shall have no further obligations under this Limited Guaranty upon the earliest to occur of (a) the Merger Effective Time, (b) the termination of the Merger Agreement in circumstances not giving rise to a claim for payment of any Obligation and (c) the six month anniversary of any other termination of the Merger Agreement in accordance with its terms, except as to a claim for payment of any Obligation presented by the Company to Parent, Merger Sub or the Guarantor on or prior to such six month anniversary; provided, that such claim shall set forth in reasonable detail the basis for such claim. Notwithstanding the foregoing, in the event that the Company or any of its Affiliates asserts in any litigation or other proceeding (i) that the provisions of Section 1 hereof limiting the maximum aggregate liability of the Guarantor to the Cap plus the Prevailing Party Costs, or that any other provisions of this Limited Guaranty are illegal, invalid or unenforceable in whole or in part, or that the Guarantor is liable for amounts in excess of its Obligations hereunder (plus Prevailing Party Costs), or (ii) any theory of liability against the Guarantor or any Sponsor Affiliate with respect to the transactions contemplated by the Merger Agreement or this Limited Guaranty other than liability of the Guarantor under this Limited Guaranty (as limited by the provisions hereof), then (x) the Obligations of the Guarantor under this Limited Guaranty shall terminate ab initio and shall thereupon be null and void, and (y) neither the Guarantor nor any Sponsor Affiliate shall have any liability to the Company or any of its Affiliates with respect to the transactions contemplated by the Merger Agreement or under this Limited Guaranty.

8.  NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein):

if to the Company, as provided in the Merger Agreement;

if to a Guarantor, as set forth below:

Genstar Capital Partners V, L.P.
Four Embarcadero Center, Suite 1900
San Francisco, CA 94111-4191
Attention: Jean-Pierre L. Conte
Facsimile: (415) 834-2383

9.  AMENDMENT.  This Limited Guaranty may not be amended except by an instrument in writing signed by the parties hereto.

10.  SEVERABILITY.  If any term or other provision of this Limited Guaranty is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Limited Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap provided in Section 1 hereof (plus any Prevailing Party Costs) and the provisions of Sections 2(b) through 2(e), 7 and 10. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap provided in Section 1 hereof (plus any Prevailing Party Costs) and the provisions of Sections 2(b) through 2(e), 7 and 10.

11.  ENTIRE AGREEMENT.  This Limited Guaranty constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

12.  ASSIGNMENT.  The Guarantor may not assign or delegate its rights, interests or obligations under this Limited Guaranty to any other Person without the prior written consent of the Company.

13.  PARTIES IN INTEREST.  This Limited Guaranty shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Limited Guaranty, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Limited Guaranty.

14.  GOVERNING LAW; JURISDICTION.  This Limited Guaranty shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws principles). Each party to this Limited Guaranty hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Limited Guaranty shall be brought in federal or state courts of the State of New York and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Limited Guaranty, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding. The parties agree that any or all of them may file a copy of this Section 14 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

15.  COUNTERPARTS; FACSIMILE DELIVERY.  This Limited Guaranty may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

16.  COSTS AND EXPENSES.  In any action at law or suit in equity to enforce this Limited Guaranty or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to recover from the non-prevailing party its reasonable and documented attorneys’ fees and all other reasonable court costs and expenses incurred in such action or suit (“Prevailing Party Costs”). The parties agree that the determination of who is the prevailing party and the amount of such Prevailing Party Costs shall be made by the court in any such action. Any payment by the Guarantor under this Section 16 shall not reduce, limit, or otherwise affect the other obligations of the Guarantor hereunder or be counted towards the Cap.

17.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

GENSTAR CAPITAL PARTNERS V, L.P.

By: Genstar V GP LLC
Its: General Partner

By:	/s/ Robert J. Weltman Name: Robert J. Weltman Title: Managing Director

IN WITNESS WHEREOF, the Company has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

COMPANY:

PRA INTERNATIONAL

By:	/s/ Terrance J. Bieker Name: Terrance J. Bieker Title: Chief Executive Officer

APPENDIX F

INFORMATION RELATING TO GG HOLDINGS I, INC.,
GG MERGER SUB I, INC. GENSTAR CAPITAL PARTNERS III, L.P.,
GENSTAR CAPITAL PARTNERS IV, L.P., GENSTAR CAPITAL PARTNERS V, L.P.,
STARGEN IV, L.P., STARGEN V, L.P. AND
PRA’S DIRECTORS AND OFFICERS

PRA DIRECTORS AND OFFICERS

The following information sets forth the names and titles of our directors and executive officers, their present principal occupation and their business experience during the past five years. During the last five years, none of PRA, its executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens, unless otherwise noted. The business address of each director or officer listed below is c/o PRA International, 12120 Sunset Hills Road, Suite 600, Reston, Virginia 20190 and the business telephone number of each director or officer listed below is (703) 464-6300.

Terrance J. Bieker, Chief Executive Officer and Director.  Terrance J. Bieker became our interim chief executive officer and director in December 2006. Mr. Bieker was made our chief executive officer on May 7, 2007. Mr. Bieker previously served as director, president and chief executive officer of BioSource International, Inc., from November 2003 until November 2005. From April 2003 to October 2003, Mr. Bieker served as chief executive officer of Axya Medical, Inc. a medical device company engaged in the sales of orthopedic surgical devices. From 2000 through 2002, Mr. Bieker served as president and chief executive officer of MedSafe, Inc. a medical regulatory consulting company. Mr. Bieker was president and chief executive officer of Transfusion Technologies Corporation, a medical device company from 1999 to 2000. From 1997 to 1999, Mr. Bieker served as executive vice president and chief operating officer of Safeskin Corporation, a manufacturer of disposable gloveware. From 1989 to 1997, Mr. Bieker served as chairman, chief executive officer, and president of Sanofi Diagnostics Pasteur, Inc., a clinical diagnostic division of Sanofi, SA, a French pharmaceutical and healthcare company. Prior to these appointments, Mr. Bieker served as general manager of Genetic Systems Corporation. His early career was with various divisions of American Hospital Supply Corporation. Mr. Bieker holds a B.S. degree in Economics from the University of Minnesota.

Melvin D. Booth, Chairman.  Melvin D. Booth has served as a director of PRA since 2004 and became chairman of our board of directors in December 2006. Mr. Booth was a director of MedImmune, Inc. from November 1998 until March 2005 and served as its president and chief operating officer from October 1998 through December 2003. Prior to joining MedImmune, Inc., Mr. Booth was president, chief operating officer, and a member of the board of directors of Human Genome Sciences, Inc. from July 1995 to October 1998. Mr. Booth held many executive positions from 1975 to July 1995 at Syntex, including president of Syntex’s US pharmaceutical business. Mr. Booth is currently a board member of Millipore Corporation and Ventria Bioscience. Mr. Booth also currently serves as chairman of the board of directors for Prestwick Pharmaceuticals, Inc. and as a member of the Strategic Advisory Board of Genstar Capital, LLC. Mr. Booth graduated with honors and holds an honorary Doctor of Science degree from Northwest Missouri State University. He is a Certified Public Accountant. Mr. Booth currently serves as chairman of our audit committee.

Jean-Pierre L. Conte, Director.  Jean-Pierre L. Conte has served as a director of PRA since 2001, including serving as chairman of the board of PRA from June 2001 until December 2006. Mr. Conte is currently chairman and a member of Genstar Capital, LLC, the manager of Genstar IV and Genstar V, private equity limited partnerships. Mr. Conte has served as director, president and chief executive officer of each of GG Holdings I, Inc. and GG Merger Sub I, Inc. since their formation. Mr. Conte joined an affiliate of Genstar in 1995. Mr. Conte serves as a director of Propex Fabrics, Inc. and Panolam Industries International, Inc. Mr. Conte holds an M.B.A. from Harvard University and a B.A. from Colgate University.

Robert E. Conway, Director.  Robert E. Conway has served as a director of PRA since 2004. Mr. Conway is currently the chief executive officer of Array BioPharma Inc., which he joined in November 1999. Prior to joining Array BioPharma, Mr. Conway was the chief operating officer and executive vice president of the Clinical Trials Division of Hill Top Research, Inc., which he joined in 1996. Mr. Conway serves on the boards of directors of Array BioPharma and DEMCO, Inc. Mr. Conway also serves as a member of the Strategic Advisory Board of Genstar Capital, LLC. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant. Mr. Conway currently serves as chairman of our compensation committee and is on both the audit and nominating and corporate governance committees.

Judith A. Hemberger, Ph.D., Director.  Judith A. Hemberger has served as a director of PRA since 2005. Dr. Hemberger is currently the interim chief executive officer and director of The Macroflux Corporation. Dr. Hemberger joined Macroflux in October 2006. Prior to joining Macroflux, she was a founder of Pharmion Corporation and served as Pharmion’s executive vice president and chief operating officer and a member of its board of directors from its inception in 2000 until March 2006. From 1998 to 1999, she worked as a consultant to various healthcare companies. During this period she also served as a Senior Vice President of Business Development at AVAX Technologies, Inc., a vaccine technology company. From 1979 to 1998, Dr. Hemberger worked at Marion Laboratories and successor companies Marion Merrell Dow and Hoechst Marion Roussel. She led a number of strategic functions, including Professional Education, Global Regulatory Affairs, Global Medical Affairs and Commercial Development. Her final role in the company was senior vice president of Global Drug Regulatory Affairs. Dr. Hemberger has served as a director of Renovis, Inc. since 2005, Atani Ltd., Chroma Therapeutics Ltd., and ZymoGenetics Inc. since 2006, and Health Shares, Inc. since 2007. Dr. Hemberger received a B.S. from Mount Scholastica College, a Ph.D. from the University of Missouri, and an MBA from Rockhurst College. Ms. Hemberger currently serves on our compensation and nominating and corporate governance committees.

Armin M. Kessler, Director.  Armin M. Kessler has served as a director of PRA since 2005. Mr. Kessler is an experienced global pharmaceutical and biotech industry executive. Prior to his retirement in 1995, Mr. Kessler held many executive positions at Hoffman-LaRoche AG, including chief operating officer and head of the pharmaceutical division. Mr. Kessler has also held executive positions at Sandoz, and has been a member of the board of directors of Genentech and Syntex, as well as the president of the European Federation of Pharmaceutical Industry Associations. He became a director of PRA in January 2005 and currently is also a director of Actelion Ltd., Gen-Probe Incorporated, MedGenisis, and The Medicines Company. Mr. Kessler received a B.S. from the University of Pretoria, South Africa, a B.S. from the University of Cape Town, a J.D. from Seton Hall University, and an Honorary Doctorate of Business Administration from University of Pretoria, South Africa. Mr. Kessler qualified as a U.S. patent attorney in 1972. Mr. Kessler currently serves on our audit and compensation committees, and is chairman of our nominating and corporate governance committee.

Gregory P. Spivy, Director.  Gregory P. Spivy has served as a director of PRA since June 2007. Mr. Spivy is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in September 2004, Mr. Spivy worked with Gryphon Investors, a private equity fund managing approximately $500 million. Previously, Mr. Spivy was a managing director at Fremont Partners (“Fremont”), overseeing a $605 million private equity fund. Prior to joining Fremont, Mr. Spivy was a director with The Bridgeford Group, a mergers and acquisitions advisory boutique. Mr. Spivy began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy currently serves as chairman of the board of MSD Performance Group and is a former director of Kerr Group, Inc., and MSC.Software. He has a B.A. from Northwestern University.

Robert J. Weltman, Director.  Robert J. Weltman has served as a director of PRA since 2001. Mr. Weltman is currently a member of Genstar Capital, LLC and the manager of Genstar IV and Genstar V private equity limited partnerships. Mr. Weltman joined an affiliate of Genstar in 1995. Mr. Weltman has served as director, vice president, secretary and Treasurer of each of GG Holdings I, Inc. and GG Merger Sub I, Inc. since their formation. Mr. Weltman holds an A.B. in chemistry from Princeton University.

Colin Shannon, President, Chief Operating Officer.  Colin Shannon was named president and chief operating officer in 2007. Before joining PRA, Mr. Shannon acted as executive vice president — global clinical operations of Pharmaceutical Product Development, Inc. (“PPD”) from July 16, 2004. Prior to this promotion to his position, Mr. Shannon served as chief operating officer for PPD’s European operations for four years. Mr. Shannon received his MBA from city of London University, London in 1993. Mr. Shannon is a citizen of the United Kingdom.

Linda Baddour, Executive Vice President and Chief Financial Officer.  Linda Baddour was named executive vice president and chief financial officer in 2007. Before joining PRA, Ms. Baddour held the position of chief financial officer at Pharmaceutical Product Development, Inc. (“PPD”), a provider of discovery and development services and products for pharmaceutical, biotechnology and medical device companies, from May 2002 through May 2007. Ms. Baddour joined PPD in December 1995 as the corporate controller. Ms. Baddour was promoted to chief accounting officer in 1997 and to chief financial officer in 2002. Prior to working for PPD, Ms. Baddour worked as the controller for Cooperative Bank from 1980 to 1995. Ms. Baddour holds a B.S. degree in accounting and an M.B.A. from the University of North Carolina at Wilmington. She is a Certified Public Accountant.

David W. Dockhorn, Ph.D., Executive Vice President, Global Clinical Operations.  David W. Dockhorn, Ph.D., was named executive vice president of global clinical operations in 2004. He joined PRA in 1997 as vice president of operations and regional director of the Lenexa, Kansas operations and in 2001 was named senior vice president of clinical trials services of North American clinical operations for PRA. Prior to that, he served as senior vice president for the Lenexa, Kansas regional office and San Diego, California operations. Previously, he worked for International Medical Technical Consultants, Inc., or IMTCI, a CRO which was acquired by PRA in 1997. Dr. Dockhorn received his Ph.D. in neuroscience from Texas Tech University.

Monika Pietrek, M.D., Ph.D., Executive Vice President, Scientific and Medical Affairs.  Monika Pietrek, M.D., Ph.D. was named executive vice president of global scientific and medical affairs in September 2005. Dr. Pietrek joined PRA in 1996 as the director of safety management services and in 2004 was named senior vice president of global medical and safety services. Since 1999, she served as vice president for the Mannheim, Germany operations. Dr. Pietrek received her M.D. and Ph.D. from University of Frankfurt, Germany and her M.Sc. in epidemiology from the London School for Hygiene & Tropical Medicine, London, United Kingdom.

Susan C. Stansfield, Ph.D., Executive Vice President, Product Registration, Europe, Africa and Asia-Pacific.  Susan C. Stansfield was named executive vice president, product registration, Europe, Africa and Asia-Pacific in 2007. Before joining PRA, Dr. Stansfield acted as senior vice president, project management and clinical operations, Europe of Pharmaceutical Product Development, Inc. (“PPD”) from 2000.

Bruce A. Teplitzky, Executive Vice President, Business Development.  Bruce A. Teplitzky was named executive vice president of business development in September 2005. Mr. Teplitzky was named senior vice president of strategic business development in 2003. He joined PRA in 1996 as vice president of operations and regional director. In 2000, he was promoted to senior vice president of clinical operations. In 2002, he became senior vice president of business development. Prior to joining PRA, Mr. Teplitzky worked for Stuart Pharmaceuticals (now AstraZeneca), and at Corning Besselaar. Mr. Teplitzky earned his M.M.S. in clinical microbiology at the Emory University School of Medicine. He received his B.S. from Emory University in biologic sciences.

William (Bucky) Walsh, III, Executive Vice President, Corporate Development and Secretary.  William (Bucky) Walsh, III, joined PRA in 1985, and was named executive vice president of corporate development in February 2006. He was named corporate secretary in April 2006. Mr. Walsh joined PRA in 1985, and was named senior vice president of business services in 2003. Mr. Walsh has been with PRA for more than 20 years and has held numerous positions, including programmer analyst, director of systems and information technology, and vice president of systems management. While at PRA in 1991, Mr. Walsh earned an M.B.A. from James Madison University. In 1980, Mr. Walsh graduated with a B.A. from the University of Virginia.

GG HOLDINGS I, INC. AND GG MERGER SUB I, INC. DIRECTORS AND OFFICERS

The following information sets forth the names and titles of the directors and executive officers of each of GG Holdings I, Inc. and GG Merger Sub I, Inc., their present principal occupation and their business experience during the past five years. During the last five years, none of GG Holdings I, Inc., GG Merger Sub I, Inc., their executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each director or officer listed below is c/o Genstar Capital, LLC, 4 Embarcadero Center, Suite 1900, San Francisco, California, 94111 and its telephone number is (415) 834-2350.

Jean-Pierre L. Conte.  See above under the caption “PRA DIRECTORS AND OFFICERS”.

Robert J. Weltman.  See above under the caption “PRA DIRECTORS AND OFFICERS”.

GENSTAR CAPITAL PARTNERS III, L.P., GENSTAR CAPITAL PARTNERS IV, L.P., GENSTAR CAPITAL PARTNERS V, L.P., STARGEN IV, L.P. AND STARGEN V, L.P.

Genstar Capital Partners III, L.P. is a Delaware limited partnership, the sole general partner of which is Genstar Capital III, L.P., a Delaware limited partnership. The sole general partner of Genstar Capital III, L.P. is Genstar III GP LLC, a Delaware limited liability company. The managing members of Genstar III GP LLC are Jean-Pierre L. Conte, Richard Hoskins and Richard Paterson. Genstar Capital Partners III, L.P. is a private equity fund, the principal business of which is to make and hold investments in business entities. The principal business of Genstar Capital III, L.P. is to serve as the general partner of Genstar Capital Partners III, L.P. The principal business of Genstar III GP LLC is to serve as the general partner of Genstar Capital III, L.P. The present principal occupation of Mr. Hoskins is to serve a member of Genstar Capital, LLC, which is the manager of Genstar Capital Partners IV, L.P. and Genstar Capital Partners V, L.P. Mr. Hoskins joined an affiliate of Genstar in 1998. The present principal occupation of Mr. Paterson is to serve as managing member of the general partner of Genstar Capital, L.P,, which is the manager of Genstar Capital Partners III, L.P. Mr. Paterson joined an affiliate of Genstar in 1987. Mr. Hoskins is a citizen of the United States. Mr. Paterson is a citizen of Canada.

Genstar Capital Partners IV, L.P. is a Delaware limited partnership, Stargen IV, L.P. is a Delaware limited partnership. The sole general partner of each of Genstar Capital Partners IV, L.P. and Stargen IV, L.P. is Genstar Capital IV, L.P., a Delaware limited partnership. The sole general partner of Genstar Capital IV, L.P. is Genstar IV GP LLC, a Delaware limited liability company. The members of Genstar IV GP LLC are Jean-Pierre Conte, Richard Hoskins and Robert Weltman. Genstar Capital Partners IV, L.P. is a private equity fund, the principal business of which is to make and hold investments in business entities. The principal business of Genstar Capital IV, L.P. is to serve as the general partner of Genstar Capital Partners IV, L.P. The principal business of Genstar IV GP LLC is to serve as the general partner of Genstar Capital IV, L.P.

Genstar Capital Partners V, L.P. is a Delaware limited partnership. Stargen V, L.P. is a Delaware limited partnership. The sole general partner of each of Genstar Capital Partners V, L.P. and Stargen V, L.P is Genstar Capital V, L.P., a Delaware limited partnership. The sole general partner of Genstar Capital V, L.P. is Genstar V GP LLC, a Delaware limited liability company. The members of Genstar V GP LLC are Jean-Pierre Conte, Richard Hoskins and Robert Weltman. Genstar Capital Partners V, L.P. is a private equity fund, the principal business of which is to make and hold investments in business entities. The principal business of Genstar Capital V, L.P. is to serve as the general partner of Genstar Capital Partners V, L.P. The principal business of Genstar V GP LLC is to serve as the general partner of Genstar Capital V, L.P.

During the last five years, none of Genstar Capital Partners III, L.P., Genstar Capital Partners IV, L.P., Genstar Capital Partners V, L.P., Stargen IV, L.P., Stargen V, L.P., their respective general partners, the limited liability companies which serve as the general partners of their general partners or the members of such limited liability companies has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each such person is c/o Genstar Capital, LLC, Four Embarcadero Center, Suite 1900, San Francisco, California, 94111 and its telephone number is (415) 834-2350.

PRA INTERNATIONAL
This Proxy Is Solicited On Behalf Of The Board Of Directors
FOR THE SPECIAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of PRA International, a Delaware corporation (the “Company”), hereby constitutes and appoints [Terrance J. Bieker], [William (Bucky) Walsh, III] and [•], and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the Special Meeting of Stockholders of PRA to be held at [•], on [•] at [•] a.m. Eastern Time, and at any adjournments, continuations or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the special meeting.
     When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s) and in the Proxy Holders’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side thereof. Stockholders who plan to attend the meeting may revoke their proxy by attending and casting their vote at the annual meeting in person.
     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Special Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF
PRA INTERNATIONAL
[?]
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
? Please detach along perforated line and mail in the envelope provided. ?
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ — FOR AGAINST ABSTAIN 1. Adoption of ☐ ☐ ☐ the Agreement and Plan of Merger, dated July 24, 2007, among PRA International, GG Holdings I, Inc. and GG Merger Sub I, Inc. 2. Approval of ☐ ☐ ☐ the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger, dated July 24, 2007, among PRA International, GG Holdings I, Inc. and GG Merger Sub I, Inc. 3. In the ☐ ☐ ☐ discretion of the proxies, any other matter that may properly come before the special meeting. Your shares will be voted as specified herein. If no specification is made, the record keeper will vote FOR Proposals 1 and 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐ —— —
Signature of Stockholder Date: Signature of Date Stockholder
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRA INTERNATIONAL
This Proxy Is Solicited On Behalf Of The Board Of Directors
FOR THE SPECIAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of PRA International, a Delaware corporation (the “Company”), hereby constitutes and appoints [•], [•] and [•], and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the Special Meeting of Stockholders of PRA to be held at [•], on [•] at [•] a.m. Eastern Time, and at any adjournments, continuations or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the special meeting.
     When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s) and in the Proxy Holders’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side thereof. Stockholders who plan to attend the meeting may revoke their proxy by attending and casting their vote at the annual meeting in person.
     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of the Special Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF PRA INTERNATIONAL [Insert date] PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. — -OR- TELEPHONE - Call toll-free [?] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. — -OR- INTERNET - Access “[?]” and follow the on-screen instructions. Have your proxy card available when you access the web page. — COMPANY NUMBER ACCOUNT NUMBER
Instead of mailing your proxy, you may enter your voting instructions at [TELEPHONE] or [WEBSITE] up until 11:59 PM Eastern Time the day before the meeting date.
? Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ? — FOR AGAINST ABSTAIN 1. Adoption of the ☐ ☐ ☐ Agreement and Plan of Merger, dated July 24, 2007, among PRA International, GG Holdings I, Inc. and GG Merger Sub I, Inc. 2. Approval of the ☐ ☐ ☐ adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger, dated July 24, 2007, among PRA International, GG Holdings I, Inc. and GG Merger Sub I, Inc. 3. In the ☐ ☐ ☐ discretion of the proxies, any other matter that may properly come before the special meeting. Your shares will be voted as specified herein. If no specification is made, the record keeper will vote FOR Proposals 1 and 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐ —— —
Signature of Stockholder Date: Signature of Date Stockholder
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.